Execution Version
SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 6, 2024 (this “Amendment”), is by and among WESCO DISTRIBUTION, INC., a Delaware corporation (the “Borrower Representative”), the other U.S. Borrowers party hereto, WESCO DISTRIBUTION CANADA LP, an Ontario limited partnership (“WDC”), the other Canadian Borrowers party hereto (collectively with the Borrower Representative, the other U.S. Borrowers and WDC, the “Borrowers”), Holdings, the Lenders party hereto and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Borrowers, certain other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and BARCLAYS BANK PLC, as Administrative Agent, Swingline Lender and as an Issuing Bank, are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of June 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrowers have requested that certain provisions of the Credit Agreement be amended as provided for herein;
WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the Borrowers and the Lenders party hereto (constituting no less than the Required Lenders (determined immediately prior to giving effect to this Amendment), each such Lender, a “Consenting Lender”) agree to amend the Credit Agreement as set forth herein and as attached hereto as Exhibit A (as so amended, the “Amended Credit Agreement”); and
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
SECTION ONE — DEFINED TERMS. Capitalized terms used herein (including in the foregoing recitals hereto) but not otherwise defined herein shall have the meanings assigned thereto in the Amended Credit Agreement. The provisions of Section 1.01 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION TWO — AMENDMENT. The Credit Agreement is, effective as of the Sixth Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A. Each Consenting Lender consents to the terms of this Amendment as set forth in Exhibit A hereto.

SECTION THREE — CONDITIONS. This Amendment and the agreements of the Consenting Lenders herein shall become effective on the date (the “Sixth Amendment Effective Date”) when each of the following conditions shall have been satisfied:
(a)Documents. Each of the Borrowers, Holdings and the Consenting Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and each of the U.S. Loan Guarantors and the Canadian Loan Guarantors shall have signed a counterpart (whether the same or different counterparts) to a reaffirmation, in form and substance consistent with the one delivered on the Fifth Amendment Effective Date, and, in each case, shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent (or its counsel).
(b)Officer’s Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower Representative, on behalf of the Borrowers, certifying that before and after giving effect to this Amendment, (i) the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof or except to the extent such representation or warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) no Default exists.
(c)Fees and Expenses. The Administrative Agent shall have received, for its own account, payment for all reasonable expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), at least two (2) Business Days prior to Sixth Amendment Effective Date.
(d)Representations and Warranties. The representations and warranties set forth in Section Four hereof shall be true and correct.
SECTION FOUR — REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. In order to induce the Lenders to enter into this Amendment, each of the Borrowers represents and warrants, on the Sixth Amendment Effective Date, to each of the Lenders and the Administrative Agent that:
(a)this Amendment and the Amended Credit Agreement each constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing;
(b)all of the representations and warranties contained in Article III of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects on the Sixth Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or
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warranty were true and correct in all material respects as of such specific date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates); and
(c)no Default or Event of Default exists as of the Sixth Amendment Effective Date immediately prior to and after giving effect to this Amendment.
SECTION FIVE — CANADIAN BORROWINGS. Notwithstanding anything to the contrary herein, all CDOR Rate Loans (as defined in the Credit Agreement) outstanding as of the date hereof (collectively, the “Existing CDOR Loans”) shall continue to bear interest at the CDOR Rate and remain outstanding under the Amended Credit Agreement as CDOR Rate Loans until the expiration of the current Interest Period applicable to such Existing CDOR Rate Loans (the “Existing Expiration Date”). Any such Existing CDOR Rate Loans shall continue to be governed by the relevant provisions of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) applicable to CDOR Rate Loans until the earlier of (x) the repayment of such Existing CDOR Loans or (y) the conversion of such Existing CDOR Loans into Canadian CORRA Loans or Canadian Prime Rate Loans pursuant to Section 2.08 of the Credit Agreement.
SECTION SIX — SECURITY. Each Borrower acknowledges that notwithstanding the effectiveness of this Amendment, (i) all other Loan Documents shall continue to be in full force and effect, (ii) the security interests granted by the Loan Parties pursuant to the Loan Documents are not impaired or affected and (iii) all guarantees made by the Loan Parties pursuant to the Loan Documents and all Liens granted by the Loan Parties as security for the Obligations continue in full force and effect; and, further, confirms and ratifies its obligations under each of the Loan Documents to which it is a party, as amended hereby.
SECTION SEVEN — RELEASE OF CANADIAN LOAN GUARANTORS. Upon entry into a joinder to the U.S. Security Agreement, each of Anixter Holdings, LLC (f/k/a Anixter Holdings, Inc.) and XpressConnect Supply, LLC (f/k/a XpressConnect Supply, Inc.) shall (i) become U.S. Loan Guarantors and (ii) automatically and irrevocably be released from any and all obligations as Canadian Loan Guarantors under the Loan Documents, including, without limitation, the Canadian Guarantee, the Canadian Security Agreement and any other Canadian Loan Document.
SECTION EIGHT — SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION NINE — CONTINUING EFFECT; NO OTHER WAIVERS OR AMENDMENTS. Except as expressly set forth herein, this Amendment shall not (i) constitute a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Amended Credit Agreement or instruments guaranteeing or securing the
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same, which shall remain in full force and effect, except as modified hereby or (ii) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Amended Credit Agreement, the Collateral Documents or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement, the Collateral Documents or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement, any Collateral Document or any other Loan Document in similar or different circumstances. After the Sixth Amendment Effective Date, any reference in any Loan Document to the “Credit Agreement” shall mean the Amended Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION TEN — COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION ELEVEN — GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

U.S. BORROWERS:

WESCO DISTRIBUTION, INC.,
a Delaware corporation

By:    /s/ Brian M. Begg
Name:    Brian M. Begg
Title:    Senior Vice President and Treasurer

ATLANTA ELECTRICAL DISTRIBUTORS, LLC,
a Delaware limited liability company
CALVERT WIRE & CABLE CORPORATION,
a Delaware corporation
CARLTON-BATES COMPANY,
an Arkansas corporation
COMMUNICATIONS SUPPLY CORPORATION,
a Connecticut corporation
CONNEY SAFETY PRODUCTS, LLC,
a Delaware limited liability company
HI-LINE UTILITY SUPPLY COMPANY, LLC,
an Illinois limited liability company
LIBERTY WIRE & CABLE, INC.,
a Delaware corporation
NEEDHAM ELECTRIC SUPPLY, LLC,
a Delaware limited liability company
TVC COMMUNICATIONS, L.L.C.,
a Delaware limited liability company
WESCO EQUITY CORPORATION,
a Delaware corporation
WESCO INTEGRATED SUPPLY, INC.,
a Delaware corporation
WESCO NEVADA, LTD.,
a Nevada corporation

By:    /s/ Brian M. Begg
Name:    Brian M. Begg
Title:    Treasurer

[Signature Page to Sixth Amendment]

U.S. BORROWERS (cont.):

HILL COUNTRY ELECTRIC SUPPLY, L.P., a Texas limited partnership
By:    TVC INTERNATIONAL HOLDING, L.L.C.,
    its General Partner

By:    /s/ Brian M. Begg
Name:    Brian M. Begg
Title:    Treasurer

[Signature Page to Sixth Amendment]

HOLDINGS:

WESCO INTERNATIONAL, INC.,
a Delaware corporation

By:    /s/ Brian M. Begg
Name:    Brian M. Begg
Title:    Senior Vice President and Treasurer

[Signature Page to Sixth Amendment]

CANADIAN BORROWERS:

WESCO DISTRIBUTION CANADA LP
By:    WESCO CANADA GP INC.,
    its General Partner

By:    /s/ Brian M. Begg
Name:    Brian M. Begg
Title:    Treasurer

EECOL ELECTRIC CORP.
HAZMASTERS INC.
ANIXTER CANADA INC.
ANIXTER POWER SOLUTIONS CANADA INC.

By:    /s/ Brian M. Begg
Name:    Brian M. Begg
Title:    Treasurer

[Signature Page to Sixth Amendment]

ADMINISTRATIVE AGENT, U.S. LENDER AND CANADIAN LENDER:
BARCLAYS BANK PLC, individually, as a U.S. Lender, as a Canadian Lender and as the Administrative Agent
By:    /s/ Charlene Saldanha
Name:    Charlene Saldanha
Title:    Vice President

[Signature Page to Sixth Amendment]

LENDER:
THE BANK OF NOVA SCOTIA,
as a U.S. Lender, Canadian Lender and as an Issuing Bank

By:    /s/ Kelly Cheng
Name:    Kelly Cheng
Title:    Managing Director

[Signature Page to Sixth Amendment]

LENDER:
BANK OF AMERICA N.A.,
as a U.S. Lender and as an Issuing Bank

By:    /s/ Patrick Cornell
Name:    Patrick Cornell
Title:    SVP
BANK OF AMERICA N.A.,
(acting through its Canadian Branch)
as a Canadian Lender

By:    /s/ Sylwia Durkiewicz
Name:    Sylwia Durkiewicz
Title:    Vice President

[Signature Page to Sixth Amendment]

LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE, NEW
YORK BRANCH,
as a U.S. Lender, as a Canadian Lender
and as an Issuing Bank

By:    /s/ Farhad Merali
Name:    Farhad Merali
Title:    Managing Director

[Signature Page to Sixth Amendment]

LENDER:
Citibank, N.A.,
as a U.S. Lender and as a Canadian Lender
and as an Issuing Bank

By:    /s/ Allister Chan
Name:    Allister Chan
Title:    Director and Vice President

[Signature Page to Sixth Amendment]

LENDER:
CITIZENS BANK, National Association,
as a U.S. Lender and as a Canadian Lender and as an Issuing Bank

By:    /s/ James Horn
Name:    James Horn
Title:    Vice President

[Signature Page to Sixth Amendment]

LENDER:
FIFTH THIRD BANK, NATIONAL ASSOCIATION as a
U.S. Lender, Canadian Lender and as an Issuing Bank

By:    /s/ Susan Rich
Name:    Susan Rich
Title:    Director, Vice President

[Signature Page to Sixth Amendment]

LENDER:
Goldman Sachs Bank USA,
as a U.S. Lender and Canadian Lender and as an Issuing
Bank

By:    /s/ Priyankush Goswami
Name:    Priyankush Goswami
Title:    Authorized Signatory

[Signature Page to Sixth Amendment]

LENDER:
HSBC BANK USA, NATIONAL ASSOCIATION,
as a U.S. Lender, as a Canadian Lender and as an Issuing Bank

By:    /s/ Stephen Santini
Name:    Stephen Santini
Title:    Vice President

[Signature Page to Sixth Amendment]

LENDER:
MORGAN STANLEY BANK, N.A.,
as a U.S. Lender, Canadian Lender, and as an Issuing Bank

By:    /s/ Jake Dowden
Name:    Jake Dowden
Title:    Authorized Signatory

[Signature Page to Sixth Amendment]

LENDER:
PNC BANK, NATIONAL ASSOCIATION,
as a U.S. Lender, as a Canadian Lender, and as an Issuing Bank

By:    /s/ David B. Keith
Name:    David B. Keith
Title:    Senior Vice President

[Signature Page to Sixth Amendment]

LENDER:
TD BANK, N.A.
as a U.S. Lender, as a Canadian Lender and as an Issuing Bank

By:    /s/ Antimo Barbieri
Name:    Antimo Barbieri
Title:    Vice President

[Signature Page to Sixth Amendment]

LENDER:
U.S. BANK NATIONAL ASSOCIATION,
as a U.S. Lender and as an Issuing Bank

By:    /s/ William Patton
Name:    William Patton
Title:    Senior Vice President
LENDER:
U.S. BANK NATIONAL ASSOCIATION, acting through its
Canada Branch,
as a Canadian Lender

By:    /s/ William Patton
Name:    William Patton
Title:    Senior Vice President

[Signature Page to Sixth Amendment]

LENDER:
WELLS FARGO BANK, N.A.,
as a U.S. Lender and as an Issuing Bank

By:    /s/ Carolyn Weinschenk
Name:    Carolyn Weinschenk
Title:    Vice President
LENDER:
WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Canadian Lender

By:
Name:    Carmela Massari
Title:    Senior Vice President

[Signature Page to Sixth Amendment]

LENDER:
WELLS FARGO BANK, N.A.,
as a U.S. Lender and as an Issuing Bank

By:
Name:    Carolyn Weinschenk
Title:    Vice President
LENDER:
WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Canadian Lender

By:    /s/ Carmela Massari
Name:    Carmela Massari
Title:    Senior Vice President

[Signature Page to Sixth Amendment]

Exhibit A

Amended Credit Agreement

[see attached.]

Exhibit A to ~~Fifth~~Sixth Amendment
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
June 22, 2020
as amended by the First Amendment to Fourth Amended and Restated Credit Agreement,
dated as of December 14, 2020,
as amended by the Second Amendment to Fourth Amended and Restated Credit Agreement,
dated as of March 1, 2022,
as amended by the Third Amendment to Fourth Amended and Restated Credit Agreement,
dated as of August 2, 2022,
as amended by the Fourth Amendment to Fourth Amended and Restated Credit Agreement,
dated as of October 31, 2022, ~~and~~
as amended by the Fifth Amendment to Fourth Amended and Restated Credit Agreement,
dated as of April 14, 2023, and
as amended by the Sixth Amendment to Fourth Amended and Restated Credit Agreement,
dated as of March 6, 2024,
among
WESCO DISTRIBUTION, INC.,
the other U.S. Borrowers party hereto,
WESCO DISTRIBUTION CANADA LP,
the other Canadian Borrowers party hereto,
the Other Loan Parties Party Hereto,
the Lenders Party Hereto and
BARCLAYS BANK PLC,
as Administrative Agent
____________________________

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
FIFTH THIRD BANK, NATIONAL ASSOCIATION
PNC BANK, NATIONAL ASSOCIATION
PNC CAPITAL MARKETS LLC
TD BANK, N.A.
U.S. BANK NATIONAL ASSOCIATION
as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

		Page
ARTICLE I.	DEFINITIONS		1
SECTION 1.01	Defined Terms		1
SECTION 1.02	Classification of Loans and Borrowings	~~51~~	54
SECTION 1.03	Terms Generally	~~51~~	54
SECTION 1.04	Accounting Terms; GAAP	~~52~~	55
SECTION 1.05	Currency Matters	~~52~~	55
SECTION 1.06	Rates	~~53~~	56
SECTION 1.07	Pro Forma Adjustments for Investments and Dispositions	~~53~~	56
SECTION 1.08	Limited Condition Transactions	~~53~~	57

ARTICLE II.	THE CREDITS	~~54~~	57
SECTION 2.01	Revolving Commitments	~~54~~	57
SECTION 2.02	Loans and Borrowings	~~55~~	58
SECTION 2.03	Requests for Revolving Borrowings	~~55~~	59
SECTION 2.04	Proactive Advances	~~56~~	59
SECTION 2.05	Swingline Loans and Overadvances	~~57~~	60
SECTION 2.06	Letters of Credit	~~59~~	63
SECTION 2.07	Funding of Borrowings	~~65~~	68
SECTION 2.08	Interest Elections	~~65~~	68
SECTION 2.09	Termination and Reduction of Commitments; Increase in Revolving Commitments	~~66~~	70
SECTION 2.10	Repayment and Amortization of Loans; Evidence of Debt	~~68~~	71
SECTION 2.11	Prepayment of Loans	~~69~~	72
SECTION 2.12	Fees	~~70~~	73
SECTION 2.13	Interest	~~71~~	74
SECTION 2.14	Alternate Rate of Interest; Illegality	~~71~~	75
SECTION 2.15	Increased Costs	~~73~~	77
SECTION 2.16	Break Funding Payments	~~74~~	78
SECTION 2.17	Withholding of Taxes; Gross-Up	~~75~~	78
SECTION 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~78~~	82
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~80~~	84
SECTION 2.20	Defaulting Lenders	~~81~~	84
SECTION 2.21	Returned Payments	~~82~~	86
SECTION 2.22	Banking Services and Swap Agreements	~~82~~	86
SECTION 2.23	Excess Resulting From Exchange Rate Change	~~83~~	86

ARTICLE III.	REPRESENTATIONS AND WARRANTIES	~~83~~	87
SECTION 3.01	Organization; Powers	~~83~~	87
SECTION 3.02	Authorization; Enforceability	~~84~~	87
SECTION 3.03	Governmental Approvals; No Conflicts	~~84~~	87
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~84~~	88
SECTION 3.05	Properties	~~84~~	88
SECTION 3.06	Litigation and Environmental Matters	~~84~~	88
SECTION 3.07	Compliance with Laws and Agreements	~~85~~	88
SECTION 3.08	Investment Company Status	~~85~~	89
SECTION 3.09	Taxes	~~85~~	89
SECTION 3.10	ERISA; Canadian Pension Plans	~~85~~	89
SECTION 3.11	Disclosure	~~86~~	90
SECTION 3.12	[Reserved]	~~86~~	90
SECTION 3.13	Solvency	~~86~~	90
SECTION 3.14	Insurance	~~87~~	91
SECTION 3.15	Capitalization and Subsidiaries	~~87~~	91
SECTION 3.16	Security Interest in Collateral	~~87~~	91
i

SECTION 3.17	Employment Matters	~~87~~	91
SECTION 3.18	[Reserved]	~~88~~	91
SECTION 3.19	Other Indebtedness	~~88~~	91
SECTION 3.20	Anti-Corruption Laws ~~and;~~ Sanctions	 ~~88~~; USA PATRIOT
	ACT		91
SECTION 3.21	Affected Financial Institutions	~~88~~	92
SECTION 3.22	Plan Assets; Prohibited Transactions	~~88~~	92
SECTION 3.23	Margin Regulations	~~88~~	92

ARTICLE IV.	CONDITIONS	~~89~~	92
SECTION 4.01	Fourth Restatement Date	~~89~~	92
SECTION 4.02	Each Credit Event	~~91~~	95

ARTICLE V.	AFFIRMATIVE COVENANTS	~~92~~	96
SECTION 5.01	Financial Statements; Canadian Borrowing Base; U.S. Borrowing Base and Other Information	~~92~~	96
SECTION 5.02	Notices of Material Events	~~95~~	99
SECTION 5.03	Existence; Conduct of Business	~~96~~	100
SECTION 5.04	Payment of Obligations	~~96~~	100
SECTION 5.05	Maintenance of Properties	~~96~~	100
SECTION 5.06	Books and Records; Inspection Rights	~~96~~	100
SECTION 5.07	Compliance with Laws	~~97~~	101
SECTION 5.08	Use of Proceeds	~~97~~	101
SECTION 5.09	Insurance	~~97~~	101
SECTION 5.10	Casualty and Condemnation	~~98~~	102
SECTION 5.11	Appraisals; Field Examinations	~~98~~	102
SECTION 5.12	Depository Banks; Control Agreements	~~98~~	102
SECTION 5.13	Additional Collateral; Further Assurances	~~99~~	103
SECTION 5.14	Covenants Regarding Accounts	~~101~~	105
SECTION 5.15	Post-Closing Covenants	~~101~~	105

ARTICLE VI.	NEGATIVE COVENANTS	~~102~~	106
SECTION 6.01	Indebtedness	~~102~~	106
SECTION 6.02	Liens	~~105~~	109
SECTION 6.03	Fundamental Changes	~~107~~	111
SECTION 6.04	Investments, Loans Advances, Guarantees and Acquisitions	~~109~~	113
SECTION 6.05	Asset Sales	~~110~~	114
SECTION 6.06	Sale and Leaseback Transactions	~~112~~	116
SECTION 6.07	Swap Agreements	~~112~~	116
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~112~~	116
SECTION 6.09	Transactions with Affiliates	~~114~~	118
SECTION 6.10	Restrictive Agreements	~~114~~	118
SECTION 6.11	Amendment of Material Documents	~~115~~	119
SECTION 6.12	Fixed Charge Coverage Ratio	~~115~~	119
SECTION 6.13	Designation of Subsidiaries	~~115~~	119
SECTION 6.14	Canadian Defined Benefit Plans	~~116~~	120

ARTICLE VII.	EVENTS OF DEFAULT	~~116~~	120

ARTICLE VIII.	THE ADMINISTRATIVE AGENT	~~119~~	123

ARTICLE IX.	MISCELLANEOUS	~~124~~	128
SECTION 9.01	Notices	~~124~~	128
SECTION 9.02	Waivers; Amendments	~~126~~	130
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~128~~	132
SECTION 9.04	Successors And Assigns	~~129~~	133
SECTION 9.05	Survival	~~132~~	136
SECTION 9.06	Counterparts; Integration; Effectiveness	~~132~~	136

SECTION 9.07	Severability	~~133~~	137
SECTION 9.08	Right of Setoff	~~133~~	137
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~133~~	137
SECTION 9.10	WAIVER OF JURY TRIAL	~~134~~	138
SECTION 9.11	Headings	~~134~~	138
SECTION 9.12	Confidentiality	~~134~~	138
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	~~135~~	139
SECTION 9.14	USA PATRIOT Act	~~135~~	139
SECTION 9.15	Disclosure	~~135~~	139
SECTION 9.16	Appointment for Perfection	~~135~~	139
SECTION 9.17	Interest Rate Limitation	~~135~~	139
SECTION 9.18	Judgment Currency Conversion	~~135~~	139
SECTION 9.19	Canadian Anti-Money Laundering Legislation	~~136~~	140
SECTION 9.20	Lender Loss Sharing Agreement	~~136~~	140
SECTION 9.21	Restatement	~~138~~	142
SECTION 9.22	Permitted Term Debt Intercreditor Agreement	~~138~~	142
SECTION 9.23	No Advisory or Fiduciary Responsibility	~~139~~	143
SECTION 9.24	Certain ERISA Matters	~~139~~	143
SECTION 9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~140~~	144
SECTION 9.26	Acknowledgement Regarding Any Supported QFCs	~~140~~	144

ARTICLE X.	[RESERVED.]	~~141~~	145

ARTICLE XI.	THE BORROWER REPRESENTATIVE	~~141~~	145
SECTION 11.01	Appointment; Nature of Relationship	~~141~~	145
SECTION 11.02	Powers	~~141~~	145
SECTION 11.03	Employment of Agents	~~141~~	145
SECTION 11.04	Notices	~~141~~	145
SECTION 11.05	Successor Borrower Representative	~~141~~	145
SECTION 11.06	Execution of Loan Documents; Borrowing Base Certificate	~~141~~	145
SECTION 11.07	Reporting	~~142~~	146

ARTICLE XII.	LIMITATIONS ON OBLIGATIONS OF CANADIAN LOAN PARTIES	~~142~~	146
SECTION 12.01	Limitations	~~142~~	146

SCHEDULES:

Revolving Commitment Schedule
Loan Party Schedule

Schedule 2.06 – Existing Letters of Credit
Schedule 3.05 – Owned and Leased Properties
Schedule 3.06 – Disclosed Matters
Schedule 3.10 – Canadian Pension Plans
Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries
Schedule 4.01 – Fourth Restatement Date Collateral Access Agreements
Schedule 5.15 – Post-Closing Covenants
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A    –    Form of Assignment and Assumption
Exhibit B    –    Form of Borrowing Base Certificate
Exhibit C    –    Form of Compliance Certificate
Exhibit C-1    –    Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-2    –    Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-3    –    Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-4    –    Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D    –    Form of Joinder Agreement
Exhibit E    –    Form of Pledge and Security Agreement (U.S. Loan Parties)
Exhibit F-1    –    Form of Canadian Guarantee
Exhibit F-2    –    Form of Canadian Cross-Border Guarantee
Exhibit G-1    –    Form of Canadian Pledge and Security Agreement
Exhibit G-2    –    Form of Canadian Cross-Border Pledge and Security Agreement
Exhibit H    –    Form of Note
Exhibit I    –    Form of Permitted Term Debt Intercreditor Agreement
Exhibit J    –    Form of Borrowing Request
Exhibit K    –    Form of Prepayment Notice

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 22, 2020 (as it may be amended, restated, amended and restated, supplemented or modified from time to time, this “Agreement”), among WESCO DISTRIBUTION, INC., a Delaware corporation, the other U.S. Borrowers party hereto, WESCO DISTRIBUTION CANADA LP, an Ontario limited partnership, the other Canadian Borrowers party hereto, the other Loan Parties party hereto, the Lenders party hereto, and BARCLAYS BANK PLC, as Administrative Agent.
WHEREAS, the Loan Parties are parties to the Third Amended and Restated Credit Agreement dated as of September 26, 2019 among WESCO Distribution, Inc., as U.S. Borrower, the other U.S. Borrowers party thereto, WESCO Distribution Canada LP, as Canadian Borrower, the other Loan Parties party thereto, the lenders party thereto (the “Existing Lenders”), JPMorgan Chase Bank, N.A., as U.S. administrative agent (in such capacity, the “Existing U.S. Administrative Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (in such capacity, the “Existing Canadian Administrative Agent”; together with the U.S. Administrative Agent, the “Existing Administrative Agents”), as amended, supplemented or otherwise modified prior to the Fourth Restatement Date (the “Existing Credit Agreement”), pursuant to which the Existing Lenders agreed to make certain loans and provide certain other credit accommodations to the borrowers thereunder from time to time; and
WHEREAS, the Loan Parties have requested that the Existing Lenders agree to further amend and restate the Existing Credit Agreement in its entirety to, among other things make certain modifications to the terms and provisions of the Existing Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement is amended and restated in its entirety by this Agreement and hereby further agree as follows:
ARTICLE I.ARTICLE I.    Definitions
SECTION 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2021 Additional Revolving Commitments Availability Date” has the meaning assigned to such term in the First Amendment.
“2025 Senior Notes Indenture” means that certain Indenture dated as of June 12, 2020 among WESCO Distribution, Inc. as issuer, Holdings as parent guarantor and U.S. Bank National Association, as trustee, including any supplemental indenture executed or delivered in connection therewith, as the same may be amended, restated, modified, waived, or supplemented from time to time.
“2025 Senior Notes” means the 7.125% Senior Notes due 2025 issued by WESCO Distribution, Inc. pursuant to the 2025 Senior Notes Indenture.
“2028 Senior Notes Indenture” means that certain Indenture dated as of June 12, 2020 among WESCO Distribution, Inc. as issuer, Holdings as parent guarantor and U.S. Bank National Association, as trustee, including any supplemental indenture executed or delivered in connection therewith, as the same may be amended, restated, modified, waived, or supplemented from time to time.
“2028 Senior Notes” means the 7.250% Senior Notes due 2028 issued by WESCO Distribution, Inc. pursuant to the 2028 Senior Notes Indenture.
“ABL Priority Collateral” means all Collateral consisting of the following:
(a)all Accounts;
(b)all Inventory;
(c)all Equity Interests in WESCO Receivables Corp.;

(d)all WESCO Receivables Intercompany Loans and all WESCO Receivables Intercompany Notes;
(e)all cash and cash equivalents, other than specifically identifiable proceeds from the sale or disposition of Term Loan Priority Collateral;
(f)all Deposit Accounts (including all bank accounts with a depositary function), Lock Boxes, Securities Accounts, Security Entitlements and Securities credited to a Securities Account, Commodity Accounts and Commodity Contracts, and, in each case, all cash, cash equivalents, checks and other property held therein or credited thereto, other than (x) Equity Interests of a Loan Party held by another Loan Party, and (y) specifically identifiable proceeds from the sale or disposition of Term Loan Priority Collateral;
(g)all Assigned Contracts that specifically relate to Accounts, Inventory or other ABL Priority Collateral;
(h)all Commercial Tort Claims; provided that to the extent any Commercial Tort Claim specifically relates to the ownership, use, lease, purchase or sale of Equipment, Fixtures, Intellectual Property, Real Property or other Term Loan Priority Collateral, the ABL Priority Collateral shall not include such Commercial Tort Claim;
(i)all policies of insurance relating to or insuring against loss or damage to any of the items referred to in the preceding clauses (a) through (h) that constitute ABL Priority Collateral or against any disruption in, or cessation of, the business of any Loan Party, and all proceeds paid in respect of any such insurance policies, including, without limitation, any right to any return of any premiums paid in respect thereof; provided that to the extent any such insurance policy also relates to or insures against loss or damage to Term Loan Priority Collateral or the use thereof, the ABL Priority Collateral shall not include the portion of any proceeds paid pursuant to such policy that specifically relate to the loss of, or damage to, Term Loan Priority Collateral;
(j)all Investment Property, Chattel Paper, Documents, Instruments and General Intangibles (other than Intellectual Property) relating to any of the items referred to in the preceding clauses (a) through (i); provided that to the extent any Investment Property, Chattel Paper, Document, Instrument or General Intangible relates exclusively to Term Loan Priority Collateral, the ABL Priority Collateral shall not include such Chattel Paper, Document, Instrument or General Intangible;
(k)all books and Records relating to any of the items referred to in the preceding clauses (a) through (j) (including without limitation all books, databases, customer lists and Records, whether tangible or electronic which contain any information relating to any such items); and
(l)all Proceeds of, and Supporting Obligations, including, without limitation, Letter-of-Credit Rights, with respect to, any of the items referred to in the preceding clauses (a) through (k) and all collateral security and guarantees given by any Person with respect to any of the foregoing.
“ABR,” when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Account” has the meaning assigned to such term in the U.S. Security Agreement.
“Account Debtor” means any Person obligated on an Account.
“Acquisition” means any transaction, or any series of related transactions (other than the Anixter Acquisition), consummated on or after the Fourth Restatement Date, by which any Borrower or Loan Guarantor (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires all or substantially all of the Equity Interests of any other Person, in each case, other than transactions solely among a Loan Party and a Subsidiary.

“Adjusted Daily Compounded CORRA” means, for any day, (a) Daily Compounded CORRA for such day plus (b) the Daily Compounded CORRA Adjustment; provided that if Adjusted Daily Compounded CORRA determined as provided above shall ever be less than zero, then Adjusted Daily Compounded CORRA shall be deemed to be zero.
“Adjusted Term CORRA” means, for any day, (a) Term CORRA for such day plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA determined as provided above shall ever be less than zero, then Adjusted Termze CORRA shall be deemed to be zero.
“Administrative Agent” means Barclays, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Affiliate Subordination Agreement” means the Affiliate Subordination Agreement dated as of the Fourth Restatement Date among the Loan Parties party thereto and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Agency Transfer Agreement” means that certain Resignation and Appointment Agreement dated as of June 19, 2020 by and among the Existing Administrative Agents, the Administrative Agent and the Borrowers, which sets forth the terms on which the resignation of the Existing Administrative Agents and the appointment of the Administrative Agent as the successor agent shall occur on the Effective Date (as defined therein).
“Aggregate Availability” means, at any time, an amount equal to (a) the lower of (i) the Aggregate Revolving Commitments and (ii) the Aggregate Borrowing Base minus (b) the Aggregate Revolving Exposure (calculated with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings); provided that, notwithstanding anything herein to the contrary, the Aggregate Availability on the Fourth Restatement Date shall not be less than $300,000,000.
“Aggregate Availability Trigger Amount” means, at any time, the greater of (i) $138,000,000 and (ii) ten percent (10%) of the lesser at such time of (A) the Aggregate Revolving Commitments and (B) the Aggregate Borrowing Base.
“Aggregate Borrowing Base” means the aggregate amount of the U.S. Borrowing Base and the Canadian Borrowing Base; provided that the maximum amount of the Canadian Borrowing Base which may be included in the Aggregate Borrowing Base is the Canadian Sublimit.
“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of the Lenders at such time.
“Aggregate Revolving Commitments” means, at any time, the aggregate Revolving Commitments of the Lenders at such time.
“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of the Lenders at such time.
“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate (which, if negative, shall be deemed to be 0%) on such day plus 1/2 of 1%, (b) the Prime Rate on such day and (c) Term SOFR published on such day (or if such day is not a Business Day the immediately preceding Business Day) for an Interest Period of one month plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds

Effective Rate for any reason, the Alternate Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until any amendment or other automatic modification implementing a Benchmark has become effective pursuant to Section 2.14(d)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“AML Legislation” has the meaning assigned to such term in Section 9.19.
“Anixter” means Anixter International Inc., a Delaware corporation.
“Anixter Acquisition” means the acquisition by Holdings, through a wholly owned subsidiary of Holdings, of Anixter and its subsidiaries pursuant to the Anixter Acquisition Agreement.
“Anixter Acquisition Agreement” means that certain Agreement and Plan of Merger by and among Holdings, Warrior Merger Sub, Inc. and Anixter International Inc., dated as of January 10, 2020.
“Anixter Acquisition Agreement Representations” means the representations and warranties made by or with respect to Anixter in the Anixter Acquisition Agreement that are material to the interests of the Lenders (but only to the extent that Holdings or its subsidiaries that are a party to the Anixter Acquisition Agreement have the right to terminate its and their obligations under the Anixter Acquisition Agreement (or to decline to consummate the Acquisition) as a result of the breach of such representations in the Anixter Acquisition Agreement).
“Anixter Loan Parties” means, collectively, Anixter and any of its Subsidiaries that are Loan Parties.
“Anixter Merger” means the merger of Anixter with and into Anixter Inc. on or about the Fourth Restatement Date, with Anixter Inc. surviving the merger as a wholly owned subsidiary of the Borrower Representative.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Commitment Fee Rate” means (i) 0.20% per annum when Average Utilization is greater than 50% and (ii) 0.25% per annum otherwise.
“Applicable Percentage” means (a) in the case of any Lender, with respect to Revolving Loans, LC Exposure, Swingline Loans, or Overadvances, the percentage of the Aggregate Revolving Commitments equal to such Lender’s Revolving Commitment (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the Aggregate Revolving Exposure at that time), (b) in the case of any U.S. Lender, with respect to U.S. Revolving Loans, U.S. LC Exposure, U.S. Swingline Loans, or U.S. Overadvances, a percentage of the aggregate U.S. Commitments equal to such U.S. Lender’s U.S. Commitment (or, if the U.S. Commitments have terminated or expired, such U.S. Lender’s share of the aggregate U.S. Revolving Exposure at that time) and (c) in the case of any Canadian Lender, with respect to Canadian Revolving Loans, Canadian LC Exposure, Canadian Swingline Loans, or Canadian Overadvances, a percentage of the total Canadian Commitments equal to such Canadian Lender’s Canadian Commitment (or, if the Canadian Commitments have terminated or expired, such Canadian Lender’s share of the aggregate Canadian Revolving Exposure at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment (or U.S. Commitment or Canadian Commitment, as applicable) shall be disregarded in any of such calculations.
“Applicable Rate” means, for any day, with respect to any SOFR Loan, ~~CDOR Rate~~Canadian CORRA Loan, ABR Loan, Canadian Prime Rate Loan or LC Disbursement bearing interest at the Alternate Base Rate, as the case may be, the applicable rate per annum set forth below under the caption “SOFR Spread and ~~CDOR Rate~~CORRA Spread” or “ABR Spread and Canadian Prime Rate Spread,” as the case may be, based upon Average Quarterly Availability during the most recently completed fiscal quarter of Holdings; provided that until and including the last day of the Borrowers’ first full fiscal quarter ending after the Second Amendment Effective Date, the “Applicable Rate” shall be the applicable spreads set forth below for Category 2:

Category	Average Quarterly Availability	SOFR Spread~~, CDOR Rate~~ and CORRA Spread	ABR Spread and Canadian Prime Rate Spread
Category 1	≥66.67% of the Aggregate Revolving Commitments	1.00%	0.00%
Category 2	<66.67% and ≥33.33% of the Aggregate Revolving Commitments	1.25%	0.25%
Category 3	<33.33% of the Aggregate Revolving Commitments	1.50%	0.50%
For purposes of the foregoing, the Applicable Rate shall be determined by the Administrative Agent as of the end of each fiscal quarter of Holdings based upon the Borrowing Base Certificates that are delivered from time to time pursuant to Section 5.01(f) during such fiscal quarter, with any changes to the Applicable Rate resulting from changes in the Average Quarterly Availability to be effective on the fifth Business Day after the end of each fiscal quarter; provided that at the request of the Administrative Agent or the Required Lenders, the Applicable Rate shall be the applicable spreads set forth above for Category 3: (A) at any time that any Event of Default has occurred and is continuing (other than an Event of Default arising from the failure to deliver any Borrowing Base Certificate) or (B) if the Borrowers fail to deliver any Borrowing Base Certificate that is required to be delivered pursuant to Section 5.01(f), during the period from the expiration of the time for delivery thereof until five Business Days after such Borrowing Base Certificate is delivered; provided further that, if any Borrowing Base Certificate is at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand.
“Applicable SOFR Adjustment” means, for any calculation with respect to a SOFR Loan, 0.10%.
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Assigned Contracts” means, with respect to any Loan Party, collectively, all of such Loan Party’s rights and remedies under, and all moneys and claims for money due or to become due to such Loan Party under, contracts and other agreements relating to the purchase and sale of Inventory and other Goods or the rendition of services, and all Accounts related thereto, between such Loan Party and any party other than the Secured Parties, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of any such Loan Party now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Fourth Restatement Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitments then in effect minus the Aggregate Revolving Exposure at such time (calculated with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(d).
“Average Quarterly Availability” means, for any fiscal quarter, the average daily Aggregate Availability for such fiscal quarter. Average Quarterly Availability shall be calculated by the Borrower Representative in a manner acceptable to the Administrative Agent in its Permitted Discretion.
“Average Utilization” means, for any period, the average total daily Revolving Exposure of all Lenders during such period. Average Utilization shall be calculated by the Borrower Representative in a manner acceptable to the Administrative Agent in its Permitted Discretion.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any Affiliate of a Lender (or any Person that was a Lender or an Affiliate of a Lender at the time the service was initially provided, or in the case of any services in effect on the Fourth Restatement Date, was a Lender or an Affiliate of a Lender as of such date): (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) credit cards issued to employees of Holdings and its Subsidiaries for travel, entertainment and similar expenses, (d) supply chain finance arrangements, and (e) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or proposal, or has had a receiver, interim receiver, receiver and manager, monitor, sequestrator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding, proposal or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Barclays” means Barclays Bank PLC and its successors.
“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Benchmark” means, initially, with respect to ~~(a)~~ Loans denominated in dollars, Term SOFR or Daily Simple SOFR~~, and (b) Loans denominated in Canadian Dollars, the CDOR Screen Rate~~; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(d).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Benchmark other than Term SOFR, “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:
(a) Daily Simple SOFR; or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement (as so determined and after giving effect to any applicable spread adjustments) would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-

compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(d) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(d).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocking Regulations” means anti-boycott laws or regulations, including, without limitation, under section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, “AWV”) (in conjunction with sections 4, 19 paragraph 3 no. 1a) of the German Foreign Trade Act (Außenwirtschaftsgesetz) and section 81 paragraph 1 no. 1 AWV, the United Kingdom Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996, as amended (including pursuant to the United Kingdom Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) (Amendment) Order 2018), any provision of Council Regulation (EC) 2271/96 and any provision of Commission Delegated Regulation (EC) No. 2018/1100.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” or “Borrowers” means, individually or collectively, the U.S. Borrowers and the Canadian Borrowers.
“Borrower Representative” means WESCO Distribution, Inc., a Delaware corporation, in its capacity as contractual representative of the Borrowers pursuant to Article XI.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans or ~~CDOR Rate~~Canadian CORRA Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.
“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its Permitted Discretion (it being understood that the Borrowing Base Certificate delivered to Administrative Agent on the Fourth Restatement Date is acceptable to the Administrative Agent) setting forth the Aggregate Borrowing Base, the Canadian Borrowing Base and the U.S. Borrowing Base.
“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03 substantially in the form of Exhibit K attached hereto.
“Bridge Debt” has the meaning assigned to such term in Section 6.01(l).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a SOFR Loan or any U.S. Letter of Credit denominated in a currency other than dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the applicable currency in the London interbank market; (b) when used in connection with any Canadian Dollar Loan or Canadian Letter of Credit, the term “Business Day” shall also exclude any day in which commercial banks in Toronto, Canada are authorized or required by law to remain closed; (c) in the case of any U.S. Letter of Credit denominated in Euros, the term “Business Day” shall also exclude any day which is not a TARGET Day as determined by the Administrative Agent; and (d) when used in connection with any U.S. Letter of Credit denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed.
“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if such Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period herein or (y) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Canadian Benchmark.
“Canadian Availability” means (a) the lesser of (i) the Revolving Commitment, (ii) the Canadian Sublimit and (iii) the sum of (A) the Canadian Borrowing Base plus (B) solely to the extent the total Canadian Revolving Exposure exceeds the Canadian Borrowing Base, the U.S. Availability (if any, to the extent that it is available), minus

(b) the total Canadian Revolving Exposure (calculated with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
“Canadian Benchmark” means, initially, with respect to Loans denominated in Canadian Dollars, the Term CORRA Reference Rate or Daily Compounded CORRA; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate.
“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event,
(a) where a Canadian Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, Daily Compounded CORRA, or
(b) where a Canadian Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Canadian Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Canadian Dollar-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment.
If the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above and after giving effect to any applicable spread adjustments would be less than zero, the Canadian Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with an Unadjusted Canadian Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Canadian Benchmark Replacement by the Relevant Canadian Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Canadian Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Canadian Benchmark:
(a) in the case of clause (a) or (b) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or
(b) in the case of clause (c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark:
(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);
(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).
“Canadian Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Canadian Benchmark Replacement Date has occurred if, at such time, no Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(d) and (b) ending at the time that a Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(d).
“Canadian Benchmark Borrowing” means, as to any Borrowing, the Canadian Benchmark Loans comprising such Borrowing.
“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Loan Party or any Subsidiary of any Loan Party has any liability with respect to any Canadian employee or former Canadian employee, but excluding any Canadian Pension Plans.
“Canadian Blocked Person” means any Person that is a “designated person,” “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrower” or “Canadian Borrowers” means, individually or collectively as the context may require: (a) the entities listed on the Loan Party Schedule attached hereto under the heading “Canadian Borrowers,” (b) any entity resulting from an amalgamation between any Person referred to in the foregoing clause (a) or this clause (b) and any other Person permitted by this Agreement, and (c) any Canadian Subsidiary of Holdings that becomes a party to this Agreement as an additional borrower with the consent of the Administrative Agent after the Fourth Restatement Date pursuant to a Joinder Agreement in accordance with Section 5.13.
“Canadian Borrowing Base” means, at any time, the sum of (a) 85% of the Eligible Accounts owing to the Canadian Loan Parties (other than Intermediate Holding Companies) at such time, plus (b) the lesser of (i) 70% of the Canadian ~~Borrowers’~~Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 90% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Canadian Loan Parties’ (other than Intermediate Holding Companies) Eligible Inventory (determined after taking into account adjustments made in such appraisal in the calculation of the Net Orderly Liquidation Value percentage), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves.
“Canadian Cash Management Bank” means (a) as of the Fourth Restatement Date, each of Toronto Dominion Bank and the Bank of Nova Scotia, in their respective capacities as the depositary banks for the Canadian Loan Parties, and (b) at any time after the Fourth Restatement Date, any one or more of the Canadian Lenders selected by the Canadian Loan Parties, in consultation with the Administrative Agent, to become either a successor principal depository bank or an additional depository bank for the Canadian Loan Parties; provided that, unless the Administrative Agent otherwise consents in writing, no Person shall become the successor “Canadian Cash Management Bank” unless and until such Person shall have entered into a Control Agreement with the Canadian Loan Parties and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent.
“Canadian Collection Account” means the account at Barclays (or another commercial bank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent), so designated by the Administrative Agent, in a written notice delivered to the Borrower Representative, to be the “Canadian Collection Account,” to which funds on deposit in Deposit Accounts (other than Excluded Accounts) maintained by the Canadian Loan Parties with the Canadian Cash Management Bank and all collections and other payments received in respect of the Accounts of the Canadian Loan Parties by the Canadian Cash Management Bank shall be remitted at all times during a Cash Dominion Period.
“Canadian Commitment” means, with respect to each Canadian Lender, the commitment, if any, of such Canadian Lender to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit, Canadian Overadvances and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Lender’s Canadian Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Canadian Lender pursuant to Section 9.04. The initial amount of each Canadian Lender’s Canadian Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such Canadian Lender shall have assumed its Canadian Commitment, as applicable. The Canadian Commitment is a sub-facility of the Revolving Commitment and is not in addition to the Revolving Commitment. As of the Fourth Amendment Effective Date, the aggregate Canadian Commitments are $625,000,000.
“Canadian CORRA Loans” means any Loan denominated in Canadian Dollars the rate of interest applicable to which is based on Term CORRA or Daily Compounded CORRA, as applicable (including Adjusted Term CORRA and Adjusted Daily Compounded CORRA).
“Canadian Cross-Border Loan Guarantors” means, individually or collectively as the context may require: (a) the entities listed on the Loan Party Schedule attached hereto under the heading “Canadian Cross-Border Loan Guarantors,” and (b) any Canadian Subsidiary (other than any CFC Subsidiary or any subsidiary thereof) that after the Fourth Restatement Date guarantees (or is required to guaranty) the payment of the Canadian Obligations and the U.S. Obligations pursuant to Section 5.13.

“Canadian Dollar Loan” means any Loan denominated in Canadian Dollars bearing interest at the Canadian Prime Rate, or ~~the CDOR Rate~~any Canadian CORRA Loan.
“Canadian Dollars” or “Cdn$” means the lawful currency of Canada.
“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.
“Canadian Guarantee” means, individually and collectively as the context may require (a) the Fourth Amended and Restated Canadian Guarantee Agreement dated as of the Fourth Restatement Date by the Canadian Loan Guarantors in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties) in substantially the form of Exhibit F-1 attached hereto, which Fourth Amended and Restated Canadian Guarantee amends and restates in its entirety the Second Amended and Restated Canadian Guarantee dated as of the Fourth Restatement Date by the Canadian Loan Guarantors party thereto in favor of the Administrative Agent, (b) the Fourth Amended and Restated Canadian Cross-Border Guarantee Agreement dated as of the Fourth Restatement Date by the Canadian Cross-Border Loan Guarantors in favor of the Administrative Agent (for the benefit of the Lender Parties) in substantially the form of Exhibit F-2 attached hereto, which Fourth Amended and Restated Canadian Cross-Border Guarantee amends and restates in its entirety the Third Amended and Restated Canadian Cross-Border Guarantee dated as of the Fourth Restatement Date by the Canadian Cross-Border Loan Guarantors party thereto in favor of the Administrative Agent and (c) any other Guarantee agreement entered into after the Fourth Restatement Date by any Canadian Loan Party in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties or, in the case of any Canadian Cross-Border Loan Guarantor, the Lender Parties) and governed by the laws of Ontario pursuant to the terms of this Agreement, or any other Loan Document, including Section 5.13, in each case, as the same may be amended, restated or otherwise modified from time to time.
“Canadian Hypothec” means, individually and collectively as the context may require, (a) the Deed of Hypothec dated on or about the Fourth Restatement Date by the Canadian Loan Parties party thereto in favor of the Administrative Agent, (b) any other deed of hypothec entered into after the Fourth Restatement Date by any Canadian Loan Party pursuant to the terms of this Agreement, or any other Loan Document, including Section 5.13, in each case, as the same may be amended, restated or otherwise modified from time to time, and (c) any Deed of Hypothec or pledge agreement and related bond executed in favor of the Existing Administrative Agent.
“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).
“Canadian LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure of the Canadian Borrowers. The Canadian LC Exposure of any Canadian Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.
“Canadian Lender Parties” means, individually and collectively as the context may require, the Administrative Agent, the Issuing Banks issuing Canadian Letters of Credit and the Canadian Lenders.
“Canadian Lenders” means the Persons listed on the Revolving Commitment Schedule as having a Canadian Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Commitment) and any other Person that shall acquire a Canadian Commitment (provided that at such time such Person or an Affiliate of such Person has, or is acquiring, a U.S. Commitment pursuant to an Assignment and Assumption or becomes a lender pursuant to an Aggregate Commitment Increase in accordance with Section 2.09), other than any such Person that ceases to be a Canadian Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Canadian Lenders” includes the Swingline Lender in its capacity as a lender of Canadian Swingline Loans.
“Canadian Letter of Credit” means any Letter of Credit issued hereunder for the purpose of providing credit support for the Canadian Borrowers or any Canadian Subsidiary.

“Canadian Loan Documents” means, individually and collectively as the context may require, the Canadian Guarantee, the Canadian Security Agreement, the Canadian Hypothec and all other agreements, instruments and certificates delivered by a Canadian Loan Party, from time to time in connection therewith, in each case as amended, restated or otherwise modified from time to time.
“Canadian Loan Guarantors” means, individually or collectively as the context may require: (a) the entities listed on the Loan Party Schedule attached hereto under the heading “Canadian Loan Guarantors,” (b) each Canadian Borrower (in respect of each other Canadian Borrower’s obligations), (c) any Canadian Subsidiary or CFC Subsidiary Holding Company that, after the Fourth Restatement Date, guarantees the payment of the Canadian Obligations (but not the U.S. Obligations) pursuant to Section 5.13 and (d) the successors and assigns of the Persons described in clauses (a) through (c) of this definition, including without limitation, any entity resulting from an amalgamation between any such Person and any other Person to the extent permitted by this Agreement; provided, however, that for the avoidance of doubt, “Canadian Loan Guarantors” shall not include (i) WESCO Distribution III ULC or any of its subsidiaries or (ii) any Dutch Subsidiary.
“Canadian Loan Parties” means, individually and collectively as the context may require, the Canadian Borrowers, the Canadian Loan Guarantors and the Canadian Cross-Border Loan Guarantors.
“Canadian Loans” means, individually and collectively as the context may require, the Canadian Revolving Loans, the Canadian Swingline Loans, the Canadian Overadvances and the Canadian Protective Advances.
“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest on the Canadian Loans, all Canadian LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Canadian Loan Parties to the Canadian Lenders or to any Canadian Lender, the Administrative Agent, any Issuing Bank with respect to Canadian Letters of Credit or any indemnified party arising under the Loan Documents; provided that (x) the obligations of the Canadian Cross-Border Loan Guarantors (i) as guarantors of the U.S. Obligations and (ii) under the Canadian Security Agreement to the extent such obligations relate to the U.S. Obligations and (y) any obligations of CFC Subsidiary Holding Companies, shall not constitute Canadian Obligations.
“Canadian Overadvance” has the meaning assigned to such term in Section 2.05(d).
“Canadian Overnight Rate” means the overnight interest rate per annum charged by the Bank of Canada to Canadian chartered banks.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Loan Party or any Subsidiary of any Loan Party for its Canadian employees or former Canadian employees, but does not include a Canadian Union Plan, the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Prime Rate” means the per annum rate of interest established as the “prime rate” of Royal Bank of Canada which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans made by it in Canadian Dollars in Canada ~~which shall not~~. For the avoidance of doubt, if the Canadian Prime Rate as determined pursuant to the foregoing would be less than ~~the one month CDOR Rate plus~~ 1.00%, ~~with any~~ such rate ~~to be adjusted automatically without notice, as of the opening of business on the effective date of any change in such rate~~shall be deemed to be 1.00% for purposes of this Agreement.
“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based on the Canadian Prime Rate.
“Canadian Protective Advance” has the meaning assigned to such term in Section 2.04(a).
“Canadian Revolving Exposure” means, with respect to any Canadian Lender at any time, the sum of (a) the outstanding principal amount of Canadian Revolving Loans of such Canadian Lender at such time, plus (b) an amount equal to such Canadian Lender’s Applicable Percentage of the aggregate principal amount of the Canadian Swingline Loans outstanding at such time, plus (c) an amount equal to the such Canadian Lender’s Applicable Percentage of the aggregate Canadian LC Exposure outstanding at such time, plus (d) an amount equal to such Canadian Lender’s Applicable Percentage of the aggregate principal amount of the Canadian Overadvances outstanding at such time.
“Canadian Revolving Loan” means a Revolving Loan made to the Canadian Borrowers.
“Canadian Secured Obligations” means all Canadian Obligations, together with all (a) Banking Services Obligations of the Canadian Loan Parties; and (b) Swap Agreement Obligations of the Canadian Loan Parties and their Subsidiaries owing to one or more Canadian Lenders or their respective Affiliates; provided that promptly after any transaction relating to such Swap Obligation is executed, the Canadian Lender or Affiliate of a Canadian Lender party thereto (other than Barclays or its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the Collateral Documents in favor of the Canadian Lender Parties.
“Canadian Security Agreement” means, individually and collectively as the context may require, (a) the Fourth Amended and Restated Canadian Pledge and Security Agreement, dated as of the Fourth Restatement Date, of the Canadian Borrowers, the Canadian Loan Guarantors~~, WDINESCO III B.V.~~  and Anixter Mid Holdings B.V. (solely~~, in the case of WDINESCO III B.V., with respect to the pledge of the Equity Interests of EECOL Electric Corp., and~~  in the case of Anixter Mid Holdings B.V., with respect to the pledge of the Equity Interests of Anixter Canada Inc.), in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties) in substantially the form of Exhibit G-1 attached hereto, which Fourth Amended and Restated Canadian Pledge and Security Agreement amends and restates in its entirety the Third Amended and Restated Canadian Pledge and Security Agreement dated as of the Third Restatement Date among the Existing Canadian Administrative Agent and the Canadian Loan Parties party thereto, (b) the Fourth Amended and Restated Canadian Cross-Border Pledge and Security Agreement, dated as of the Fourth Restatement Date, of the Canadian Cross-Border Loan Guarantors in favor of the Administrative Agent (for the benefit of the Lender Parties) in substantially the form of Exhibit G-2 attached hereto, which Fourth Amended and Restated Canadian Cross-Border Pledge and Security Agreement amends and restates in its entirety the Third Amended and Restated Canadian Cross-Border Pledge and Security Agreement dated as of the Third Restatement Date among the Existing Canadian Administrative Agent and the Canadian Cross-Border Loan Guarantors party thereto and (c) any other pledge, security agreement or hypothec entered into, after the Fourth Restatement Date, by any Canadian Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.13, as the same may be amended, restated or otherwise modified from time to time.
“Canadian Sublimit” means $625,000,000, as such amount may be decreased pursuant to Section 2.09(c) or increased pursuant to Section 2.09(g).
“Canadian Subsidiary” means any Subsidiary of Holdings organized under the laws of Canada or one of the provinces of Canada.
“Canadian Swingline Loan” means a Loan made by the Swingline Lender pursuant to Section 2.05(b).
“Canadian Union Plan” means any registered pension plan for the benefit of Canadian employees or former Canadian employees of a Loan Party or any of its Subsidiaries that is not maintained, sponsored or administered by a Loan Party or any of its Subsidiaries, but to which a Loan Party or any of its Subsidiaries is required to contribute pursuant to a collective agreement.
“Canadian U.S. Borrowing Base Utilization” means, as of any date of determination, the result (so long as it is a positive number) of (a) the total Canadian Revolving Exposure of the Canadian Lenders as of such date, minus (b) the Canadian Borrowing Base as of such date; if the result of the foregoing is a negative number, then the Canadian U.S. Borrowing Base Utilization is zero.
“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding in each case, any expenditure constituting the consideration paid (and transaction expenses incurred) in connection with any Permitted Acquisition.

“Capital Lease Obligations” of any Person means, subject to Section 1.04(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Dominion Period” means the period (a) commencing on the day that either (i) a Specified Event of Default shall occur or (ii) Aggregate Availability shall fall below the Aggregate Availability Trigger Amount and (b) continuing until the date on which the Borrower Representative requests that the Cash Dominion Period cease, provided that the Borrower Representative may only request a cessation of a Cash Dominion Period if at all times during the thirty (30) consecutive days prior to such request, no Specified Event of Default has existed and Aggregate Availability has exceeded the Aggregate Availability Trigger Amount.
~~“CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate two Business Days prior to the commencement of such Interest Period.~~
~~“CDOR Rate Borrowing” means, as to any Borrowing, the CDOR Rate Loans comprising such Borrowing.~~
~~“CDOR Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based on the CDOR Rate.~~
~~“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the CDOR page of RBSL (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:15 a.m., Toronto, Ontario time, two Business Days prior to the commencement of such Interest Period (as adjusted by the Administrative Agent after 10:15 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest).  If the CDOR Screen Rate shall be less than the zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.~~
“Certain Funds Provisions” has the meaning assigned to such term in Section 4.01.
“CFC Subsidiary” shall mean any Subsidiary that constitutes a controlled foreign corporation within the meaning of Section 957 of the Code.
“CFC Subsidiary Holding Company” shall mean any Subsidiary (a) that is engaged in no material business activities other than the holding of Equity Interests and other investments in one or more CFC Subsidiaries or other CFC Subsidiary Holding Companies or (b) that owns Equity Interests or other investments in one or more CFC Subsidiaries or other CFC Subsidiary Holding Companies and is disregarded for U.S. federal income tax purposes.
“Change in Control” means (a) the acquisition (whether by stock purchase, merger, amalgamation, consolidation or other transaction) of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Fourth Restatement Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) other than pursuant to a transaction permitted under Section 6.05, cessation of ownership (directly or indirectly) by Holdings of 100% of the outstanding voting Equity Interests of the other Loan Parties on a fully diluted basis; and (c) the occurrence of any “change of control” or similar event under and as defined in any Permitted Term Loan Agreement.
“Change in Law” means the occurrence, after the Fourth Restatement Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the Fourth Restatement Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Fourth Restatement Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Fourth Restatement Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.
“Clean-Up Period” means the period from the Fourth Restatement Date until the date that is 90 days after the Fourth Restatement Date.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all personal / movable property owned, leased or operated by a Person expressly described as Collateral in the Collateral Documents and any and all other personal / movable property of any Loan Party, now existing or hereafter acquired, that becomes subject, under the terms of the Collateral Documents, to a security interest, hypothec or Lien in favor of the Administrative Agent, on behalf of the Lender Parties (to secure the Secured Obligations) and the Canadian Lender Parties (to secure the Canadian Secured Obligations), as the case may be. For clarification, Collateral does not include (a) interests in real property, Accounts sold under Receivables Securitization Agreements (including any Related Assets (as defined therein)) or Equity Interests in Excluded Subsidiaries or Unrestricted Subsidiaries, (b) any Excluded Collateral, Excluded Debt Security or Excluded Equity Interests (each, as defined in the U.S. Security Agreement), or (c) with respect to any U.S. Secured Obligation, (i) the assets of any CFC Subsidiary or (ii) more than 65% of the issued and outstanding Equity Interests of any CFC Subsidiary or CFC Subsidiary Holding Company entitled to vote (within the meaning of United States Treasury Regulations Section 1.956-2(c)(2)).
“Collateral Access Agreement” has the meaning assigned to such term in the U.S. Security Agreement.
“Collateral Documents” means, individually and collectively as the context may require, the Canadian Security Agreement, the Canadian Hypothec, the U.S. Security Agreement, each Collateral Access Agreement, each Control Agreement, each Lock Box Agreement (as defined in the U.S. Security Agreement), if any, each additional security and pledge agreement of a Loan Party entered into pursuant to the terms of this Agreement (including Section 5.13 hereof) or any other Loan Document and each other document granting a Lien upon the Collateral as security for payment of the Secured Obligations.
“Combined Availability” means, at any time, the sum of (a) Aggregate Availability and (b) Securitization Availability.
“Combined Availability Trigger Amount” means, at any time, the sum of (a) $318,750,000 and (b) 15% of the amount (so long as it is a positive number) by which (i) the Combined Commitments at such time exceed (ii) $2,125,000,000.
“Combined Commitments” means, at any time, the sum of (a) the Aggregate Revolving Commitments and (b) the Securitization Purchase Limit.
“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The

Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.
“Commitment Letter” means that certain commitment letter, dated as of January 10, 2020, by and among Holdings, Barclays, Canadian Imperial Bank of Commerce, New York Branch, Fifth Third Bank, National Association, PNC Bank, National Association, PNC Capital Markets LLC, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC and U.S. Bank National Association, as amended by that certain amendment to commitment letter and fee letter, dated as of February 3, 2020 and that certain second amendment to commitment letter, dated as of April 27, 2020.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.01(d).
“Conforming Changes” means, with respect to either the use or administration of any Term Benchmark or Canadian Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Compliance Certificate” means a certificate delivered by the Borrower Representative to the Administrative Agent, substantially in the form of Exhibit C, pursuant to Section 11.06.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 9.26.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Daily Compounded CORRA” means, for any day in an Interest Period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a five (5) Business Day lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Canadian Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent (in consultation with the Borrower Representative) may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.
“Daily Compounded CORRA Adjustment” means a percentage per annum equal to 0.32138%.
“Daily Compounded CORRA Loan” means a Loan that bears interest at a rate based on Daily Compounded CORRA (including Adjusted Daily Compounded CORRA).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) (i) SOFR for the day (such day, a “Daily Simple SOFR Determination Day”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website plus (ii) the Applicable SOFR Adjustment and (b) zero. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Day, the SOFR in respect of such Daily Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such Daily Simple SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative. It is hereby agreed that if Daily Simple SOFR determined as provided above shall ever be less than zero, then Daily Simple SOFR shall be deemed to be zero.
“Daily Simple SOFR Borrowing” means a Borrowing comprised of Loans bearing interest at a rate determined by reference to Daily Simple SOFR.
“Daily Simple SOFR Determination Day” has the meaning assigned to such term in in the definition of “Daily Simple SOFR”.
“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Lender Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent; or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.
“Deposit Account” has the meaning set forth in Article 9 of the UCC.
“Designated Immaterial Subsidiary” has the meaning assigned to such term in Section 5.13(g).
“Designated Immaterial Subsidiary Notice” has the meaning assigned to such term in Section 5.13(g).
“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the ~~Borrowers~~Loan Parties.
“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the three (3) most recently ended fiscal months divided by (b) total gross sales for the three (3) most recently ended fiscal months.
“Dilution Reserve” shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Dividing Person” has the meaning assigned to such term in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Document” has the meaning assigned to such term in the U.S. Security Agreement.
“Dollar Amount” means (a) with regard to any Obligation or calculation denominated in dollars, the amount thereof, and (b) with regard to any Obligation or calculation denominated in any other currency, the amount of dollars which is equivalent to the amount so expressed in such currency at the Exchange Rate on the relevant date of determination.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means, with respect to any Person, each subsidiary of such Person that is organized under the laws of the United States, any State of the United States or the District of Columbia other than any such subsidiary that is also a direct or indirect subsidiary of a CFC Subsidiary or of a CFC Subsidiary Holding Company.
“Dutch Subsidiary” means any Subsidiary of Holdings organized under the laws of the Netherlands.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) amortized debt discount, (v) any non-cash losses or non-cash charges for such period that relate to the write-down or write-off of inventory to the extent such non-cash charges or non-cash losses do not exceed $10,000,000 in the aggregate during such period, (vi) any other non-cash losses or non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), (vii) charges and expenses incurred in connection with the Transactions and the other transactions related thereto and any amendments, waivers or consents with respect to the Loan Documents, (viii) charges and expenses incurred in connection with any actual or proposed Acquisition, disposition or Investment or any actual or proposed offering of securities, incurrence or repayment of Indebtedness or amendment to any agreement relating to Indebtedness, including any refinancing thereof, in each case whether or not consummated, provided, that the aggregate amount added back pursuant to this clause (a)(viii) shall not exceed an amount equal to 20% of EBITDA (calculated prior to giving effect to such addbacks) during such period and (ix) any reasonable, documented severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses (including any costs or expenses associated with any expatriate); provided, that the aggregate amount added back pursuant to clause (a)(ix) shall not exceed an amount equal to 15% of EBITDA (calculated prior to such addbacks); and, minus (b) without duplication and to the extent included in Net Income, (i) income tax credits and refunds, (ii) interest income, (iii) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (iv) any non-cash gains and non-cash items of income for such period that relate to any write-up of inventory to the extent such non-cash gains and non-cash income does not exceed $10,000,000 in the aggregate during such period, and (v) any other non-cash gains and non-cash items of income for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. If during any period for which EBITDA is being determined, Holdings or any Restricted Subsidiary shall have consummated any Acquisition, then for all purposes of this Agreement, in the case of any Acquisition, EBITDA shall be determined on a pro forma basis as if such Acquisition had been consummated on the first day of such period, taking into account such adjustments as are consistent with the standards set forth in Rule 11-02(b)(6) of Regulation S-X; provided that such pro forma adjustments are acceptable to the Administrative Agent in its Permitted Discretion.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Accounts” means, at any time, all Accounts created in the ordinary course of business; provided that Eligible Accounts shall not include any Account:

(a)which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be); provided that Accounts comprising Eligible Securitization Receivables shall not be subject to a Lien in favor of the Administrative Agent;
(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be), and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be); provided that Accounts comprising Eligible Securitization Receivables shall be subject to Liens in favor of the financial institutions which are purchasers (i.e. lenders) under the Receivables Securitization Agreements;
(c)in the case of any Account originated by a U.S. Loan Party, (i) with respect to which the scheduled due date is more than 90 days after the original invoice date, (ii) which is unpaid more than 120 days after the date of the original invoice therefor or more than 90 days after the original due date, or (iii) which has been written off the books of the applicable U.S. Loan Party or otherwise designated as uncollectible; provided that Accounts of the U.S. Loan Parties in an aggregate amount not exceeding 7.5% of the lesser of (x) the Aggregate Revolving Commitments and (y) the Aggregate Borrowing Base, shall not be deemed ineligible by reason of this clause (c) so long as (A) the scheduled due date thereof is more than 90 but less than 121 days after the original invoice date, (B) such Accounts remain unpaid for more than 120 but less than 151 days after the date of the original invoice therefor or more than 90 but less than 121 days after the original due date, and (C) such Accounts have not been written off the books of the applicable U.S. Loan Party or otherwise designated as uncollectible;
(d)in the case of any Account originated by a Canadian Loan Party, (i) with respect to which the scheduled due date is more than 60 days after the original invoice date, (ii) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) which has been written off the books of the applicable Canadian Loan Party or otherwise designated as uncollectible, provided that Accounts of the Canadian Loan Parties in an aggregate amount not exceeding 7.5% of the aggregate amount of all Eligible Accounts (as determined without giving effect to this proviso) of the Canadian Loan Parties shall not be deemed ineligible by reason of this clause (d) so long as (A) the scheduled due date thereof is more than 60 but less than 91 days after the original invoice date, (B) such Accounts remain unpaid for more than 90 but less than 121 days after the date of the original invoice therefor or more than 60 but less than 91 days after the original due date, and (C) such Accounts have not been written off the books of the applicable Canadian Loan Party or otherwise designated as uncollectible;
(e)which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;
(f)which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to any Loan Party or to WESCO Receivables exceeds 20% of the aggregate amount of Eligible Accounts (for clarification, only the amount of Accounts in excess of such percentage shall be deemed ineligible under this clause (f));
(g)with respect to which any covenant, representation, or warranty contained in this Agreement, the U.S. Security Agreement, or in the Canadian Security Agreement, as applicable, has been breached and not cured or is not true in any material respect;
(h)which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent in its Permitted Discretion which has been sent to the Account Debtor, (iii) represents a progress billing (which term, for greater certainty, shall not include sales in connection with an ongoing project where each sale represents a separate billable sale), (iv) is contingent upon any Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(i)for which the goods giving rise to such Account have not been shipped to the Account Debtor or its designee or for which the services giving rise to such Account have not been performed by the applicable Loan Party that originated such Account or if such Account was invoiced more than once;
(j)[intentionally omitted];
(k)which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code or other bankruptcy or insolvency laws and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;
(l)[intentionally omitted];
(m)which is owed by an Account Debtor which (i) does not maintain a principal place of business in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion and which is in the possession of, and is directly drawable by, the Administrative Agent;
(n)which is owed in any currency other than dollars or Canadian Dollars;
(o)which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq., the “Assignment of Claims Act”), has been complied with to the Administrative Agent’s satisfaction in its Permitted Discretion, or (iii) the federal government of Canada, unless the Financial Administration Act (Canada), as amended, has been complied with to the Administrative Agent’s satisfaction in its Permitted Discretion and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction in its Permitted Discretion; provided, that, Accounts owed by the government of the U.S. (or any department, agency, public corporation or instrumentality thereof) or the federal government of Canada in an aggregate amount not in excess of an amount equal to five percent (5%) of the aggregate amount of Eligible Accounts as of any relevant date of determination shall not be excluded from “Eligible Accounts” pursuant to this clause (o);
(p)which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;
(q)which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
(r)which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
(s)which is evidenced by any promissory note, chattel paper, or instrument;
(t)which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Loan Party or WESCO Receivables to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party or

WESCO Receivables, as applicable, has filed such report or qualified to do business in such jurisdiction, or which is a Sanctioned Person;
(u)with respect to which such Loan Party or WESCO Receivables has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party or WESCO Receivables created a new receivable for the unpaid portion of such Account;
(v)which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial, territorial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;
(w)which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;
(x)which was created on cash on delivery terms; or
(y)which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines, in its Permitted Discretion, is unacceptable.
In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party or WESCO Receivables to reduce the amount of such Account. Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not (x) change the standards of eligibility set forth herein to make such standards more restrictive, (y) exclude from Eligible Accounts any Account that meets the eligibility standards set forth herein other than pursuant to clause (y) above, or (z) exclude any Account pursuant to clause (y) above, unless, in each such case, the Administrative Agent shall have provided the Borrower Representative not less than five (5) Business Days advance notice of such change or exclusion.
“Eligible Inventory” means, at any time, the Inventory of any Loan Party that sells goods to customers in the ordinary course of business; provided that Eligible Inventory shall not include any Inventory:
(a)which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be);
(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be) and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be);
(c)which has remained unsold for twelve (12) consecutive months (or such longer period as Administrative Agent may determine in its Permitted Discretion), or for which there is more than a twelve (12) month (or such longer period as the Administrative Agent may determine in its Permitted Discretion) supply of inventory on hand unless an appropriate U.S. Borrowing Base Reserve or Canadian Borrowing Base Reserve, as applicable for such unsold / excess inventory has been established by the Administrative Agent;

(d)with respect to which (i) any covenant contained in this Agreement, the U.S. Security Agreement or any Canadian Security Agreement has been breached and not cured or (ii) any representation or warranty contained in this Agreement, the U.S. Security Agreement, or the Canadian Security Agreement is not true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) and which does not conform to all standards imposed by any applicable Governmental Authority;
(e)in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest (other than with respect to interests described in clause (b) of the definition of Permitted Encumbrances) or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
(f)which is not finished goods or is not goods held for sale or which constitutes work in process, samples, prototypes, displays or display items, bill and hold or ship in place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment or goods which are not of a type held for sale in the ordinary course of business; provided, that Inventory constituting work in process having a value not in excess of $5,000,000 in the aggregate at any time shall not be excluded from “Eligible Inventory” pursuant to this clause (f);
(g)which is in transit with a common carrier from vendors and suppliers or is not located in: (i) the U.S. with respect to Inventory owned by a U.S. Loan Party; or (ii) Canada with respect to Inventory owned by a Canadian Loan Party, except that Inventory in transit between U.S. locations, between U.S. locations and Canadian locations, and between Canadian locations of the Loan Parties shall not be excluded from “Eligible Inventory” pursuant to this clause (g) so long as the Administrative Agent’s Liens have been perfected at origin and destination;
(h)which is located in any location leased by such Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) an appropriate Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;
(i)which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate reserve has been established by the Administrative Agent in its Permitted Discretion;
(j)which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;
(k)which is located at any customer location; provided that Inventory having a value not in excess of $70,000,000 in the aggregate at any time shall not be excluded from “Eligible Inventory” pursuant to this clause (k) so long as such Inventory is located at a customer location acceptable to the Administrative Agent in its Permitted Discretion;
(l)which is the subject of a consignment by such Loan Party as consignor;
(m)which is perishable;
(n)which contains or bears any intellectual property rights licensed to such Loan Party unless the Administrative Agent in its Permitted Discretion is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;
(o)which is not reflected in a current perpetual inventory report of such Loan Party or other report acceptable to the Administrative Agent in its Permitted Discretion;

(p)for which reclamation rights have been asserted by the seller;
(q)which is located at any location where the aggregate value of all Inventory of the Loan Parties is less than $100,000; or
(r)which the Administrative Agent otherwise determines, in its Permitted Discretion, is unacceptable.
Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not (x) change the standards of eligibility set forth herein to make such standards more restrictive, (y) exclude from Eligible Inventory any Inventory that meets the eligibility standards set forth herein other than pursuant to clause (r) above, or (z) exclude any Inventory pursuant to clause (r) above, unless, in each such case, the Administrative Agent shall have provided the Borrower Representative not less than five (5) Business Days advance notice of such change or exclusion.
“Eligible Securitization Receivables” means Eligible Accounts that have been sold to WESCO Receivables pursuant to the Receivables Securitization Agreements; provided that no such Accounts shall be Eligible Securitization Receivables unless (i) the Administrative Agent shall have determined, based on the results of the most recent field examination of the Accounts of the Loan Parties and WESCO Receivables conducted by the Administrative Agent, that the Loan Parties and WESCO Receivables are in compliance with Section 5.14, (ii) the Administrative Agent shall have obtained a first priority pledge of 100% of the equity interests of WESCO Receivables, and (iii) the Administrative Agent, WESCO Receivables and PNC Bank National Association shall have entered into a Control Agreement with respect to the master collection account of WESCO Receivables maintained at PNC Bank National Association into which all proceeds of Accounts sold to WESCO Receivables are required to be remitted under the terms of the Receivables Securitization Agreements.
“Environmental Laws” means all laws, rules, regulations, codes and ordinances and binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters with respect to exposure to any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excess Note Proceeds” means the net cash proceeds in excess of $1,500,000,000 that are received by WESCO Distribution, Inc. in connection with the issuance of notes on or about March 7, 2024.
“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (London, England time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent (or the Issuing Bank, if applicable) and the Borrower Representative or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s (or the Issuing Bank’s, if applicable) spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that, if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent (or the Issuing Bank, if applicable) may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Accounts” means, collectively, (a) any Deposit Account of any Loan Party which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits or to maintain client postage advances, and (b) any other Deposit Account or Securities Account of any Loan Party, so long as the aggregate amount of available funds on deposit in such Deposit Account or the aggregate value of all cash, investment property and other financial assets in such Securities Account, as applicable, does not at any time exceed $5,000,000 for more than five (5) consecutive Business Days, provided that the sum of (i) the aggregate amount of available funds on deposit in all Deposit Accounts under this clause (b) plus (ii) the aggregate value of all cash, investment property and other financial assets in all Securities Accounts under this clause (b) does not at any time exceed $20,000,000.
“Excluded Subsidiary” means (a) any Foreign Subsidiary (other than any Foreign Subsidiary which is, or pursuant to the terms hereof is required to be, a party to the Canadian Security Agreement, the Canadian Guarantee or the U.S. Security Agreement), (b) any Immaterial Domestic Subsidiary (other than a Designated Immaterial Subsidiary), (c) any Immaterial Canadian Subsidiary (other than a Designated Immaterial Subsidiary), (d) any Dutch Subsidiary (other than ~~WDINESCO II B.V., WDINESCO III B.V. and~~ Anixter Mid Holdings B.V.) or (e) any Subsidiary of any Person described in any of the foregoing clauses (a) through (d).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located or, in the case of any Lender, its applicable lending office being located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal or Canadian federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Revolving Commitment (other than pursuant to an assignment request by a Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any withholding Taxes imposed under FATCA and (e) any withholding Tax that a Lender is required to pay or incur pursuant to Part XIII of the ITA that (i) would not have been imposed had the Recipient and the payor of the amount been dealing with each other at arms’ length; or (ii) that arises because a dividend is deemed to be received by a Recipient in accordance with subsection 214(16) or subsection 214(17) of the ITA, in each case, except where (i) the non-arm’s length relationship arises or (ii) the Recipient is (or is deemed to be) a “specified non-resident shareholder” or does not deal at arm’s length with a “specified shareholder” a Loan Party, on account of the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Agreement or any other Loan Document.
“Existing Administrative Agents” has the meaning assigned to such term in the recitals of this Agreement.
“Existing Canadian Administrative Agent” has the meaning assigned to such term in the recitals of this Agreement.
“Existing Canadian Letters of Credit” means the letters of credit listed on Schedule 2.06 hereto.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.
“Existing Lenders” has the meaning assigned to such term in the recitals of this Agreement.
“Existing Letters of Credit” means the Existing Canadian Letters of Credit and the Existing U.S. Letters of Credit.
“Existing Loan Documents” means the “Loan Documents” as defined in the Existing Credit Agreement.
“Existing U.S. Administrative Agent” has the meaning assigned to such term in the recitals of this Agreement.
“Existing U.S. Letters of Credit” means the letters of credit listed on Schedule 2.06 hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Fourth Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto and applicable fiscal or regulatory legislation rules, practices or other official implementing guidance thereunder or pursuant to such intergovernmental agreements.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as published by the Federal Reserve Bank of New York on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at ~~http://www~~http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain fee letter, dated as of January 10, 2020, by and among Holdings, Barclays, Canadian Imperial Bank of Commerce, New York Branch, Fifth Third Bank, National Association, PNC Bank, National Association, PNC Capital Markets LLC, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, and U.S. Bank National Association, as amended by that certain amendment to commitment letter and fee letter, dated as of February 3, 2020.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or corporate controller of a Borrower or other officer so designated by the Borrower.
“First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of December 14, 2020, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Fixed Charges for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Fixed Charge Coverage Trigger Event” means any day on which either (a) a Specified Event of Default shall occur or (b) Aggregate Availability shall fall below the Aggregate Availability Trigger Amount.
“Fixed Charge Coverage Trigger Period” means the period (a) commencing on the occurrence of a Fixed Charge Coverage Trigger Event and (b) continuing until the date on which Aggregate Availability has exceeded the Aggregate Availability Trigger Amount for thirty (30) consecutive days and no Specified Event of Default exists.
“Fixed Charges” means, with reference to any period, without duplication, (i) cash Interest Expense, plus (ii) scheduled cash principal payments on Indebtedness made during such period (excluding (A) any scheduled payment on Indebtedness to the extent funded with additional Indebtedness permitted under Section 6.01 and (B) principal payments in respect of (x) the Revolving Loans or (y) Indebtedness owing under the Receivables Securitization Agreements), plus (iii) expense for taxes paid in cash for such period, plus (iv) Restricted Payments made by Holdings and paid in cash during such period (other than Restricted Payments made pursuant to Section 6.08(a)(ix)), plus (v) Capital Lease Obligation payments and unfinanced Capital Expenditures made in cash made during such period (other than any such Capital Lease Obligation payments or Capital Expenditures to the extent that such Capital Lease Obligation payments or Capital Expenditures are made with proceeds from (A) any sale of assets permitted by this Agreement, (B) sale of Equity Interests permitted by this Agreement (other than in connection with the Anixter Acquisition), (C) trade-ins of machinery, equipment or motor vehicles or (D) insurance covering any loss or damage to Collateral), all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Foreign Banking Services” means each and any of the following bank services provided to one or more of Holdings’ Foreign Subsidiaries by any Lender or any Affiliate of a Lender (or any Person that was a Lender or an Affiliate of a Lender at the time the service was initially provided, or in the case of any services in effect on the Fourth Restatement Date, was a Lender or an Affiliate of a Lender as of such date) solely in connection with or related to Foreign Credit Extensions extended by such Lender or its Affiliates to such Foreign Subsidiaries of Holdings: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) credit cards issued to employees of Holdings’ Foreign Subsidiaries for travel, entertainment and similar expenses, (d) supply chain finance arrangements, and (e) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and depository network services).
“Foreign Banking Services Obligations” of Holdings’ Foreign Subsidiaries means any and all obligations of such Foreign Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Foreign Banking Services.
“Foreign Credit Extensions” means credit extended by any Lender (or any of its affiliates) to one or more of Holdings’ Foreign Subsidiaries, including Letters of Credit issued for the accounts of Holdings’ Foreign Subsidiaries (other than Letters of Credit issued under this Agreement), working capital and other loans made by any Lender (or any of its Affiliates) to Holdings’ Foreign Subsidiaries, guarantees by Barclays or any Lender (or any of its Affiliates) of indebtedness of Holdings’ Foreign Subsidiaries, international trade instruments issued or guaranteed by any Lender (or any of its affiliates) for the accounts of Holdings’ Foreign Subsidiaries, or other similar extensions of credit by any Lender (or any of its Affiliates) to Holdings’ Foreign Subsidiaries.
“Foreign Credit Reserves” means reserves (in an amount of dollars constituting the Dollar Amount of the currency in which such credit extension is denominated) established by the Administrative Agent in its Permitted Discretion in respect of Foreign Credit Extensions.
“Foreign Subsidiary” means, with respect to any Person, each subsidiary of such Person that is not a Domestic Subsidiary or a Canadian Subsidiary of such Person.
“Fourth Amendment” means that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Fourth Amendment Effective Date” means October 31, 2022.
“Fourth Restatement Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Funding Accounts” has the meaning assigned to such term in Section 4.01(g).
“GAAP” means generally accepted accounting principles in the United States of America; provided, however, that with respect to any determination involving a Canadian Loan Party on a standalone basis, “GAAP” means generally accepted accounting principles in Canada.
“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes in each case above as regulated pursuant to any Environmental Law.
“Holdings” means WESCO International, Inc., a Delaware corporation.
“IBA” has the meaning assigned to such term in Section 1.06.
“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.
“Immaterial Canadian Subsidiary” means any Canadian Subsidiary, whether existing as of the Fourth Restatement Date or formed or acquired thereafter, (i) the revenues of which, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries for such period and (ii) the consolidated assets of which, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries.
“Immaterial Domestic Subsidiary” means any Domestic Subsidiary, whether existing as of the Fourth Restatement Date or formed or acquired thereafter, (i) the revenues of which, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries for such period and (ii) the consolidated assets of which, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries.
“Immaterial Foreign Subsidiary” means any Foreign Subsidiary, whether existing as of the Fourth Restatement Date or formed or acquired thereafter (i) the revenues of which, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries for such period and (ii) the consolidated assets of which, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out to the extent such obligations remain unpaid after becoming due and owing, (l) Swap Agreement Obligations of such Person (measured as provided in the definition of “Material Indebtedness”) other than those related to a Permitted TEU Purchase Contract, Permitted TEU Capped Call Transaction or a Permitted Forward and (m) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Intercompany Guarantee” means a guaranty by any Loan Party of an Intercompany Obligation of another Loan Party.
“Intercompany Loan” means a loan or advance made by one Loan Party to another Loan Party, whether or not evidenced by a promissory note or other instrument.
“Intercompany Note” means any promissory note or other instrument evidencing an Intercompany Obligation.
“Intercompany Obligation” means any liability or obligation, contingent or otherwise, of one or more Loan Parties to one or more other Loan Parties, whether in respect of an Intercompany Loan or an Intercompany Guarantee, or in respect of property or other goods sold or delivered or for services rendered, or under a conditional sale or other title retention agreement, and, in each case, whether or not evidenced by an Intercompany Note.
“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.
“Interest Expense” means, with reference to any period, total interest expense (whether cash or non-cash interest expense and including interest expense attributable to Capital Lease Obligations) of Holdings and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Restricted Subsidiaries for such period in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan, Canadian Prime Rate Loan (other than a Swingline Loan) ~~or any~~, Daily Simple SOFR Loan or Daily Compounded CORRA Loan, the first Business Day of each April, July, October and January for the immediately prior quarter and the Maturity Date, and (b) with respect to any Term SOFR Loan~~,~~  or ~~CDOR Rate~~Term CORRA Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR ~~Borrowing or a CDOR Rate~~  Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest period and the maturity Date.
“Interest Period” means with respect to: (a) any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower Representative may elect~~,~~  and (b) any ~~CDOR Rate Borrowing~~Term CORRA Loan, the initial period ~~commencing on the date of such Borrowing and ending on the date that is~~(subject to availability) of one or three months ~~thereafter, as~~commencing on and including the date of the borrowing, continuation or conversion date, as the case may be, with respect to such Term CORRA Loan and excluding the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately one or three months as selected by the Borrower Representative ~~may elect~~; provided, that, in each case, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period)

shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a ~~CDOR Rate~~Term CORRA Borrowing or a Term SOFR Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate Holding Company” means a Subsidiary which has no Indebtedness (other than pursuant to the Loan Documents or intercompany Indebtedness to Holdings or any Restricted Subsidiary of Holdings not prohibited by Section 6.01) and holds no material assets other than Equity Interests in another Subsidiary.
“Inventory” has the meaning assigned to such term in the U.S. Security Agreement.
“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed “Investments” for purposes hereof.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means individually and collectively (a) with respect to U.S. Letters of Credit, each of Barclays, Bank of America N.A., Canadian Imperial Bank of Commerce, New York Branch, Citizens Bank, Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Nova Scotia, TD Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Citibank, N.A., Goldman Sachs Bank USA and any other Lender proposed by the Borrower Representative that has agreed to act as an Issuing Bank with respect to U.S. Letters of Credit and is reasonably acceptable to the Administrative Agent, each in its capacity as an issuer of U.S. Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j) and (b) with respect to Canadian Letters of Credit, each of Barclays, Bank of America N.A., Canadian Imperial Bank of Commerce, New York Branch, Citizens Bank, Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Nova Scotia, TD Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, Citibank, N.A., Goldman Sachs Bank USA and any other Lender proposed by the Borrower Representative that has agreed to act as an Issuing Bank with respect to Canadian Letters of Credit and is reasonably acceptable to the Administrative Agent, each in its capacity as an issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Banks” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended.
“Joinder Agreement” has the meaning assigned to such term in Section 5.13.
“LC Aggregate Maximum Amount” means $200,000,000.
“LC Alternative Currency” means any lawful currency (other than dollars or Canadian Dollars) acceptable to the Issuing Banks and which is freely transferable and convertible into dollars in the United States or London currency market, as applicable, and is freely available to the applicable Issuing Bank in the London interbank deposit market.

“LC Alternative Currency Sublimit” means $50,000,000.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit, provided that, with respect to any component of any such amount in an LC Alternative Currency under a U.S. Letter of Credit, such amount shall be the Dollar Amount thereof.
“LC Exposure” means, at any time, the sum of the U.S. LC Exposure and the Canadian LC Exposure.
“LC Individual Sublimit” means (a) $10,000,000 for Barclays, in its capacity as an Issuing Bank, (b) $25,000,000 for Bank of America N.A. in its capacity as an Issuing Bank, (c) $5,000,000 for Canadian Imperial Bank of Commerce, New York Branch in its capacity as an Issuing Bank, (d) $5,000,000 for Citizens Bank in its capacity as an Issuing Bank, (e) $15,000,000 for HSBC Bank USA, National Association in its capacity as an Issuing Bank, (f) $20,000,000 for The Bank of Nova Scotia in its capacity as an Issuing Bank, (g) $5,000,000 for Fifth Third Bank, National Association in its capacity as an Issuing Bank, (h) $5,000,000 for PNC Bank, National Association, in its capacity as an Issuing Bank, (i) $5,000,000 for TD Bank, N.A., in its capacity as an Issuing Bank, (j) $5,000,000 for U.S. Bank National Association in its capacity as an Issuing Bank, (k) $40,000,000 for Wells Fargo Bank, National Association in its capacity as an Issuing Bank, (l) $5,000,000 for Citibank, N.A., in its capacity as an Issuing Bank, (m) $5,000,000 for Goldman Sachs Bank USA, in its capacity as an Issuing Bank, and (n) with respect to any other Issuing Bank, such amount agreed to by the Borrowers and such Issuing Bank; provided that, at the request of the Borrowers, any Issuing Bank may, in its sole discretion, without the necessity of obtaining the consent of the Administrative Agent or any Lender, elect to increase its LC Individual Sublimit in an amount not to exceed the Revolving Commitment of the applicable Lender so long as after giving effect to such increase, the aggregate LC Individual Sublimit of all Issuing Banks does not exceed the LC Aggregate Maximum Amount; provided, further that the foregoing sublimits apply to the applicable Lender and its Affiliates.
“LCT Election” has the meaning assigned to such term in Section 1.08.
“LCT Specified Transaction” has the meaning assigned to such term in Section 1.08.
“LCT Test Date” has the meaning assigned to such term in Section 1.08.
“Lender Parties” means, individually and collectively as the context may require, the Administrative Agent, the Lenders and the Issuing Banks.
“Lenders” means, individually and collectively as the context may require, the Canadian Lenders and the U.S. Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Transaction” means any Investment the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Liquidity” means, at any time, the sum of (a) Combined Availability and (b) unrestricted cash held at such time in Deposit Accounts subject to Control Agreements.
“Loan Documents” means, individually and collectively as the context may require, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, each

Loan Guaranty, each Canadian Guarantee, the Receivables Intercreditor Agreement, any Permitted Term Debt Intercreditor Agreement, the Affiliate Subordination Agreement and each additional guaranty entered into by a Canadian Loan Party pursuant to Section 5.13, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s LC Individual sublimit or the respective rights and obligations between the applicable Borrower and the Issuing Bank in connection with the issuance by the Issuing Bank of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means (a) with respect to the U.S. Obligations, each U.S. Borrower, each U.S. Loan Guarantor and any other Person that becomes a U.S. Loan Guarantor pursuant to Section 5.13; and (b) with respect to the Canadian Obligations, each Loan Party and any other Person that becomes a Loan Guarantor pursuant to Section 5.13.
“Loan Guaranty” means (a) each U.S. Loan Party Guaranty and (b) each other separate Guarantee in form and substance reasonably satisfactory to the Administrative Agent delivered by each Loan Guarantor that is a Foreign Subsidiary of Holdings (provided, that any Guarantee provided by a Foreign Subsidiary of Holdings shall be governed by the laws of the country in which such Foreign Subsidiary is located), as the same may be amended or modified and in effect from time to time.
“Loan Parties” means, individually and collectively as the context may require, the U.S. Loan Parties and the Canadian Loan Parties.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.
“Lock Box” means a postal lock box established by any Person with any banking institution, securities intermediary or other financial institution.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition, of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents to which they are a party, (c) the Collateral, the Administrative Agent’s Liens (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) on the Collateral or the priority of such Liens (this clause (c) to be taken as a whole), or (d) the rights of or benefits available to the Administrative Agent, any Issuing Bank or the Lenders under any of the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Restricted Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means the earliest of: (a) the Scheduled Maturity Date, (b) the date that is 91 days prior to the final scheduled maturity date of the 2025 Senior Notes unless as of such 91st day (i) not more than $75,000,000 of 2025 Senior Notes remain outstanding, (ii) the Borrower Representative has received a binding commitment to refinance the 2025 Senior Notes on or prior to the maturity date of the 2025 Senior Notes (subject only to reasonable and customary conditions) so that upon receipt of the net proceeds thereof not more than $75,000,000 of 2025 Senior Notes will remain outstanding and such refinancing is permitted by this Agreement and matures no earlier than 91 days after the Scheduled Maturity Date or (iii) there shall exist Reserves in an amount equal to or greater than the amount remaining outstanding under the 2025 Senior Notes and Liquidity shall be at least $250,000,000; and (c) the final scheduled maturity date of any Bridge Debt, unless on such maturity date (i) all such Bridge Debt is refinanced with Indebtedness that is permitted by this agreement and matures no earlier than 91 days after the Scheduled Maturity Date or (ii) none of such Bridge Debt remains outstanding. For purposes of this definition, “refinance” shall include any transaction that has the effect of extending the maturity date.
“MaxCell Patents” means domestic and international patents and patents pending associated with the fabric innerduct and conduit divider system known as MaxCell.
“Monthly Financial Statement Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs or (ii) Combined Availability falls below the Combined Availability Trigger Amount; and (b) continuing until the date on which, at all times during the preceding thirty (30) consecutive days, (i) no Event of Default has existed and (ii) Combined Availability has been greater than the Combined Availability Trigger Amount.
“Monthly Reporting Trigger Period” means any period (a) commencing on the day that Aggregate Credit Exposure shall have been greater than or equal to 20% of the lesser at such time of (i) the Aggregate Revolving Commitments and (ii) the Aggregate Borrowing Base for three (3) consecutive Business Days and (b) continuing until the date on which Aggregate Credit Exposure shall have been less than 20% of the lesser at such time of (i) the Aggregate Revolving Commitments and (ii) the Aggregate Borrowing Base for 365 consecutive days. For the avoidance of doubt, the parties acknowledge and agree that as of the Fourth Restatement Date, a Monthly Reporting Trigger is not in effect.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or a Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is prohibited by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.
“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Obligations” means, individually and collectively as the context may require, the U.S. Obligations and the Canadian Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overadvances” means, individually and collectively as the context may require, the U.S. Overadvances and the Canadian Overadvances.
“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning set forth in Section 9.04.
“Participant Register” has the meaning set forth in Section 9.04.
“Payment Conditions” shall be deemed to be satisfied with respect to a transaction if:
(a)no Default has occurred and is continuing or would result immediately after giving effect to such transaction;
(b)for the period of thirty (30) consecutive days prior to, and as of the date of, such transaction, in each case, after giving effect to such transaction, Specified Combined Availability exceeds the Combined Availability Trigger Amount; provided that (A) in calculating Specified Combined Availability for the thirty day period prior to such transaction for purposes of this clause (b), Specified Combined Availability for such thirty day period shall be determined on a pro forma basis, as if such transaction had occurred (and any Revolving Loans or loans, transfers or sales made under the Receivables Securitization Agreements to fund such transaction had been made) on the first day of such period and (B), if at any time during such thirty day period, Specified Combined Availability shall be less than the Combined Availability Trigger Amount and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Specified Combined

Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such thirty day period;
(c)immediately after giving effect to such transaction, the Fixed Charge Coverage Ratio (calculated for the period of four consecutive fiscal quarters then most recently ended as if such transaction had been made on the first day of such period) shall be not less than 1.1 to 1.0; and
(d)in connection with any incurrence of Indebtedness, any sale, transfer or other disposition (or series of related sales, transfers or other dispositions), any Investment (or series of related Investments) or any Restricted Payment (or series of related Restricted Payments) in an aggregate amount in excess of $50,000,000, the Borrower Representative shall have delivered to the Administrative Agent a written certification as to (and reasonably detailed calculations of) the Fixed Charge Coverage Ratio demonstrating compliance with the foregoing clause (c) and of Specified Combined Availability demonstrating compliance with the foregoing clause (b), which certification and calculations shall be reasonably satisfactory in form and detail to the Administrative Agent.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Event” means: (a) the whole or partial withdrawal of a Canadian Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might reasonably constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Acquisition” means (i) the Rahi Acquisition and (ii) subject to Section 1.08, any Acquisition by any Borrower or Loan Guarantor in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a hostile acquisition or contested by the Person to be acquired; (b) both before and after giving effect to such Acquisition, each of the representations and warranties in the Loan Documents is true and correct in all material respects (or if such representation or warranty relates to an earlier date, as of such earlier date) (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the context thereof); (c) at the time of, and immediately after giving effect to the consummation of such Acquisition, the conditions set forth in clauses (a), (b) and (d) of the definition of Payment Conditions are satisfied with respect to such Acquisition; (d) in the case of any Acquisition for Total Consideration in excess of $350,000,000, (i) as soon as available, but not less than ten (10) days (or such shorter period as may be agreed to by the Administrative Agent in its Permitted Discretion) prior to such Acquisition, the Borrowers have provided the Administrative Agent with notice of such Acquisition and a summary of the material terms of such Acquisition and (ii) as soon as available, but not less than five (5) days (or such shorter period as may be agreed to by the Administrative Agent in its Permitted Discretion) prior to such Acquisition, the Borrowers shall have provided the Administrative Agent with a copy of all available business and financial information reasonably requested by Administrative Agent (in each case, to the extent available) including pro forma financial statements, statements of cash flow, and Aggregate Availability, Canadian Availability and U.S. Availability projections; and (e) to the extent the acquirer is a Loan Party, a material portion of the assets being acquired are located within the United States or Canada, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada; provided that, notwithstanding anything herein to the contrary, the Borrowers may designate any Acquisition that would otherwise qualify as a Permitted Acquisition but for the foregoing clause (e) as a Permitted Acquisition so long as the aggregate Total Consideration for all Permitted Acquisitions so designated pursuant to this proviso does not exceed $75,000,000. Unless otherwise consented to in writing by the Administrative Agent, in no event will assets acquired pursuant to a Permitted Acquisition constitute assets eligible for inclusion in the Aggregate Borrowing Base prior to completion of a field examination and other due diligence acceptable to Administrative Agent in its Permitted Discretion; provided that with respect to any Permitted Acquisition as to which the aggregate value of the assets being acquired by any U.S. Loan Party or Canadian Loan Party is less than 10% of the Aggregate Borrowing Base, respectively (each determined prior to giving effect to any inclusion of any such assets in the Aggregate Borrowing Base, as applicable), Accounts or Inventory acquired in connection with such Permitted Acquisition which would otherwise constitute Eligible Accounts and Eligible Inventory may be included in the Aggregate Borrowing Base, as applicable, without a field examination for a period of ninety (90) days after the consummation of such Permitted Acquisition, it being understood that, unless otherwise agreed by the Administrative Agent in its Permitted Discretion, such Accounts and Inventory will cease to be included in the Aggregate Borrowing Base from and after the 90th day after the consummation of such Permitted Acquisition if the Administrative Agent has not received a field examination and other due diligence acceptable to the Administrative Agent by such 90th day.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Encumbrances” means:
(a)Liens imposed by law for (i) Taxes, assessments or other governmental charges that are not yet due, or (ii) Taxes, assessments or other governmental charges in an aggregate amount not in excess of $50,000,000 that are overdue by not more than 30 days;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII; and
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness except with respect to clause (e) above (to the extent that any such judgment constitutes Indebtedness).
“Permitted Forward” means any Swap Agreements relating to forward sales of the common stock of any Loan Party pursuant to an effective registration statement of such Loan Party filed with the SEC (including any prospectus related thereto).
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such government), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or province thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 or any Lender or an Affiliate of a Lender;
(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and AAA by Moody’s, and (iii) have portfolio assets of at least $500,000,000; and
(f)other Investments that are similar to the foregoing, are of comparable credit quality and are customarily used by companies in such jurisdiction for cash management purposes or approved by the Administrative Agent.
“Permitted Lien” means any Lien permitted under Section 6.02.
“Permitted Term Debt” shall have the meaning assigned to such term in Section 6.01(x).
“Permitted Term Debt Agent” means any person acting as administrative agent or collateral agent pursuant to Permitted Term Debt Documents.
“Permitted Term Debt Documents” means each Permitted Term Loan Agreement, each Permitted Term Debt Security Document, and each other “loan document,” “credit document” or document included in a similar term under and as defined in any such Permitted Term Loan Agreement (other than any Permitted Term Debt Intercreditor Agreement).
“Permitted Term Debt Intercreditor Agreement” means any intercreditor agreement(s) executed and delivered after the Fourth Restatement Date by the Administrative Agent, any Permitted Term Debt Agent and the Borrower Representative in connection with any Permitted Term Debt in form and substance reasonably acceptable to the Administrative Agent (including, without limitation, any intercreditor agreement in substantially the form attached hereto as Exhibit I, with such changes as shall be agreed upon among the parties thereto), providing, among other things, that (i) the Liens of the Administrative Agent on the ABL Priority Collateral shall be senior to the Liens of the Permitted Term Debt Agent on the ABL Priority Collateral and (ii) the Liens of the Permitted Term Debt Agent on the Term Loan Priority Collateral shall be senior to the Liens of the Administrative Agent on the Term Loan Priority Collateral.
“Permitted Term Debt Security Documents” means any security documents, collateral documents or other similar documents entered into by any of the Loan Parties in connection with any Permitted Term Loan Agreement to create or perfect Liens on assets of the Loan Parties as security for the Permitted Term Debt, and any other documents that are designated under any Permitted Term Loan Agreement as “Term Loan Security Documents” for purposes of a Permitted Term Debt Intercreditor Agreement.
“Permitted Term Loan Agreement” means any credit agreement, loan agreement or other similar definitive document entered into by any Loan Party after the Fourth Restatement Date with respect to the Permitted Term Debt.
“Permitted TEU Capped Call Transaction” means any Swap Agreement in the form of a capped call option pursuant to which Holdings acquires an option requiring the counterparty thereto to deliver to Holdings shares of Holdings’ common stock (or other securities or property following a merger event or other change in the common stock of Holdings) from time to time upon exercise of such option entered into by Holdings in connection with the issuance of customary tangible equity units; provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be customary for swap agreements of such type as determined by the Borrower Representative in good faith and (ii) the purchase price for such Permitted TEU Capped Call Transaction does not exceed the net proceeds received by Borrower Representative from the issuance of the related tangible equity units.
“Permitted TEU Purchase Contract” means one or more purchase contracts of Holdings that obligates Holdings to deliver a variable number of shares of Holdings’ common stock (or other securities or property following a merger event or other change in the common stock of Holdings) initially issued as a component of customary tangible equity units; provided that the terms, conditions and covenants of such purchase contracts must be customary for purchase contracts of such type (as determined by the Borrower Representative in good faith).
“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledged Cash” means cash of the Loan Parties (a) which has been pledged to the Administrative Agent as security for the Obligations and in which the Administrative Agent has a perfected, first priority Lien (subject to Permitted Encumbrances with respect to any Pledged Cash domiciled in a bank account in Canada and statutory liens in favor of the depository bank), and (b) which is on deposit in one or more segregated Deposit Accounts (which for avoidance of doubt shall not include any operating account of any Loan Party) maintained with Barclays or another commercial bank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent (other than in the case of a bank account in Canada), each of which segregated Deposit Accounts is subject to a Control Agreement among Barclays or such bank (as applicable), as depositary, the Administrative Agent and the applicable Loan Party, which Control Agreement provides the Administrative Agent with exclusive dominion and full control over such Deposit Account and all cash held therein and does not permit the Loan Parties to make withdrawals from or otherwise give instructions with respect to the investment or disposition of the cash held in such Deposit Account.
“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction in Canada (including the Civil Code of Quebec) for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Preferred Equity” means preferred stock issued by WESCO International, Inc. in accordance with the terms of the Anixter Acquisition Agreement.
“Prepayment Event” means:
(a)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any ABL Priority Collateral of any Loan Party, other than dispositions described in Section 6.05(a), (b), (c), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n)(ii), (p), (r) and (s); or
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any ABL Priority Collateral of any Loan Party.

“Prepayment Notice” means a notice by the Borrower Representative regarding a prepayemt in accordance with Section 2.11 substantially in the form of Exhibit K attached hereto.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Priority Payables Reserve” means reserves for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Administrative Agent’s or any other Canadian Lender Parties’ Liens, including without limitation, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for wages, vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the ITA, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to or under any Canadian Pension Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation, other than amounts included in the Wage Earner Protection Act Reserve.
“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.
“Projections” has the meaning assigned to such term in Section 5.01(e).
“Protective Advance” means, individually and collectively as the context may require, the U.S. Protective Advances and the Canadian Protective Advances.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rahi” means Rahi Systems Holdings US, Inc., a Delaware corporation.
“Rahi Acquisition” means the acquisition by WESCO Distribution, Inc. of Rahi and its subsidiaries pursuant to the Rahi Acquisition Agreement.
“Rahi Acquisition Agreement” means that certain Securities Purchase Agreement, dated as of September 7, 2022, by and among WESCO Distribution, Inc., as the buyer, Rahi, as the company, and the other Persons party thereto, as sellers.
“RBSL” means Refinitiv Benchmark Services (UK) Limited or any of its successors or affiliates.
“Real Estate Subsidiaries” means WESCO Real Estate I, LLC, WESCO Real Estate II, LLC, WESCO Real Estate III, LLC, and WESCO Real Estate IV, LLC, each of which is a Delaware limited liability company.
“Receivables Intercreditor Agreement” means (i) that certain Intercreditor Agreement, dated as of the Fourth Restatement Date, by and among the Administrative Agent, the Borrower Representative, WESCO Receivables and PNC Bank National Association as receivables agent, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any other similar intercreditor agreement(s) executed and delivered after the Fourth Restatement Date by the Administrative Agent in connection with the Receivables Securitization Agreements.
“Receivables Securitization” means the transactions contemplated by the Receivables Securitization Agreements.
“Receivables Securitization Agreements” means (a) that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of the Fourth Restatement Date, among WESCO Receivables, as seller, the Borrower Representative, as servicer, the purchasers from time to time party thereto, and PNC Bank National Association, as administrator, (b) that certain Second Amended and Restated Purchase and Sale Agreement, dated as of the Fourth Restatement Date, among WESCO Receivables, the Borrower Representative and the other parties from time to time party thereto, and (c) all other documents executed or delivered in connection therewith, in each case, as amended, restated, supplemented, modified, renewed, refinanced or replaced from time to time in accordance with Section 6.11 (including, for greater certainty, amendments, renewals, refinancings and replacements which increase the maximum amount available under such facilities which are not prohibited by Section 6.11).
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Relevant Rate” ~~shall mean~~means (a) with respect to any Term SOFR Borrowing, Term SOFR, (b) with respect to any Daily Simple SOFR Borrowing, Daily Simple SOFR, (c) with respect to any ~~CDOR Rate~~Term CORRA Borrowing, ~~the CDOR Rate~~Term CORRA and (d) with respect to any Daily Compounded CORRA Borrowing, Daily Compounded CORRA, as applicable.
“Rent Reserve” means with respect to any leased facility, warehouse, distribution center, depot or other place where any Inventory is located, a reserve equal to three (3) months’ rent at such leased facility, warehouse, distribution center, depot or other place.
“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Aggregate Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Aggregate Credit Exposure and total unused Revolving Commitments at such time.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured

Obligations, Priority Payables Reserves, Wage Earner Protection Act Reserve, Banking Services Reserves, Foreign Credit Reserves, Rent Reserves, Dilution Reserves, reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for any Unfunded Pension Liability in any Canadian Pension Plan, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party; provided that to the extent any reserve (including, without limitation, any Priority Payables Reserve, Wage Earner Protection Act Reserve, Banking Services Reserve, Foreign Credit Reserve, reserve for Swap Agreement Obligations or reserve for Unfunded Pension Liability in any Canadian Pension Plan) with respect to any specific item, claim, liability or potential claim or liability is deducted by the Administrative Agent in the computation of the U.S. Borrowing Base, such reserve for such specific item, claim, liability or potential claim or liability shall not be deducted in the computation of the Canadian Borrowing Base, and vice-versa, it being the intention of the parties to avoid duplication of reserves with respect to any specific item, claim, liability or potential claim or liability in the computation of the Aggregate Borrowing Base, Canadian Borrowing Base and U.S. Borrowing Base; provided that the Administrative Agent may reserve any amount of any eligible Securitization receivables in excess of $40,000,000 for which a surety bond has been issued by any Loan Party.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any option, warrant or other right to acquire any such Equity Interests in Holdings; provided, that any payment with respect to, or early unwind or settlement of, any Permitted TEU Capped Call Transaction, in each case, in accordance with the terms of the agreement governing such Permitted TEU Capped Call Transaction shall not constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.
“Revaluation Date” means (a) with respect to any Loan denominated in Canadian Dollars, each of the following: (i) each date of a Borrowing, (ii) each date of a continuation of such Loan pursuant to Section 2.08, (iii) the date any Borrowing Base Certificate is delivered, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require, and (b) with respect to any Letter of Credit denominated in Canadian Dollars or any LC Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of an amendment of such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable Issuing Bank under such Letter of Credit, (iv) the date any Borrowing Base Certificate is delivered and (v) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, which commitment may be (a) comprised of both a U.S. Commitment and a Canadian Commitment or solely a U.S. Commitment, as set forth on the Revolving Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and (b) reduced or increased from time to time pursuant to (i) Section 2.09 and (ii) assignments by or to such Lender pursuant to Section 9.04. As of the Fourth Amendment Effective Date, the Aggregate Revolving Commitments total $1,725,000,000.
“Revolving Commitment Schedule” means the Schedule attached hereto identified as such.
“Revolving Exposure” means, individually and collectively as the context may require, the U.S. Revolving Exposure and the Canadian Revolving Exposure.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject ~~or target of~~of comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Government of Canada, the government of any province or territory of Canada or by the United Nations Security Council, the European Union or any European Union member state, or His Majesty’s Treasury of the United Kingdom, (b) any Person that constitutes a Canadian Blocked Person, (c) any Person ~~operating~~located, organized or resident in a Sanctioned Country, (d) any Person owned, 50% or more, or controlled by any such Person or Persons described in the foregoing clauses (a) through (c), or (e) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, or (c) the Government of Canada.
“Scheduled Maturity Date” means March 1, 2027.
“SEC” means the Securities and Exchange Commission of the U.S.
“Second Amendment” means that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” means March 1, 2022.
“Secured Indebtedness” means, at any date, the portion of Total Funded Indebtedness that is secured by a Lien on any property or assets of Holdings or any of its Restricted Subsidiaries at such date.
“Secured Leverage Ratio” means, on any date, the ratio of (a)(i) Secured Indebtedness on such date less (ii) the aggregate amount not in excess of $50,000,000 of unrestricted cash held at such time in Deposit Accounts subject to Control Agreements to (b) EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements are available, provided that, to the extent any Borrower or any Restricted Subsidiary makes any acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business that is permitted by Section 6.05 during the period of four fiscal quarters of Holdings most recently ended, the Secured Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower Representative), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Secured Indebtedness) had occurred in the first day of such four quarter period.
“Secured Obligations” means, individually and collectively as the context may require, the U.S. Secured Obligations and the Canadian Secured Obligations.
“Securities Account” has the meaning assigned to such term in Article 8 of the UCC or the Securities Transfer Act of Ontario, as applicable.

“Securitization Additional Availability” means (a) 85% of the book value of Eligible Securitization Receivables less (b) Reserves, less (c) the greater of (i) the amount of credit actually extended to WESCO Receivables by the Securitization Lenders, and (ii) the Securitization Maximum Potential Capital (but not in excess of the Securitization Purchase Limit); provided, that, notwithstanding the foregoing, in no event shall Securitization Additional Availability exceed the lesser of (A) $301,875,000 and (B) seventeen and one half percent (17.5%) of the lesser at such time of (1) the Aggregate Revolving Commitments and (2) the Aggregate Borrowing Base.
“Securitization Availability” means, at any time, the available borrowing capacity of WESCO Receivables under the Receivables Securitization Agreements, which available borrowing capacity is equal to (a) the lesser, at such time, of (i) the Securitization Maximum Potential Capital and (ii) the Securitization Purchase Limit minus (b) the amount of credit extended at such time to WESCO Receivables by the Securitization Lenders.
“Securitization Lenders” means the purchasers (i.e., the lenders) of Eligible Accounts that have been sold to WESCO Receivables under the Receivables Securitization Agreements.
“Securitization Maximum Potential Capital” means, at any time, the maximum amount of credit that could be extended to WESCO Receivables at such time (based on Eligible Securitization Receivables) by the Securitization Lenders under the Receivables Securitization Agreements, which amount is set forth on the monthly reports delivered by WESCO Receivables to the Securitization Lenders as the “Maximum Potential Capital.”
“Securitization Purchase Limit” means on any date the aggregate commitment of the Securitization Lenders under the Receivables Securitization Agreements, as the same may be increased or decreased from time to time under the Receivables Securitization Agreements.
“Senior Notes” means, collectively, the 2025 Senior Notes and the 2028 Senior Notes.
“Senior Notes Indentures” means, collectively, the 2025 Senior Notes Indenture and the 2028 Senior Notes Indenture.
“Settlement” has the meaning assigned to such term in Section 2.05(g).
“Settlement Date” has the meaning assigned to such term in Section 2.05(g).
“Significant Subsidiary” shall mean, with respect to paragraphs (i), (j) and (k) of Article VII hereof, on any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, would constitute a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in paragraph (i), (j) or (k) of Article VII hereof has occurred, would collectively satisfy the criteria for the determination of a Significant Subsidiary under clause (a) of this definition.
“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR or Daily Simple SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“Specified Combined Availability” shall mean, at any time, the sum of (a) Combined Availability plus (b) the amount, if positive, by which the Aggregate Borrowing Base in effect at such time exceeds the Aggregate Revolving Commitments at such time; provided that the amount attributable to clause (b) of this definition shall not exceed 2.5% of the aggregate amount of the Aggregate Revolving Commitments at such time.
“Specified Event of Default” any Event of Default of type specified in clauses (a), (b), (d), (e)(i), (i), (j) or (k) of Article VII.
“Specified Foreign Credit Extensions” means Foreign Credit Extensions of which the Administrative Agent has received notice in accordance with Section 2.22.
“Specified Representations” means the representations and warranties under Sections 3.01, 3.02, 3.03(d), 3.08, 3.13(c), 3.13(d), 3.16, 3.20(c) (solely with respect to the use of proceeds of any Loans made on the Fourth Restatement Date) and 3.23.
“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent in its Permitted Discretion.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of a Loan Party, as applicable.
“Supermajority Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposure and unused Revolving Commitments representing at least 66 2/3% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments.
“Supported QFC” has the meaning assigned to such term in Section 9.26.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement; provided, further, that any Permitted TEU Purchase Contract shall not constitute a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender (or any Person that was a Lender or an Affiliate of a Lender at the time the agreement was initially executed, or in the case of any agreement as in effect on the Fourth Restatement Date, was a Lender or an Affiliate of a Lender as of such date), and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction; provided, however, in no event shall Swap Agreement Obligations include Excluded Swap Obligations.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Swingline Exposure” means, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means Barclays, in its capacity as the lender of Swingline Loans hereunder.
“Swingline Loan” means, individually and collectively as the context may require, each U.S. Swingline Loan and each Canadian Swingline Loan.
“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.
“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Temporary Borrowing Base Amount” means, as of any date, the greater of $1,100,000,000 and an amount equal to the sum of (i) the Aggregate Borrowing Base of Holdings and its Subsidiaries immediately prior to the Fourth Restatement Date and (ii) an amount equal to the sum of 80% of the Eligible Accounts of the Anixter Loan Parties and 50% of the Eligible Inventory of the Anixter Loan Parties.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR ~~or the CDOR Rate~~.
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day, the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” means a Loan that bears interest at a rate based on Term CORRA (including Adjusted Term CORRA).
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Loan Priority Collateral” means all Collateral other than the ABL Priority Collateral, including, without limitation, all Collateral consisting of (a) Equipment and Fixtures, (b) Fee Interests in Real Property, (c) Intellectual Property, (d) Equity Interests in Loan Parties and their subsidiaries; (e) Intercompany Loans, Intercompany Notes and Intercompany Obligations; and (f) all Proceeds from the sale or disposition of any of the items referred to in the preceding clauses (a) through (e); provided that cash, cash equivalents and Securities obtained as proceeds from the sale or disposition of the items referred to in the preceding clauses (a) through (e) and that are deposited into or credited to a Deposit Account or a Securities Account shall only constitute Term Loan Priority Collateral to the extent that such cash, cash equivalents or Securities are specifically identifiable as proceeds from the sale or disposition of the items referred to in the preceding clauses (a) through (e).
“Term CORRA Adjustment” means a percentage per annum as set forth below for the applicable Interest Period:

Interest Period	Percentage
One month	0.29547%
Three months	0.32138%

“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Administrative Agent shall so notify the Borrower Representative and, at the option of the Borrower Representative, (i) the Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day or (ii) Term SOFR on such Periodic Term SOFR Determination Day shall be deemed to equal Daily Simple SOFR on such day, and
(b)    for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Administrative Agent shall so notify the Borrower Representative and, at the option of the Borrower Representative, (i) the Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day or (ii) Term SOFR on such Periodic Term SOFR Determination Day shall be deemed to equal Daily Simple SOFR on such day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than zero, then Term SOFR shall be deemed to be zero.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Third Amendment Effective Date” means August 2, 2022.
“Third Restatement Date” means September 26, 2019.
“Total Consideration” means, with respect to any Acquisition, the sum (but without duplication) of (a) cash paid in connection with any Acquisition, (b) Indebtedness payable to the seller in connection with such Acquisition, (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, and (d) the amount of Indebtedness assumed in connection with such Acquisition.
“Total Funded Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the types described in clauses (a), (b), (f), (h), (k) and, solely to the extent such Indebtedness being guaranteed would otherwise constitute Total Funded Indebtedness, (g), determined on a consolidated basis in accordance with GAAP.
“Total Leverage Ratio” means, on any date, the ratio of (a) (i) Total Funded Indebtedness on such date less (ii) the aggregate amount not in excess of $50,000,000 of unrestricted cash held at such time in Deposit Accounts subject to Control Agreements to (b) EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements are available, provided that, to the extent any Borrower or any Restricted Subsidiary makes any acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business that is permitted by Section 6.05 during the period of four fiscal quarters of Holdings most recently ended, the Total Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower Representative), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four quarter period.
“Transactions” means (i) the execution, delivery and performance by the Loan Parties (and any Foreign Subsidiaries which are party to the Canadian Security Agreement, the Canadian Guarantee or the U.S. Security Agreement) of this Agreement and the other Loan Documents, (ii) the borrowing of Loans and other credit extensions, (iii) the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (iv) the granting of Liens under the Collateral Documents, (v) the Anixter Acquisition, (vi) the (a) satisfaction and discharge and/or repayment in full of the 5.125% Senior Notes due 2021 issued by Anixter, Inc. and (b) settlement, and payment of any fees, costs, premiums and expenses in connection therewith, of any tender offer, consent solicitation, satisfaction and discharge, repayment and/or redemption in connection with the 5.50% Senior Notes due 2023 and the 6.00% Senior Notes due 2025, in each case, issued by Anixter, Inc., (vii) the issuance of the 2025 Senior Notes and (viii) the issuance of the 2028 Senior Notes, in each case, on or around the Fourth Restatement Date.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ABR, the Canadian Prime Rate, Daily Simple SOFR, Daily Compound CORRA, a Canadian Benchmark or a Term Benchmark.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unadjusted Canadian Benchmark Replacement” means the Canadian Benchmark Replacement excluding the Canadian Benchmark Replacement Adjustment.
“Unfunded Pension Liability” means, at a point in time, with respect to any defined benefit Canadian Pension Plan, the total unfunded liability or solvency deficiency as determined by a professional actuary for the purposes of the Employment Pension Plans Act (Alberta) or such other provincial pension standards legislation that may be applicable to the funding and solvency requirements of that plan.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Subsidiary” means (a) any Subsidiary of a Borrower that is formed or acquired after the Fourth Restatement Date that is designated as an Unrestricted Subsidiary in accordance with Section 6.13, (b) any Restricted Subsidiary designated or re-designated as an Unrestricted Subsidiary by the Borrower Representative in a written notice to the Administrative Agent and in accordance with Section 6.13, and (c) each Subsidiary of an Unrestricted Subsidiary.
“USA Patriot Act” has the meaning assigned to such term in Section 9.14.
“U.S.” means the United States of America.
“U.S. Availability” means, as of any date of determination, (a) the lesser of (i) the total Revolving Commitments as of such date and (ii) the U.S. Borrowing Base as of such date, minus (b) the sum of (i) the total U.S. Revolving Exposure of all U.S. Lenders as of such date (calculated with respect to any Defaulting Lender as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings) and (ii) the Canadian U.S. Borrowing Base Utilization as of such date.
“U.S. Borrower” or “U.S. Borrowers” means, individually or collectively as the context may require: (a) the entities listed on the Loan Party Schedule attached hereto under the heading “U.S. Borrowers,” and (b) any Domestic Subsidiary of Holdings (other than a CFC Subsidiary Holding Company) that becomes a party to this Agreement as an additional borrower after the Fourth Restatement Date pursuant to a Joinder Agreement in accordance with Section 5.13.
“U.S. Borrowing Base” means, at any time, the sum of (a) the lesser of (i) 70% of the U.S. Loan Parties (other than Intermediate Holding Companies) Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 90% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the

U.S. Loan Parties (other than Intermediate Holding Companies) Eligible Inventory (determined after taking into account adjustments made in such appraisal in the calculation of the Net Orderly Liquidation Value percentage), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, plus (b) the Securitization Additional Availability, minus (c) Reserves.
“U.S. Cash Management Bank” means (a) as of the Fourth Restatement Date, PNC Bank National Association and Bank of America, N.A., in their respective capacities as the principal depositary banks for the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors), and (b) at any time after the Fourth Restatement Date, any one or more of the Lenders selected by the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors), in consultation with the Administrative Agent, to become the successor principal depository bank for the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors); provided that, unless the Administrative Agent otherwise consents in writing, no Person shall become the successor “U.S. Cash Management Bank” unless and until such Person shall have entered into a Control Agreement with the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent.
“U.S. Collection Account” means the account at Barclays (or another commercial bank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent), so designated by the Administrative Agent, in a written notice delivered to the Borrower Representative, to be the “U.S. Collection Account,” to which funds on deposit in Deposit Accounts (other than Excluded Accounts) maintained by the U.S. Loan Parties (other than Canadian Cross-Border Loan Guarantors) with the U.S. Cash Management Bank and all collections and other payments received in respect of the Accounts of the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) by the U.S. Cash Management Bank shall be remitted at all times (subject to the provisions of the Receivables Intercreditor Agreement) during a Cash Dominion Period.
“U.S. Commitment” means, with respect to each U.S. Lender, the commitment, if any, of such U.S. Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit, U.S. Overadvances and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Lender’s U.S. Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such U.S. Lender pursuant to Section 9.04. The initial amount of each U.S. Lender’s U.S. Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such U.S. Lender shall have assumed its U.S. Commitment, as applicable. The U.S. Commitment is a sub-facility of the Revolving Commitment and is not in addition to the Revolving Commitment.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure of the U.S. Borrowers. The U.S. LC Exposure of any U.S. Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.
“U.S. Lender Parties” means, individually and collectively as the context may require, the Administrative Agent, the U.S. Lenders, and the Issuing Banks issuing U.S. Letters of Credit.
“U.S. Lenders” means the Persons listed on the Revolving Commitment Schedule as having a U.S. Commitment and any other Person that shall acquire a U.S. Commitment pursuant to an Assignment and Assumption or become a lender pursuant to an Aggregate Commitment Increase in accordance with Section 2.09, other than any such Person that ceases to be such a Person hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “U.S. Lenders” includes the Swingline Lender in its capacity as a lender of U.S. Swingline Loans.
“U.S. Letter of Credit” means any Letter of Credit issued hereunder for the purpose of providing credit support for any U.S. Borrower, any Domestic Subsidiary or any Foreign Subsidiary.

“U.S. Loan Guarantors” means, individually or collectively, as the context may require: (a) the entities listed on the Loan Party Schedule attached hereto under the heading “U.S. Loan Guarantors,” (b) any Canadian Cross-Border Loan Guarantor, (c) any Domestic Subsidiary (other than a CFC Subsidiary Holding Company) that after the Fourth Restatement Date guarantees payment of the U.S. Obligations and the Canadian Obligations pursuant to Section 5.13 and (d) the successors and assigns of the Persons described in clauses (a), (b) and (c) of this definition; provided, however, that for the avoidance of doubt, “U.S. Loan Guarantors” shall not include (i) WESCO Receivables, (ii) any Real Estate Subsidiary, (iii) any CFC Subsidiary or CFC Subsidiary Holding Company or (iv) any Dutch Subsidiary.
“U.S. Loan Parties” means, individually or collectively, as the context may require, the U.S. Borrowers and the U.S. Loan Guarantors.
“U.S. Loan Party Guaranty” means (i) Article VIII of the U.S. Security Agreement, and (ii) each other separate Guarantee having terms substantially similar to those set forth in Article VIII of the U.S. Security Agreement delivered by any other U.S. Loan Party after the Fourth Restatement Date, in each case, as amended or modified and in effect from time to time.
“U.S. Loans” means, individually and collectively as the context may require, the U.S. Revolving Loans, the U.S. Swingline Loans, the U.S. Overadvances, and the U.S. Protective Advances.
“U.S. Obligations” means, with respect to the U.S. Loan Parties, all unpaid principal of and accrued and unpaid interest on the U.S. Loans, all U.S. LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the U.S. Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank with respect to a U.S. Letter of Credit or any indemnified party arising under the Loan Documents.
“U.S. Overadvances” has the meaning assigned to such term in Section 2.05(c).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Protective Advance” has the meaning assigned to such term in Section 2.04(a).
“U.S. Revolving Exposure” means, with respect to any U.S. Lender at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans of such U.S. Lender at such time, plus (b) an amount equal to such U.S. Lender’s Applicable Percentage of the aggregate principal amount of the U.S. Swingline Loans outstanding at such time, plus (c) an amount equal to such U.S. Lender’s Applicable Percentage of the aggregate U.S. LC Exposure outstanding at such time, plus (d) an amount equal to such U.S. Lender’s Applicable Percentage of the aggregate principal amount of the U.S. Overadvances outstanding at such time.
“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrowers.
“U.S. Secured Obligations” means all U.S. Obligations, together with all (a) Banking Services Obligations of the U.S. Loan Parties; (b) Swap Agreement Obligations of the U.S. Loan Parties and their Subsidiaries owing to one or more U.S. Lenders or their respective Affiliates (or any Person that was a Lender or an Affiliate of a Lender at the time the agreement was initially executed, or in the case of any agreement as in effect on the Fourth Restatement Date, was a Lender or an Affiliate of a Lender as of such date); provided that promptly after any transaction relating to such Swap Obligation is executed, the U.S. Lender or Affiliate of a U.S. Lender party thereto (other than Barclays or its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the Collateral Documents in favor of the U.S. Lender Parties; and (c) all obligations of the U.S. Loan Parties in respect of all Guarantees provided by such U.S. Loan Parties of Indebtedness of Foreign Subsidiaries under Foreign Credit Extensions and Foreign Banking Services Obligations; provided that promptly after any such Guarantee by any U.S. Loan Party relating to such Foreign Credit Extensions and Foreign Banking Services Obligations is entered into, the U.S. Lender or Affiliate of a U.S. Lender party thereto (other than Barclays or its Affiliates) shall have delivered written notice to the Administrative Agent that such a Guarantee has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the Collateral Documents in favor of the U.S. Lender Parties.
“U.S. Security Agreement” means that certain Fourth Amended and Restated Pledge and Security Agreement, dated as of the Fourth Restatement Date, among the U.S. Loan Parties, ~~WDINESCO II B.V (solely, in the case of WDINESCO II B.V., with respect to the pledge of the Equity Interests of WDCH, LP)~~the other parties that may be a party thereto from time to time and the Administrative Agent, for the benefit of the Lender Parties in substantially the form of Exhibit E attached hereto, which Third Amended and Restated Pledge and Security Agreement amends and restates in its entirety the Second Amended and Restated Pledge and Security Agreement among the U.S. Loan Parties and the Existing U.S. Administrative Agent, for the benefit of the Lender Parties, dated as of the Third Restatement Date, and any other pledge or security agreement entered into after the Fourth Restatement Date by any other U.S. Loan Party (as required by this Agreement or any other Loan Document), or any other Person, in each case, as the same may be amended, restated or otherwise modified from time to time.
“U.S. Swingline Loan” means a Loan made by the Swingline Lender pursuant to Section 2.05(a).
“Wage Earner Protection Act Reserve” means, on any date of determination, a reserve established from time to time by the Administrative Agent in such amount as the Administrative Agent determines reflects the amounts that may become due under the Wage Earner Protection Program Act (Canada) with respect to the employees of any Loan Party employed in Canada which would give rise to a Lien with priority under applicable law over the Lien of the Administrative Agent.
“WDC Holding” means WDC Holding, Inc., a Delaware corporation.
“Weekly Reporting Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) Aggregate Availability falls below the Aggregate Availability Trigger Amount and (b) continuing until the date on which no Event of Default has existed and the Aggregate Availability has exceeded the Aggregate Availability Trigger Amount for thirty consecutive days.
“WESCO Canada I” means WESCO Canada I, LP, a limited partnership organized under the laws of Alberta.
“WESCO Receivables” means WESCO Receivables Corp., a Delaware corporation.
“WESCO Receivables Intercompany Loans” means all loans owing to any Loan Party from WESCO Receivables Corp., and all guarantees of such loans, whether or not such loans or guarantees are evidenced by the WESCO Receivables Intercompany Notes or any other Instruments or Documents.
“WESCO Receivables Intercompany Notes” means all promissory notes issued from time to time by WESCO Receivables Corp. in favor of certain of the Loan Parties, in each case, evidencing loans made by such Loan Parties to WESCO Receivables Corp. under the WESCO Receivables Securitization Agreements, as such notes may be amended, restated, supplemented or otherwise modified or replaced from time to time.
“WIS Disposition Transactions” means the dispositions and other transactions contemplated by the WIS Purchase Agreement.
“WIS Purchase Agreement” means that certain Purchase Agreement, dated as of February 22, 2024, between the Borrower Representative and Vallen Distribution, Inc., as amended, restated, supplemented or otherwise modified from time to time.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan” or “Term Benchmark Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “SOFR Borrowing” or “Term Benchmark Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).
SECTION 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced, or otherwise modified (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any time” shall refer to the same time or period for all calculations or determination within such definition, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All certificates and other documents required to be provided by a specified officer of a Loan Party shall be deemed to be provided by such person solely in their capacity as such officer.
For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest” and “mortgage” shall be deemed to include a “hypothec,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “servitude” shall be deemed to include “easement,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership,” and (s) “foreclosure” shall be deemed to include the “exercise of a hypothecary right.”
SECTION 1.04Accounting Terms; GAAP.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if, after the Fourth Restatement Date, the Borrowers migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or any change occurring after the Fourth Restatement Date in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value,” as defined therein.
(a)Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations” or “Indebtedness,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.05Currency Matters.
(a)Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Administrative Agent and the Lenders shall be payable in the currency in which such Obligations are denominated, provided that (i) any reimbursement by a Canadian Borrower of an LC Disbursement in respect of a Canadian Letter of Credit denominated in Canadian Dollars or any payment by a Canadian Lender to the Administrative Agent or an Issuing Bank in respect of its participation with respect to any such Canadian Letter of Credit shall be payable in Canadian Dollars and (ii) any reimbursement by a U.S. Borrower of an LC Disbursement in respect of a U.S. Letter of Credit denominated in an LC Alternative Currency or any payment by a Lender to the Administrative Agent or an Issuing Bank in respect of its participation with respect to any such Letter of Credit in an LC Alternative Currency shall be payable in dollars.
(b)Without limiting the other terms of this Agreement, all calculations and determinations under this Agreement of any amount in any currency other than dollars shall be deemed to refer to the Dollar Amount thereof, as the case may be, and all Borrowing Base Certificates delivered under this Agreement shall express such calculations or determinations in dollars or the Dollar Amount thereof, as the case may be. Each requisite currency translation shall be based on the Exchange Rate.
(c)For purposes of this Agreement and the other Loan Documents, the Dollar Amount of any Borrowings, Loans, Letters of Credit and other Obligations shall be determined in accordance with the terms of this Agreement in respect of the most recent Revaluation Date. Such Dollar Amount shall become effective as of such Revaluation Date for such Borrowings, Loans, Letters of Credit and other Obligations and shall be the Dollar Amount employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur with respect to such Borrowings, Loans, Letters of Credit and other Obligations.
SECTION 1.06Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, Canadian Prime Rate, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Daily Compounded CORRA, Term SOFR or Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto

(including any Benchmark Replacement or Canadian Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement or Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, Canadian Prime Rate, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Daily Compounded CORRA, Term SOFR, Daily Simple SOFR or any other Benchmark or Canadian Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Canadian Prime Rate, Term SOFR, Daily Simple SOFR, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Daily Compounded CORRA, any alternative, successor or replacement rate (including any Benchmark Replacement or Canadian Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, Canadian Prime Rate, Term CORRA, Adjusted Term CORRA, Daily Compounded CORRA, Adjusted Daily Compounded CORRA, Term SOFR, Daily Simple SOFR or any other Benchmark or Canadian Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07Pro Forma Adjustments for Investments and Dispositions. To the extent any Loan Party or any Restricted Subsidiary makes any Investment permitted pursuant to Section 6.04 or Disposition outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of the Loan Parties most recently ended, the Fixed Charge Coverage Ratio, the Secured Leverage Ratio and the Total Leverage Ratio (as applicable) shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the Investment or the Disposition, are factually supportable and are reasonably expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of such Loan Party or Restricted Subsidiary), as if such Investment or such Disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.
SECTION 1.08Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, solely in connection with a Limited Condition Transaction (a) when calculating any applicable ratio or financial test or determining whether any Default or Event of Default has occurred, is continuing or would result from the consummation of such Limited Condition Transaction, in each case, pursuant to Section 6.01, Section 6.02, Section 6.04, Section 6.05, or Section 6.08 in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment (including consummating a Permitted Acquisition), the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted or the repayment of Indebtedness in connection with such Limited Condition Transaction (each, a “LCT Specified Transaction”); provided that any Borrowing hereunder shall not constitute an LCT Specified Transaction except in the case of any Borrowing with respect to any “first in, last out” incremental or (b) determining the accuracy of any representation or warranty under this Agreement or any other Loan Document in connection with a Limited Condition Transaction, the date of determination of such ratio or financial test, the accuracy of such representation or warranty (but taking into account any earlier date specified therein) or whether any Default or Event of Default has occurred, is continuing or would result therefrom shall, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, financial tests, representations and warranties and absence of defaults are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent period of four consecutive fiscal quarters ending prior to the LCT Test Date for which financial statements are available, the applicable Loan Party could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, financial tests, representations and warranties or absence of defaults are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, representations and warranties and absence of defaults will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related LCT Specified Transactions. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any subsequent Acquisition or Investment that any Loan Party or Restricted Subsidiary is contractually committed to consummate on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis both (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.
ARTICLE II.    The Credits
SECTION 2.01Revolving Commitments. Subject to the terms and conditions set forth herein, (a) each U.S. Lender agrees to make U.S. Revolving Loans to the U.S. Borrowers denominated in dollars from time to time during the Availability Period, and (b) each Canadian Lender agrees to make Canadian Revolving Loans to the Canadian Borrowers denominated in either dollars or Canadian Dollars from time to time during the Availability Period, so long as, in each case after giving effect thereto:
(i)the U.S. Revolving Exposure, Canadian Revolving Exposure or Revolving Exposure of any Lender would not exceed such Lender’s U.S. Commitment, Canadian Commitment or Revolving Commitment, as the case may be;
(ii)U.S. Availability would not be less than zero;
(iii)Canadian Availability would not be less than zero; and
(iv)Aggregate Availability would not be less than zero,
subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. On the Fourth Restatement Date, the Administrative Agent shall reallocate or terminate, as applicable, the commitments and loans outstanding under the Existing Credit Agreement in accordance with the Lenders’ respective Applicable Percentages and all loans outstanding as of the Fourth Restatement Date under the Existing Credit Agreement shall automatically and without further action by the parties hereto be deemed converted into Loans under this Agreement and shall be included in the calculations as of the Fourth Restatement Date of “Aggregate Revolving Exposure” and “Revolving Exposure.” All liabilities of the Loan Parties with respect to such Loans shall constitute Obligations and it is the intention of the Loan Parties that such Obligations shall continue to be secured by Collateral Documents.
SECTION 2.02Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.
(b)Subject to Section 2.14: (i) each U.S. Borrowing shall be denominated in dollars; (ii) each Canadian Borrowing shall be denominated in dollars or Canadian Dollars; (iii) each U.S. Borrowing denominated in dollars shall be comprised entirely of ABR Loans or SOFR Loans, in each case, as the Borrower Representative may request in accordance herewith; (iv) each Canadian Borrowing denominated in dollars shall be comprised entirely of ABR Loans or SOFR Loans, in each case, as the Borrower Representative may request; and (v) each Canadian Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or ~~CDOR Rate~~Canadian CORRA Loans, in each case, as the Borrower Representative may request in accordance herewith. Each Swingline Loan shall be an ABR Loan or a Canadian Prime Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Term SOFR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Daily Simple SOFR Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the commencement of each Interest Period for any ~~CDOR Rate~~Canadian CORRA Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings and Canadian Prime Rate Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of: (i) ten (10) SOFR Borrowings outstanding; and (ii) eight (8) ~~CDOR Rate~~Canadian CORRA Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(e)Each U.S. Borrower acknowledges and agrees that it is jointly and severally liable for, and absolutely, unconditionally and irrevocably promises to pay when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all U.S. Loans and all other U.S. Obligations. Each Canadian Borrower acknowledges and agrees that it is jointly and severally liable for, and absolutely, unconditionally and irrevocably promises to pay when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all Canadian Loans and all other Canadian Obligations.
(f)All “Loans” and “Letters of Credit” as defined and issued by the Existing Lenders under the Existing Credit Agreement shall be deemed to be Loans and Letters of Credit under and as defined under this Agreement.
SECTION 2.03Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand, facsimile or electronic mail delivery) in a form approved by the Administrative Agent and signed by the Borrower Representative (a) in the case of a SOFR Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any such Borrowings to be made on the Fourth Restatement Date, two Business Days), (b) in the case of a ~~CDOR Rate~~Canadian CORRA Borrowing, not later than 12:00 p.m., New York City time, ~~two~~three Business Days before the date of the proposed Borrowing, (c) in the case of a ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing, or (d) in the case of a Canadian Prime Rate Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing or a Canadian Prime Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 3:00 p.m., New York City time, on the date of the proposed Borrowing. Such request may be conditioned on the occurrence of one or more events (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring, financing or reorganization). Each such written Borrowing Request shall specify the following information in compliance with Section 2.01:
(i)the name of the applicable Borrower(s);
(ii)the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;

(iv)in the case of a Canadian Borrowing, the applicable currency in which the Borrowing will be funded;
(v)whether such Borrowing is to be a ABR Borrowing, a Term SOFR Borrowing, a Daily Simple SOFR Borrowing, a Canadian Prime Rate Borrowing, ~~or a CDOR Rate~~a Term CORRA Borrowing or a Daily Compounded CORRA Borrowing; and
(vi)in the case of a Term SOFR Borrowing or a ~~CDOR Rate~~Term CORRA Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (a) an ABR Borrowing in the case of a U.S. Revolving Loan or Canadian Revolving Loan requested in dollars, or (b) a Canadian Prime Rate Borrowing in the case of a Canadian Revolving Loan requested in Canadian Dollars. If no Interest Period is specified with respect to any requested Term SOFR Revolving Borrowing or ~~CDOR Rate~~Term CORRA Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s ~~(or, in the case of a CDOR Rate Revolving Borrowing, 30 days’)~~ duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the U.S. Borrowers in dollars, on behalf of the U.S. Lenders (each such Loan, a “U.S. Protective Advance”) and Loans to the Canadian Borrowers in Canadian Dollars or dollars, on behalf of the Canadian Lenders (each such Loan, a “Canadian Protective Advance”), which the Administrative Agent in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the applicable Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that, (x) the aggregate amount of U.S. Protective Advances outstanding at any time shall not exceed $27,500,000 and (y) the aggregate amount of Canadian Protective Advances outstanding at any time shall not exceed $27,500,000, provided further that, (1) the aggregate amount of outstanding U.S. Protective Advances in favor of the U.S. Borrowers plus the aggregate U.S. Revolving Exposure shall not exceed (I) the aggregate U.S. Commitments minus (II) the sum of (X) the Priority Payables Reserve, (Y) the Rent Reserve and (Z) the Wage Earner Protection Act Reserve, (2) the aggregate amount of outstanding Canadian Protective Advances in favor of the Canadian Borrowers plus the aggregate Canadian Revolving Exposure shall not exceed the (I) aggregate Canadian Commitments minus (II) the sum of (X) the Priority Payables Reserve, (Y) the Rent Reserve and (Z) the Wage Earner Protection Act Reserve, (3) the aggregate amount of all outstanding Protective Advances plus the Aggregate Revolving Exposure shall not exceed (I) the Aggregate Revolving Commitments minus (II) the sum of (X) the Priority Payables Reserve, (Y) the Rent Reserve and (Z) the Wage Earner Protection Act Reserve, (4) the sum of (I) the aggregate amount of all outstanding Protective Advances plus (II) the aggregate amount of all outstanding Overadvances shall not exceed $110,000,000, and (5) a Protective Advance shall not be made if such Protective Advance would cause the sum of (I) any Lender’s Revolving Exposure plus (II) such Lender’s Applicable Percentage (determined for purposes of this clause (II) in accordance with clause (a) of the definition of Applicable Percentage set forth in Section 1.01) of all outstanding Protective Advances to exceed such Lender’s Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The (i) U.S. Protective Advances shall be secured by the Liens in favor of the Administrative Agent (for the benefit of the Lender Parties) in and to the Collateral of the U.S. Loan Parties; and (ii) Canadian Protective Advances shall be secured by the Liens in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties) in and to the Collateral of the Loan Parties. All U.S. Protective Advances shall constitute U.S. Obligations and all Canadian Protective Advances shall constitute Canadian Obligations. All U.S. Protective Advances and Canadian Protective Advances denominated in dollars shall be ABR Borrowings, and all Canadian Protective Advances denominated in Canadian Dollars shall be Canadian Prime Rate Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative

Agent’s receipt thereof. At any time that there is sufficient: (I) U.S. Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the U.S. Lenders to make a U.S. Revolving Loan to repay a U.S. Protective Advance; and (II) Canadian Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Canadian Lenders to make a Canadian Revolving Loan, in the currency in which the applicable Canadian Protective Advance was denominated, to repay a Canadian Protective Advance. At any other time the Administrative Agent may require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.04(b).
(b)Upon the making of a U.S. Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each U.S. Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such U.S. Protective Advance in proportion to its Applicable Percentage. Upon the making of a Canadian Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Canadian Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Canadian Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.
SECTION 2.05Swingline Loans and Overadvances. (a) The Administrative Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests that an ABR Borrowing be made to the U.S. Borrowers, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the U.S. Lenders and in the amount requested, same day funds to the U.S. Borrowers, on the date of the applicable Borrowing to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among them as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(g). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the U.S. Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of U.S. Swingline Loans outstanding at any time shall not exceed $75,000,000. The Swingline Lender shall not make any U.S. Swingline Loan if, after giving effect to such U.S. Swingline Loan (i) U.S. Availability would be less than zero or (ii) Aggregate Availability would be less than zero. All U.S. Swingline Loans shall be ABR Borrowings.
(b)The Administrative Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests that a Canadian Prime Rate Borrowing be made to the Canadian Borrowers, the Swingline Lender may elect to have the terms of this Section 2.05(b) apply to such Borrowing Request by advancing, on behalf of the Canadian Lenders and in the amount requested, same day funds to the Canadian Borrowers, on the date of the applicable Borrowing to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(b) is referred to in this Agreement as a “Canadian Swingline Loan”), with settlement among them as to the Canadian Swingline Loans to take place on a periodic basis as set forth in Section 2.05(g). Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Prime Rate Loans funded by the Canadian Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of Canadian Swingline Loans outstanding at any time shall not exceed $50,000,000. The Swingline Lender shall not make any Canadian Swingline Loan if, after giving effect to such Swingline Loan (i) Canadian Availability would be less than zero or (ii) Aggregate Availability would be less than zero. All Canadian Swingline Loans shall be Canadian Borrowings.
(c)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make U.S. Revolving Loans to the U.S. Borrowers, on behalf of the U.S. Lenders, in amounts that exceed U.S. Availability (any such excess U.S. Revolving Loans are herein referred to collectively as “U.S. Overadvances”); provided that, no U.S. Overadvance shall result in a Default due to U.S. Borrowers’ failure to comply with Section 2.01 for so long as such

U.S. Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such U.S. Overadvance. In addition, U.S. Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied, it being understood that the conditions precedent set forth in Sections 4.02(a) and (b) shall continue to apply (subject to the proviso set forth in the immediately preceding sentence). All U.S. Overadvances shall constitute ABR Borrowings. The authority of the Administrative Agent to make U.S. Overadvances is limited to an aggregate amount not to exceed $60,000,000 at any time, no U.S. Overadvance may remain outstanding for more than forty-five (45) days, no U.S. Overadvance shall cause any U.S. Lender’s U.S. Revolving Exposure or Revolving Exposure to exceed its U.S. Commitment or Revolving Commitment (as applicable), no U.S. Overadvance shall cause the Aggregate Revolving Exposure to exceed (i) the Aggregate Revolving Commitments minus (ii) the sum of (A) the Priority Payables Reserve, (B) the Rent Reserve and (C) the Wage Earner Protection Act Reserve and no U.S. Overadvance shall cause the sum of (x) the aggregate amount of all outstanding Overadvances plus (y) the aggregate amount of all outstanding Protective Advances to exceed $110,000,000 provided that, the Supermajority Revolving Lenders may at any time revoke the Administrative Agent’s authorization to make U.S. Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(d)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Canadian Revolving Loans to the Canadian Borrowers, on behalf of the Canadian Lenders, in amounts that exceed Canadian Availability (any such excess Canadian Revolving Loans are herein referred to collectively as “Canadian Overadvances”); provided that, no Canadian Overadvance shall result in a Default due to Canadian Borrowers’ failure to comply with Section 2.01 for so long as such Canadian Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Canadian Overadvance. In addition, Canadian Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied, it being understood that the conditions precedent set forth in Sections 4.02(a) and (b)  shall continue to apply (subject to the proviso set forth in the immediately preceding sentence). All Canadian Overadvances shall constitute ABR Borrowings or Canadian Prime Rate Borrowings. The authority of the Administrative Agent to make Canadian Overadvances is limited to an aggregate amount not to exceed $50,000,000 at any time, no Canadian Overadvance may remain outstanding for more than forty-five (45) days, no Canadian Overadvance shall cause any Canadian Lender’s Canadian Revolving Exposure or Revolving Exposure to exceed its Canadian Commitment or Revolving Commitment (as applicable), no Canadian Overadvance shall cause the Aggregate Revolving Exposure to exceed (i) the Aggregate Revolving Commitments minus (ii) the sum of (A) the Priority Payables Reserve, (B) the Rent Reserve and (C) the Wage Earners Protection Act Reserve, and no Canadian Overadvance shall cause the sum of (x) the aggregate amount of all outstanding Overadvances plus (y) the aggregate amount of all outstanding Protective Advances to exceed $110,000,000 provided that, the Supermajority Revolving Lenders may at any time revoke the Administrative Agent’s authorization to make Canadian Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.
(e)Upon the making of a U.S. Swingline Loan or a U.S. Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such U.S. Swingline Loan or U.S. Overadvance), each U.S. Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such U.S. Swingline Loan or U.S. Overadvance equal in amount to such U.S. Lender’s Applicable Percentage of such U.S. Swingline Loan or U.S. Overadvance. The Swingline Lender or the Administrative Agent may, at any time, require the U.S. Lenders to fund their participations in U.S. Swingline Loans or U.S. Overadvances. From and after the date, if any, on which any U.S. Lender is required to fund its participation in any U.S. Swingline Loan or U.S. Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such U.S. Lender, such U.S. Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such U.S. Swingline Loan or U.S. Overadvance.
(f)Upon the making of a Canadian Swingline Loan or a Canadian Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Canadian Swingline Loan or Canadian Overadvance), each Canadian Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Canadian

Swingline Loan or Canadian Overadvance equal in amount to such Canadian Lender’s Applicable Percentage of such Canadian Swingline Loan or Canadian Overadvance. The Swingline Lender or the Administrative Agent may, at any time, require the Canadian Lenders to fund their participations in Canadian Swingline Loans or Canadian Overadvances. From and after the date, if any, on which any Canadian Lender is required to fund its participation in any Canadian Swingline Loan or Canadian Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Canadian Lender, such Canadian Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Canadian Swingline Loan or Canadian Overadvance, as the case may be.
(g)The Administrative Agent, on behalf of the Swingline Lender shall request settlement (a “Settlement”) with the U.S. Lenders or Canadian Lenders, as applicable, on at least a weekly basis or on any more frequent date that the Administrative Agent elects, by notifying the applicable Revolving Lenders of such requested Settlement by facsimile, telephone, or electronic mail no later than 12:00 p.m., New York City time, on the date of such requested Settlement (the “Settlement Date”). With respect to Settlements involving U.S. Loans, each U.S. Lender (other than the Swingline Lender, in the case of the U.S. Swingline Loans) shall transfer in dollars the amount of such U.S. Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to an account of the Administrative Agent as the Administrative Agent may designate, not later than 1:00 p.m., New York City time, on such Settlement Date. With respect to Settlements involving Canadian Loans, each Canadian Lender (other than the Swingline Lender, in the case of the Canadian Swingline Loans) shall transfer, in the currency in which the applicable Loan was denominated, the amount of such Canadian Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to an account of the Administrative Agent as the Administrative Agent may designate, not later than 1:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against, as applicable, (i) the amounts of the Swingline Lender’s U.S. Swingline Loans (and, together with Swingline Lender’s Applicable Percentage of such U.S. Swingline Loan, shall constitute U.S. Revolving Loans of such U.S. Lenders, respectively) and (ii) the amounts of the Swingline Lender’s Canadian Swingline Loans (and, together with Swingline Lender’s Applicable Percentage of such Canadian Swingline Loan, shall constitute Canadian Revolving Loans of such Canadian Lenders, respectively). If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.
SECTION 2.06Letters of Credit. (a) General Terms; Issuing Bank Commitments; Requests for Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of, and each Issuing Bank agrees, subject to its LC Individual Sublimit and in reliance upon the agreements of the Borrowers and the Lenders set forth in this Section 2.06 and elsewhere in the Agreement, to issue, Letters of Credit (denominated in dollars or in an LC Alternative Currency in the case of U.S. Letters of Credit and denominated in dollars or Canadian Dollars in the case of Canadian Letters of Credit) for the account of a Borrower or for the account of a Restricted Subsidiary, in a form reasonably acceptable to the applicable Issuing Bank and the Administrative Agent, at any time and from time to time during the Availability Period; provided that, (i) unless expressly agreed by Barclays in writing, Barclays, in its capacity as an Issuing Bank shall only be required to issue standby Letters of Credit and (ii) unless expressly agreed in writing by Goldman Sachs Bank USA, Goldman Sachs Bank USA shall only be required to issue standby Letters of Credit, provided further that (i) with respect to any Letter of Credit issued for the account of (x) a Domestic Subsidiary that is not a Borrower or (y) a Foreign Subsidiary, one or more of the U.S. Borrowers shall be the applicant or co-applicant with respect to such Letter of Credit, (ii) with regard to any Letter of Credit issued for the account of a Canadian Subsidiary that is not a Borrower, one or more of the Canadian Borrowers shall be the applicant or co-applicant with respect to such Letter of Credit, (iii) each U.S. Borrower and each other U.S. Loan Party irrevocably agrees that is shall be jointly and severally liable and fully responsible for any and all LC Disbursements and other obligations with respect to any Letter of Credit issued for the account of any Borrower or Restricted Subsidiary hereunder as if such Letter of Credit had been issued for the sole account of such U.S. Borrower or other U.S. Loan Party, (iv) each Canadian Borrower and each other Canadian Loan Party irrevocably agrees that is shall be jointly and severally liable and fully responsible for any and all LC Disbursements and other obligations with respect to any Canadian Letter of Credit issued for the account of any Canadian Borrower or Canadian Subsidiary hereunder as if such Letter of Credit had been issued for the sole account of such Canadian Borrower or other

Canadian Loan Party, (v) each U.S. Lender severally agrees to participate in all U.S. Letters of Credit issued hereunder to the extent of its Applicable Percentage, and (vi) each Canadian Lender severally agrees to participate in all Canadian Letters of Credit issued hereunder to the extent of its Applicable Percentage. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person~~, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or~~ or Sanctioned Country in violation of Sanctions, or (B) in any other manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Change in Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Fourth Restatement Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fourth Restatement Date and which such Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Fourth Restatement Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. If any Borrower requests that the Issuing Bank issue a Letter of Credit for the account of an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against the Issuing Bank, (ii) the Borrowers shall be responsible for the application and the obligations under this Agreement and (iii) communications (including notices) related to such Letter of Credit shall be between the Issuing Bank and the Borrower Representative.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent ((i) in the case of Letters of Credit to be issued in dollars, prior to 1:00 p.m., New York City time, at least three Business Days and (ii) in the case of Letters of Credit to be issued in an LC Alternative Currency, prior to 1:00 p.m., New York City time, at least five Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Loan Party or Restricted Subsidiary for whose account such Letter of Credit is to be issued, the currency in which such Letter of Credit will be denominated (which may be in: (x) dollars or an LC Alternative Currency in the case of U.S. Letters of Credit and (y) dollars or Canadian Dollars in the case of Canadian Letters of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the LC Aggregate Maximum Amount, (ii) U.S. Availability shall not be less than zero, (iii) Canadian Availability shall not be less than zero, (iv) Aggregate Availability shall not be less than zero, (v) the aggregate LC Exposure with respect to all Letters of Credit issued in an LC Alternative Currency shall not exceed the LC Alternative

Currency Sublimit, (vi) the LC Exposure of the applicable Issuing Bank shall not exceed such Issuing Bank’s LC Individual Sublimit, and (vii) each Lender’s U.S. Revolving Exposure, Canadian Revolving Exposure and Revolving Exposure shall not exceed such Lender’s U.S. Commitment, Canadian Commitment and Revolving Commitment, respectively.
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is two years (or, at the discretion of the applicable Issuing Bank, with the consent of the Administrative Agent and the Required Lenders, an agreed to longer period of time) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any “evergreen” or automatic renewal provisions, one year after the then-current expiration date at the time of such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date (unless such Letter of Credit has been cash collateralized in accordance with the provisions of Section 2.06(k)) or otherwise in a manner reasonably satisfactory to the applicable Issuing Bank; provided, that in the case of any Letter of Credit providing for annual automatic renewal, such Letter of Credit may, at the discretion of the applicable Issuing Bank, be automatically extended for a period of up to one year after the Maturity Date.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each U.S. Lender, with respect to a U.S. Letter of Credit, and each Canadian Lender, with respect to a Canadian Letter of Credit, and each U.S. Lender and Canadian Lender, as applicable, hereby acquires from the applicable Issuing Bank, a participation in each such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, (i) with respect to each U.S. Letter of Credit, each U.S. Lender hereby absolutely and unconditionally agrees to pay in dollars to the Administrative Agent, and (ii) with respect to any Canadian Letters of Credit, each Canadian Lender hereby absolutely and unconditionally promises to pay, in the same currency in which such Canadian Letter of Credit is issued, the Administrative Agent, in each case for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement, made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, U.S. Commitments or Canadian Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (i) in the case of any U.S. Letter of Credit, in dollars and (ii) in the case of any Canadian Letter of Credit, in the same currency as the applicable LC Disbursement, an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 2:00 p.m., New York City time, on (x) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the date of receipt, or (y) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the date of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or U.S. Swingline Loan (in the case of U.S. Letters of Credit), or a Canadian Prime Rate Revolving Borrowing or Canadian Swingline Loan (in the case of Canadian Letters of Credit), in an equivalent amount and, to the extent so financed (in the event that such LC Disbursement with respect to a U.S. Letter of Credit was made in an LC Alternative Currency, such Borrowing Request shall be for an amount in dollars equal to the Dollar Amount of such LC Disbursement), the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Canadian Prime Rate Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each U.S. Lender of the applicable LC Disbursement with respect to U.S. Letters of Credit and each Canadian Lender of the applicable LC Disbursement with respect of Canadian Letters of Credit, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice with respect to any Letter of Credit, each U.S. Lender (in the case of any U.S. Letter of Credit) and each Canadian Lender (in the case of any Canadian Letter of Credit) shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Canadian Prime Rate Revolving Loans, or a Swingline Loan as contemplated above) shall not constitute a Loan (but shall be a Secured Obligation) and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.
(f)Exchange Indemnification and Increased Costs. The U.S. Borrowers shall, upon demand from any Issuing Bank or any U.S. Lender, pay to such Issuing Bank or such U.S. Lender, the amount of (i) any loss or cost or increased cost incurred by such Issuing Bank or such U.S. Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Bank or such U.S. Lender, (iii) any currency exchange loss, in each case with respect to clauses (i), (ii) and (iii), that such Issuing Bank or such U.S. Lender sustains as a result of the U.S. Borrowers’ repayment in dollars of any U.S. Letter of Credit that was denominated in an LC Alternative Currency or (iv) any interest or any other return, including principal, foregone by such Issuing Bank as a result of the introduction of, changeover to or operation of the Euro in any member state participating in the Euro. A certificate of the applicable Issuing Bank setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Bank shall be conclusively presumed to be correct save for manifest error.
(g)Obligations Absolute. The joint and several obligations of U.S. Borrowers to reimburse LC Disbursements and the obligation of the Canadian Borrowers to reimburse LC Disbursements on account of Canadian Letters of Credit, in each case, as provided in paragraph (e) of this Section shall be (subject to Section 12.01) absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the applicable Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.
(i)Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum (i) then applicable to ABR Revolving Loans in the case of LC Disbursements made in dollars or in a LC Alternative Currency; and (ii) then applicable to Canadian Prime Rate Revolving Loans in the case of LC Disbursements made in Canadian Dollars; provided that, if the applicable Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(j)Replacement or Resignation of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the Issuing Bank to be replaced and the successor Issuing Bank. Any Issuing Bank may resign by giving 30 days’ written notice to the Borrower Representative and the Administrative Agent. The Administrative Agent shall notify the Revolving Lenders of any such replacement or resignation of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced or retiring Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
(k)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, (i) the U.S. Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lender Parties (the “LC Collateral Account”), an amount in cash equal to 103% of the U.S. LC Exposure as of such date plus accrued and unpaid interest thereon; and (ii) the Canadian Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Canadian Lender Parties (the “Canadian LC Collateral Account”), an amount in cash equal to 103% of the Canadian LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clauses (i) or (j) of Article VII. Such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in the case of deposits in the LC Collateral Account, and the Canadian Secured Obligations in the case of deposits in the Canadian LC Collateral Account. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts; and (x) the U.S. Borrowers hereby grant the Administrative Agent (for the benefit of the Lender Parties) a security interest in the LC Collateral Account and (y) the Canadian Borrowers hereby grant the Administrative Agent (for the benefit of the Canadian Lender Parties) a security interest in the Canadian LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Subject to Section 12.01, moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrowers or the Canadian Borrowers, as applicable, for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied, in the case of moneys in the LC Collateral Account, to satisfy other Secured Obligations or, in the case of moneys in the Canadian LC Collateral Account, to satisfy other Canadian Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived.
(l)Treatment of Existing Letters of Credit. On the Fourth Restatement Date, (i) each Existing U.S. Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted into a U.S. Letter of Credit under this Agreement (as reflected on Schedule 2.06) and each Existing Canadian Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted into a Canadian Letter of Credit under this Agreement (as reflected on Schedule 2.06), in each case, pursuant to this Section 2.06 and subject to the provisions hereof as if each such Existing U.S. Letter of Credit and each Existing Canadian Letter of Credit had been issued on the Fourth Restatement Date, (ii) each Existing U.S. Letter of Credit shall be included in the calculation of U.S. LC Exposure and each Existing Canadian Letter of Credit shall be included in the calculation of Canadian LC Exposure, and (iii) all liabilities of the Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations.
(m)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, such Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(n)Limitation of Liability; Direct Damages. The liability of the Issuing Bank (or any other Indemnitee) under, in connection with and/or arising out of this Agreement, any letter of credit application or any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the applicant with respect to such letter of credit application or Letter of Credit that are caused directly by the Issuing Bank’s bad faith, gross negligence or willful misconduct in (i) failing to issue a Letter of Credit requested by the Borrowers when such Letter of Credit and the Borrowers are in strict compliance with the terms of this Agreement, (ii) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (iii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iv) retaining drawing documents presented under a Letter of Credit. Such applicant’s aggregate remedies against the Issuing Bank and any Indemnitee for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored drawing documents shall in no event exceed the aggregate amount paid by such applicant to the Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.06(e), plus interest at the rate then applicable to ABR Loans or Canadian Prime Rate Loans, as applicable.
SECTION 2.07Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such

Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank, (ii) a U.S. Protective Advance or a U.S. Overadvance shall be retained by the Administrative Agent, and (iii) a Canadian Protective Advance or a Canadian Overadvance shall be retained by the Administrative Agent. U.S. Loans and participations in U.S. Swingline Loans and U.S. Letters of Credit will be funded by each U.S. Lender pro rata in accordance with its Applicable Percentage of the U.S. Commitments. Canadian Loans and participations in Canadian Swingline Loans and Canadian Letters of Credit will be funded by each Canadian Lender pro rata in accordance with its Applicable Percentage of the Canadian Commitments.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent at (i) in the case of such Lender, the greater of either the Federal Funds Effective Rate (in the case of dollar denominated amounts) or the Canadian Overnight Rate (in the case of Canadian Dollar denominated amounts) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans (in the case of dollar denominated amounts), or Canadian Prime Rate Loans (in the case of Canadian Dollar denominated amounts). If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Revolving Borrowing or ~~a CDOR Rate~~an Adjusted Term CORRA Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Revolving Borrowing or ~~a CDOR Rate~~an Adjusted Term CORRA Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing, provided that a Borrowing in one currency may only be converted to another Type of Borrowing denominated in the same currency as the Borrowing to be so converted. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.
(b)To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic mail delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.
(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)the currency in which such Borrowing is to be funded;

(iv)whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, ~~a CDOR Rate~~an Adjusted Term CORRA Borrowing, an Adjusted Daily Compounded CORRA Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing; and
(v)if the resulting Borrowing is a Term SOFR Borrowing or a ~~CDOR Rate~~Canadian CORRA Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Term SOFR Borrowing or a ~~CDOR Rate~~Canadian CORRA Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s ~~(or, in the case of a CDOR Rate Borrowing, 30 days’)~~ duration.
(d)Promptly following receipt of an Interest Election Request by the Administrative Agent, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, in the case of a Term SOFR Borrowing of either U.S. Revolving Loans or Canadian Revolving Loans denominated in dollars. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing of U.S. Revolving Loans or Canadian Revolving Loans denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
(f)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~CDOR Rate~~Canadian CORRA Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~CDOR Rate~~Canadian CORRA Borrowing and (ii) unless repaid, each ~~CDOR Rate~~Canadian CORRA Borrowing shall be converted to a Canadian Prime Rate Borrowing of the same class at the end of the Interest Period applicable thereto.
SECTION 2.09Termination and Reduction of Commitments; Increase in Revolving Commitments. (a) Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date. For clarification, all U.S. Commitments and Canadian Commitments, as sub-facilities of the Revolving Commitments, shall terminate upon the termination of the Revolving Commitments.
(b)Subject to Section 12.01, the Borrowers may at any time terminate the Revolving Commitments upon (i) the payment in full in cash of all outstanding U.S. Loans, in the case of the U.S. Commitment, and Canadian Loans, in the case of the Canadian Commitment, together with accrued and unpaid interest thereon and on any U.S. Letters of Credit, in the case of the U.S. Commitment, and Canadian Letters of Credit, in the case of the Canadian Commitment, as applicable, (ii) the cancellation and return of all outstanding U.S. Letters of Credit, in the case of the U.S. Commitment, and Canadian Letters of Credit, in the case of the Canadian Commitment (or alternatively, (A) with respect to each such U.S. Letter of Credit, the deposit in the LC Collateral Account of cash equal to 103% of the U.S. LC Exposure or with respect to each such Canadian Letter of Credit, the deposit in the Canadian LC Collateral Account of cash equal to 103% Canadian LC Exposure, as applicable, as of such date in accordance with Section 2.06(k), or (B) with the consent of the Administrative Agent and each applicable Issuing Bank, a back-up standby letter of credit equal to 103% of the U.S. LC Exposure or Canadian LC Exposure, as applicable, as of such date), (iii) the payment in full in cash of the accrued and unpaid fees, and (iv) the payment in full in cash of all reimbursable expenses and other U.S. Obligations or Canadian Obligations, as applicable, together with accrued and unpaid interest thereon. For clarification, all U.S. Commitments and Canadian Commitments, as sub-facilities of the Revolving Commitments, shall terminate upon the termination of the Revolving Commitments.

(c)Subject to Section 12.01, the Borrowers may from time to time reduce the Aggregate Revolving Commitments; provided that (i) each reduction of the Aggregate Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not reduce the Aggregate Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, Aggregate Availability would be less than zero. Each reduction of the Aggregate Revolving Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentages. In connection with any reduction of the Aggregate Revolving Commitments, the aggregate U.S. Commitments shall be automatically reduced on a dollar-for-dollar basis by the amount of the reduction in the Aggregate Revolving Commitments, and, to the extent that the reduction in the Aggregate Revolving Commitments would cause the Canadian Sublimit to exceed the aggregate amount of the Canadian Commitments of the Canadian Lenders, the Canadian Sublimit shall be automatically reduced so that after giving effect to the reduction in the Aggregate Revolving Commitments, the Canadian Sublimit does not exceed the aggregate amount of the Canadian Commitments of the Canadian Lenders.
(d)The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraphs (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the U.S. Lenders or the Canadian Lenders, as applicable, of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of another transaction, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent.
(e)The Borrowers shall have the right to increase the Aggregate Revolving Commitments (an “Aggregate Commitment Increase”) by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution, provided that (i) any such request for an Aggregate Commitment Increase shall be in a minimum amount of $25,000,000, (ii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, delayed or conditioned, (iii) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (iv) the aggregate amount of all such Aggregate Commitment Increases shall not exceed $450,000,000 (for the avoidance of doubt, after giving effect to the Fourth Amendment), (v) the conditions described in Section 2.09(f) shall be satisfied and (vi) no Lender shall have any obligation to increase its Revolving Commitment in connection with any such Aggregate Commitment Increase requested by the Borrowers hereunder. The Administrative Agent may, in consultation with the Borrower Representative, allocate the additional Revolving Commitments between U.S. Commitments and Canadian Commitments.
(f)Any amendment hereto for such an Aggregate Commitment Increase shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Revolving Commitment(s). As conditions precedent to such an increase, the Borrower Representative shall deliver to the Administrative Agent a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the authorizations adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, subject to Section 1.08, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof or except to the extent such representation or warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (2) no Default exists.
(g)In addition, the Borrowers shall have the right to request in connection with an Aggregate Commitment Increase that the Canadian Sublimit be increased (a “Canadian Sublimit Increase”) through the increase by one or more Canadian Lenders of their Canadian Commitments or the addition of one or more new lending institutions as additional Canadian Lenders hereunder. Any request for a Canadian Sublimit Increase shall be subject to the following conditions (which conditions shall be in addition to the conditions set forth in Sections 2.09(e) and (f) above): (i) such request shall be submitted by the Borrower Representative to the Administrative Agent in writing not less than 15 days prior to the proposed dates of such Canadian Sublimit Increase, (ii) the aggregate amount of the Canadian Sublimit Increase after the Fourth Amendment Effective Date shall not exceed $25,000,000, (iii) the Borrowers shall have executed and delivered to the Administrative Agent an amendment hereto in form and substance reasonably satisfactory to the Administrative Agent effecting such increase, which amendment shall require only the signature of the Borrowers, the Administrative Agent and the Lender(s) increasing their Canadian Commitments, (iv) the Borrowers shall have delivered to the Administrative Agent a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the authorizations adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, subject to Section 1.08, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof or except to the extent such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), and (2) no Default exists, and (v) no Lender shall have any obligation to increase its Canadian Commitment in connection with any such Canadian Sublimit Increase requested by the Borrowers hereunder.
(h)Within a reasonable time after the effective date of any Aggregate Commitment Increase or Canadian Sublimit Increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Revolving Commitment Schedule to reflect such increase and shall distribute such revised Revolving Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Revolving Commitment Schedule shall replace the old Revolving Commitment Schedule and become part of this Agreement. On the Business Day following any such Aggregate Commitment Increase, all outstanding ABR Loans and Canadian Prime Rate Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. SOFR Loans and ~~CDOR Rate~~Canadian CORRA Loans shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.
SECTION 2.10Repayment and Amortization of Loans; Evidence of Debt. (a)(i) The U.S. Borrowers hereby unconditionally promise to pay (A) to the Administrative Agent for the account of each U.S. Lender the then unpaid principal amount of each U.S. Revolving Loan on the Maturity Date, (B) to the Administrative Agent the then unpaid principal amount of each U.S. Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (C) to the Administrative Agent the then unpaid principal amount of each U.S. Overadvance on the earliest of the Maturity Date, the forty-fifth (45th) day after such U.S. Overadvance is made, and demand by the Administrative Agent; and (ii) the Canadian Borrowers hereby unconditionally promise to pay (A) to the Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (B) to the Administrative Agent the then unpaid amount of each Canadian Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (C) to the Administrative Agent the then unpaid principal amount of each Canadian Overadvance on the earliest of the Maturity Date, the forty-fifth (45th) day after such Canadian Overadvance is made, and demand by the Administrative Agent.
(b)On each Business Day during any Cash Dominion Period, (i) the Administrative Agent shall apply all funds credited to each U.S. Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any U.S. Protective Advances and U.S. Overadvances that may be outstanding, pro rata, and second to prepay the U.S. Revolving Loans (including U.S. Swingline Loans) and to cash collateralize outstanding U.S. LC Exposure; and (ii) the Administrative Agent shall apply all funds credited to each Canadian Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Canadian Protective Advances and Canadian Overadvances that may be outstanding, pro rata, and second to prepay the Canadian Revolving Loans (including Canadian Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure.
(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)The Administrative Agent shall maintain accounts in which it shall record (A) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (B) the amount of any principal and interest due and payable or to become due and payable from (i) the U.S. Borrowers to each U.S. Lender or (ii) the Canadian Borrowers to each Canadian Lender, as applicable, hereunder and (C) the amount of any sum received by the Administrative Agent hereunder for the account of (i) the U.S. Lenders and each U.S. Lender’s share or (ii) the Canadian Lenders and each Canadian Lender’s share, as applicable, thereof.
(e)The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein subject to manifest error; provided that in the event of a conflict between an account maintained pursuant to clause (c) and an account maintained pursuant to clause (d) of this Section, the account maintained under clause (d) shall control; provided further that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(f)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent (it being agreed that the form attached hereto as Exhibit H is approved by the Administrative Agent). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the applicable Lender and its registered assigns.
SECTION 2.11Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time, without premium or penalty other than any break funding payments required in accordance with Section 2.16, to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and subject to Section 12.01.
(b)Except for Overadvances permitted under Section 2.05 and subject to Section 2.23, in the event and on such occasion (including after any Revaluation Date) that (i) Aggregate Availability shall be less than zero, subject to Section 12.01, (ii) U.S. Availability shall be less than zero, or (iii) Canadian Availability shall be less than zero, the Borrowers shall immediately prepay (or in the case of the LC Exposure, cash collateralize) the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount sufficient to cause Aggregate Availability, U.S. Availability and Canadian Availability to no longer be less than zero.
(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event during any Cash Dominion Period, the Borrowers shall, subject to Section 12.01, promptly, and in any event within two Business Days, after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds (without any reduction in the Revolving Commitments), provided that if any Permitted Term Debt is outstanding, any Net Proceeds with respect to any Prepayment Event which are clearly identifiable as proceeds of Term Loan Priority Collateral shall be remitted to the applicable Permitted Term Debt Agent in accordance with and to the extent required by the applicable Permitted Term Debt Intercreditor Agreement.
(d)All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Aggregate Revolving Commitments and to cash collateralize outstanding LC Exposure (in an amount up to 103% of the outstanding LC Exposure). Notwithstanding the foregoing, any such application of proceeds from the Collateral securing solely the Canadian Obligations shall be made solely in respect of the Canadian Obligations.
(e)The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by a Prepayment Notice delivered via facsimile or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a SOFR Revolving Borrowing or a ~~CDOR Rate~~Canadian CORRA Revolving Borrowing, not later than 12:00 p.m., New York City time, three (or, in the case of a ~~CDOR Rate~~ Canadian CORRA Revolving Borrowing, two) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing or a Canadian Prime Rate Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
SECTION 2.12Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall commence to accrue on the Fourth Restatement Date and shall be due and payable in arrears on the first Business Day of each April, July, October and January for the immediately prior quarter at the Applicable Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Fourth Restatement Date to but excluding the date on which such Lenders’ Revolving Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears on the first day of each April, July, October and January and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Fourth Restatement Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
(b)The (i) U.S. Borrowers agree to pay to the Administrative Agent for the account of each U.S. Lender a participation fee with respect to its participations in U.S. Letters of Credit and (ii) Canadian Borrowers agree to pay to the Administrative Agent for the account of each Canadian Lender a participation fee with respect to its participations in Canadian Letters of Credit, which, in each case, shall accrue at the same Applicable Rate used to determine the interest rate applicable to SOFR Loans on the average daily amount of such Lender’s applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Fourth Restatement Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, each Borrower agrees to pay to the applicable Issuing Bank with respect to each Letter of Credit issued for the account of such Borrower by such Issuing Bank a fronting fee in an amount separately agreed upon between the Borrowers and the applicable Issuing Bank but in any event not more than 0.125% per annum on the face amount of each Letter of Credit, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Fourth Restatement Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Fronting fees in respect of any Letter of Credit shall be payable on the date of the issuance of such Letter of Credit and on the date of any renewal thereof. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.
(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.
(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for such Type of Loan.
(b)The Loans comprising each Term SOFR Borrowing shall bear interest at a rate per annum equal to Term SOFR plus the Applicable Rate for SOFR Loans. The Loans comprising each Daily Simple SOFR Borrowing shall bear interest at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for SOFR Loans.
(c)The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate for such Type of Loan.

(d)The Loans comprising each ~~CDOR Rate~~Term CORRA Borrowing shall bear interest at ~~the CDOR Rate~~Adjusted Term CORRA for the Interest Period in effect for such Borrowing plus the Applicable Rate for such Type of Loan. The Loans comprising each Daily Compounded CORRA Borrowing shall bear interest at Adjusted Daily Compounded CORRA plus the Applicable Rate for such Type of Loan.
(e)Each Protective Advance and each Overadvance shall bear interest at the Canadian Prime Rate, if denominated in Canadian Dollars, or at the Alternate Base Rate, if denominated in dollars, plus the Applicable Rate for corresponding Revolving Loans plus 2% per annum.
(f)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% above the rate applicable to such fee or other obligation, if any, as provided hereunder.
(g)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or a Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(h)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate, the Canadian Prime Rate, Term CORRA or the ~~CDOR Rate~~Daily Compounded CORRA shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Canadian Prime Rate, CORRA, Daily Simple SOFR, Daily Compounded CORRA, Canadian Benchmark or Term Benchmark shall be determined in good faith by the Administrative Agent and such determination shall be conclusive absent manifest error.
(i)For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.
SECTION 2.14Alternate Rate of Interest; Illegality. (a) If prior to the commencement of any Interest Period for a SOFR Borrowing or ~~CDOR~~Canadian CORRA Borrowing, the Administrative Agent is advised by the Required Lenders that the Relevant Rate applicable to such Borrowing for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, facsimile or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a SOFR Borrowing or ~~CDOR~~Canadian CORRA Borrowing shall be ineffective and any such SOFR Borrowing or ~~CDOR~~Canadian CORRA Borrowing, as applicable, shall be repaid or converted into an ABR Borrowing (in the case of a Borrowing in dollars) or a Canadian Prime Rate Borrowing (in the case of a Borrowing in Canadian Dollars) on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests (1) a SOFR Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (2) a ~~CDOR Rate~~Canadian CORRA Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing.
(b)[Reserved];

(c)If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Term Benchmark Borrowings ~~or~~, Canadian Benchmark Borrowings, Daily Simple SOFR Borrowings or Daily Compounded CORRA Borrowings, or any Governmental Authority has imposed material restrictions on the authority of such Lender to maintain, fund or continue any Loans whose interest is determined by reference to any Relevant Rate, or to determine or charge interest rates based upon any Relevant Rate, then, upon notice thereof by such Lender to the Borrower Representative (through the Administrative Agent), any obligations of such Lender to make, maintain, fund or continue such Term Benchmark Loans, Canadian Benchmark Loans, Daily Compounded CORRA Loans or Daily Simple SOFR Loans, as applicable, or to convert ABR Borrowings or Canadian Prime Rate Borrowings, as applicable, to Term Benchmark Borrowings, Canadian Benchmark Loans, Daily Compounded CORRA Borrowings or Daily Simple SOFR Borrowings, as applicable, will be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all applicable Term Benchmark Borrowings, Canadian Benchmark Borrowings, Daily Compounded CORRA Borrowings or Daily Simple SOFR Borrowings of such Lender to ABR Borrowings or Canadian Prime Rate Borrowings, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings, Canadian Benchmark Borrowings, Daily Compounded CORRA Borrowings or Daily Simple SOFR Borrowings, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Borrowings, Canadian Benchmark Borrowings, Daily Compounded CORRA Borrowings or Daily Simple SOFR Borrowings, as applicable. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, (x) upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted the proposed amendment to all affected Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders~~.~~ and (y) upon the occurrence of a Canadian Benchmark Transition Event, then (A) if a Canadian Benchmark Replacement is determined in accordance with clause (a) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Canadian Benchmark Replacement is determined in accordance with clause (b) of the definition of “Canadian Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted the proposed amendment to all affected Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
No Swap Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.14(d).
In connection with the use, administration, adoption or implementation of a Benchmark Replacement or a Canadian Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower Representative, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement or a Canadian Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement or a Canadian Benchmark Replacement. The Administrative Agent will promptly notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark or Canadian Benchmark pursuant to this Section 2.14(d) and (y) the commencement of any Benchmark Unavailability Period or Canadian Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(d).
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement or a Canadian Benchmark Replacement), (i) if the then-current Benchmark or Canadian Benchmark is a term rate (including any Term Benchmark or Canadian Benchmark) and either (A) any tenor for such Benchmark or Canadian Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or Canadian Benchmark or the regulatory supervisor for the administrator of such Benchmark or Canadian Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark or Canadian Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings or Canadian Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark or Canadian Benchmark (including a Benchmark Replacement or Canadian Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark or Canadian Benchmark (including a Benchmark Replacement or Canadian Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark or Canadian Benchmark settings at or after such time to reinstate such previously removed tenor.
Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period or Canadian Benchmark Unavailability Period, as applicable, the Borrower Representative may revoke any pending request for a Term Benchmark Borrowing, Canadian Benchmark Borrowing, Daily Compounded CORRA Borrowings or a Daily Simple SOFR Borrowing, as applicable, of, conversion to or continuation of Term Benchmark Loans, Canadian Benchmark Loans, Daily Compounded CORRA Loans or Daily Simple SOFR Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period or Canadian Benchmark Unavailability Period, as applicable, and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans (or Canadian Prime Rate Loans as applicable). During any Benchmark Unavailability Period or Canadian Benchmark Unavailabilty Period, or at any time that any tenor for the then-current Benchmark or Canadian Benchmark is not an Available Tenor~~,~~ or a Canadian Available Tenor, as applicable, (i) the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR and (ii) the component of Canadian Prime Rate based upon the then-current Canadian Benchmark or such tenor for such Canadian Benchmark, as applicable, will not be used in any determination of Canadian Prime Rate.
Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14(d) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(d).

SECTION 2.15Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on (or measured by) net income or are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower Representative will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(a)If any Lender or Issuing Bank determines that any Change in Law affecting such Lender, any of its applicable lending offices or its holding company or such Issuing Bank or its holding company, as the case may be, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on capital for such Lender or its holding company or such Issuing Bank or its holding company, if any, as a consequence of this Agreement, the Aggregate Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or its holding company or such Issuing Bank or its holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s or its holding company’s policies or such Issuing Bank’s or its holding company’s policies, as applicable, with respect to capital adequacy or liquidity), then subject to Section 12.01 from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or its holding company or such Issuing Bank or its holding company for any such reduction suffered.
(b)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(c)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the U.S. Borrowers shall compensate each U.S. Lender and the Canadian Borrowers shall compensate each Canadian Lender, as applicable, for the loss, cost and expense incurred by such Lender that is attributable to such event. In the case of a SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Relevant Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period to such SOFR Loan from other banks in the eurodollar market, or for Canadian Dollar deposits of a comparable amount and period to such ~~CDOR Rate~~Canadian CORRA Loan from other banks in the Canadian ~~bankers’ acceptance~~ market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding anything to the contrary herein, no payments shall be due under this Section 2.16 in connection with the Second Amendment.
SECTION 2.17Withholding of Taxes; Gross-Up.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrowers. Subject to Section 12.01, the Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Non-U.S. Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;
(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)to the extent a Non-U.S. Lender is not the beneficial owner of payments made under any Loan Document, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Fourth Restatement Date.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(iii)On or prior to the date that the Administrative Agent (and any successor thereto) becomes a party to this Agreement, and from time to time as reasonably requested by the Borrower Representative, (x) if the Administrative Agent is a U.S. Person, it shall provide the Borrower Representative executed copies of IRS Form W-9, or (y) if the Administrative Agent is not a U.S. Person, (A) it shall provide the Borrower Representative with executed copies of IRS Form W-8ECI with respect to fees, interest or other payments received on its own behalf and any such other documentation prescribed by applicable law that would allow the Borrower Representative to make payments to it without deduction or withholding of any U.S. federal withholding Taxes and (B) it shall provide the Borrower Representative with executed copies of IRS Form W-8IMY (or successor form) certifying that it is either (1) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for fees, interest or other payments it receives for the account of others or (2) a “U.S. branch” and that the fees, interest or other payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the U.S. and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower Representative and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower Representative can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.18Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 745 Seventh Avenue, except (i) payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein shall be made to such Issuing Bank or Swingline Lender, and (ii) payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient, in like funds, promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currency in which the applicable Obligations are denominated (subject to the proviso set forth in the first sentence of Section 1.05), and, if not otherwise specified, in dollars.
(b)Subject to Section 12.01 (and subject at any time that any Permitted Term Debt is outstanding, to the terms of the applicable Permitted Term Debt Intercreditor Agreement), any proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and the Administrative Agent so elects, or the Required Lenders so direct, shall be applied ratably (based in respect of each of the following separate categories, computed independently of the other categories, on each Lender Party’s interest in the aggregate specific type of outstanding Secured Obligations described within (and only within) each specific category of Secured

Obligations listed respectively below) first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and each Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Agreement Obligations), third, to pay interest due in respect of Swingline Loans, Overadvances and Protective Advances, fourth, to pay the principal of Swingline Loans, Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than Swingline Loans, Overadvances and Protective Advances), sixth, to prepay principal on the Loans (other than Swingline Loans, Overadvances and Protective Advances) and unreimbursed LC Disbursements, seventh, to pay to the Administrative Agent an amount equal to one-hundred-three percent (103%) of the U.S. LC Exposure and an amount equal to one-hundred-three percent (103%) of the Canadian LC Exposure, as applicable, to be held as cash collateral for such Obligations, eighth, to pay any amounts owing to the Lenders and their Affiliates with respect to Specified Foreign Credit Extensions up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ninth, to pay any amounts owing to the Lenders and their Affiliates with respect to Banking Services up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and Foreign Credit Extensions (other than Specified Foreign Credit Extensions), and tenth, to pay any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any SOFR Loan or ~~CDOR Rate~~Canadian CORRA Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such SOFR Loan or such ~~CDOR Rate~~Canadian CORRA Loan or (b) in the event, and only to the extent, with respect to ~~CDOR Rate~~Canadian CORRA Loans, that there are no outstanding Canadian Prime Rate Loans of the same Class, and with respect to SOFR Loans, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing but subject to Section 9.20, any such application of proceeds from Collateral securing solely the Canadian Obligations shall be made solely in respect of Canadian Obligations.
(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the greater of the Federal Funds Effective Rate (in the case of dollar denominated amounts) or the Canadian Overnight Rate (in the case of Canadian Dollar denominated amounts) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.
(g)Notwithstanding the foregoing, unless requested otherwise by the Canadian Borrowers (i) no Borrowings shall be made to a Canadian Borrower for the purpose of paying any U.S. Obligations; and (ii) deposit accounts of the Canadian Borrowers may only be charged to pay Canadian Obligations.
SECTION 2.19Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.14 or 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The U.S. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.14 or 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Banks, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the

Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic System as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
(c)If any Lender requests compensation under Section 2.14 or 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, the Lender shall first use reasonable efforts to mitigate its costs or the effects of the applicable law or Change in Law, and any request for additional compensation shall specify in sufficient detail the reasons therefor and the mitigating actions taken.
SECTION 2.20Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or the Supermajority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
(c)if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower Representative shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented that such conditions are satisfied at such time) and (y) to the extent the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;
(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) of this Section 2.20(c), the Borrowers shall not be required to pay any fees to such

Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (ii) of this Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
(v)if all or any portion of any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(c), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Aggregate Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is cash collateralized and/or reallocated;
(d)no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and
If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the Fourth Restatement Date and for so long as such event shall continue or (ii) the Issuing Bank or the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit and the Swingline Lender shall not be required to fund any Swingline Loan, unless the Issuing Bank or the Swingline Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Issuing Bank or the Swingline Lender, as the case may be, to defease any risk in respect of such Lender hereunder;
(e)in the event and on the date that each of the Administrative Agent, the Borrowers, the Issuing Banks and the Swingline Lenders agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
(f)For purposes of any covenant which permits or restricts actions by any Loan Party or any Subsidiary of a Loan Party or calculates compliance with financial covenants or any other provision of this Agreement, in each case, based in whole or in part upon the calculation of Aggregate Availability, U.S. Availability, Canadian Availability or Combined Availability, with respect to any Defaulting Lender, Aggregate Availability, U.S. Availability, Canadian Availability and Combined Availability shall be calculated (i) as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings and (ii) including such Defaulting Lender’s Revolving Commitment in the same manner as if such Lender were not a Defaulting Lender.
SECTION 2.21Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party, or providing Foreign Credit Extensions to any Foreign Subsidiary, shall deliver to the Administrative Agent, promptly after entering into such Banking Services, Swap Agreements or Foreign Credit Extensions, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate or the aggregate amount of all Foreign Credit Extensions by such Lender to such Foreign Subsidiary, as applicable (in each case, whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations, Swap Agreement Obligations and Foreign Credit Extensions. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations, Swap Agreement Obligations and/or Foreign Credit Extensions will be placed.
SECTION 2.23Excess Resulting From Exchange Rate Change. (a) With respect to the Canadian Commitments, at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the dollar, (i) the aggregate Canadian Revolving Exposure of the Canadian Lenders exceeds the lesser of: (A) the Canadian Borrowing Base plus U.S. Availability, or (B) (x) the Canadian Sublimit minus (y) the sum of (1) the Priority Payables Reserve, (2) the Rent Reserve and (3) the Wage Earner Protection Act Reserve, or (ii) the aggregate Canadian Obligations exceeds any other limit based on dollars set forth herein for such Canadian Obligations, the Canadian Borrowers shall (A) if such excess is an aggregate amount that is less than $1,000,000 and such excess continues to exist in an aggregate amount less than $1,000,000 for at least five Business Days, within two Business Days of notice from the Administrative Agent, (B) if such excess is in an aggregate amount that is greater than or equal to $1,000,000 but less than $5,000,000, within two Business Days of notice from the Administrative Agent, or (C) if such excess is in an aggregate amount greater than or equal to $5,000,000 or if any Event of Default has occurred and is continuing, immediately, (x) make the necessary payments or repayments to reduce such Canadian Obligations to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Administrative Agent (for the benefit of the Canadian Lender Parties) deposits as continuing collateral security for the Canadian Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the sole discretion of the Administrative Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists.
(b)With respect to the U.S. Commitments, at any time following one or more fluctuations in the exchange rate of any LC Alternative Currency against the dollar, (i) the sum of the aggregate U.S. Revolving Exposure of the U.S. Lenders plus the Canadian U.S. Borrowing Base Utilization exceeds the lesser of: (A) the U.S. Borrowing Base, or (B) (x) the total U.S. Commitments minus (y) the sum of (1) the Priority Payables Reserve, (2) the Rent Reserve and (3) the Wage Earner Protection Act Reserve, or (ii) the aggregate U.S. Obligations exceeds any other limit based on dollars set forth herein for such U.S. Obligations, the U.S. Borrowers shall (A) if such excess is an aggregate amount that is less than $1,000,000 and such excess continues to exist in an aggregate amount less than $1,000,000 for at least five Business Days, within two Business Days of notice from the Administrative Agent, (B) if such excess is in an aggregate amount that is greater than or equal to $1,000,000 but less than $5,000,000, within two Business Days of notice from the Administrative Agent, or (C) if such excess is in an aggregate amount greater than or equal to $5,000,000 or if any Event of Default has occurred and is continuing, immediately, (x) make the necessary payments or repayments to reduce such U.S. Obligations to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Administrative Agent (for the benefit of the Lender Parties) deposits as continuing collateral security for the Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the sole discretion of the Administrative Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists.
(c)If one or more of the U.S. Borrowers provide cash collateral to secure obligations related to U.S. Letters of Credit that are denominated in an LC Alternative Currency (including, without limitation, pursuant to Section 2.06(k), 2.10(b) or 2.18(b)) and, as a result of fluctuations in the applicable exchange rate between dollars and the applicable LC Alternative Currency, the Dollar Amount in dollars of cash collateral held by the Administrative

Agent is less than the specified amount of cash collateral so required to be maintained by the U.S. Borrowers, the U.S. Borrowers shall, promptly following a request therefor by the Administrative Agent, deposit in the LC Collateral Account an additional amount of cash collateral in dollars equal to such shortfall to be held as cash collateral in accordance with Section 2.06(k).
ARTICLE III.    Representations and Warranties
Each of Holdings and each Borrower represents and warrants to the Lenders that (and by its execution of the Loan Guaranty to which it is a party, each other Loan Party represents and warrants to the Lenders that):
SECTION 3.01Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.
SECTION 3.02Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any Material Indebtedness, or give rise to a right thereunder to require any payment to be made by any Loan Party, (d) will not violate the certificate of incorporation, by-laws, memorandum of association, management, operating or partnership agreement or other organizational documents of any Loan Party, and (e) except where failure to comply would not reasonably be expected to have a Material Adverse Effect, will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.
SECTION 3.04Financial Condition; No Material Adverse Effect. The financial statements delivered pursuant to Section 4.01(b), present fairly, in all material respects, the financial position and results of operations and cash flows of, as applicable Holdings and its consolidated subsidiaries or Anixter, Inc. and its consolidated subsidiaries, in each case as of the dates and periods specified in Section 4.01(b) in accordance with GAAP, subject to normal year‑end audit adjustments and the absence of footnotes in the case of the quarterly financial statements referred to in Section 4.01(b).
(a)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2019.
SECTION 3.05Properties. (a) As of the Fourth Restatement Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party and at which ABL Priority Collateral is located. Except as would not reasonably be expected to result in a Material Adverse Effect, (x) each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered a proceeding in equity or at law), and (y) no default by any Loan Party to any such lease or sublease exists. Each Loan Party and each Restricted Subsidiary has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, except where the failure to have such title or interests, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Such real and personal property is free of all Liens other than those permitted by Section 6.02.

(b)Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use thereof by the Loan Parties and their Restricted Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement, except in each case where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 3.06Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any Restricted Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any Restricted Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any known Environmental Liability.
(c)Since the Fourth Restatement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
SECTION 3.07Compliance with Laws and Agreements.
(a)Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
(b)Subject to Section 3.07(d), no Loan Party nor any of its Subsidiaries is in violation of any Sanctions applicable to the Loan Parties. No Loan Party nor any of its Subsidiaries, nor any director or officer, or any employee, or, to the knowledge of any Loan Party, agent or Affiliate of, any Loan Party or any of its Subsidiaries ~~(i)~~ is a Sanctioned Person~~, (ii~~. No Loan Party nor any of its Subsidiaries, nor, to the knowledge of any Loan Party, any director or officer of any Loan Party or any of its Subsidiaries (i) has its assets located in a Sanctioned Country~~,~~ in violation of Sanctions or (~~iii~~ii) derives revenues from investments in, or transactions with Sanctioned Persons in violation of Sanctions.
(c)Subject to Section 3.07(d), none of the transactions contemplated by the Loan Documents violates the Canadian Economic Sanctions and Export Control Laws. Furthermore, no Loan Party nor any Subsidiary thereof is a Canadian Blocked Person and, to the actual knowledge of each Loan Party, no Loan Party or Subsidiary thereof engages in any dealings or transactions, or is otherwise associated, with a Canadian Blocked Person.
(d)The representations and warranties provided for in Sections 3.07(b) and (c) shall only apply to any Loan Party and its respective Subsidiaries which is bound by any Blocking Regulation insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Blocking Regulation.
SECTION 3.08Investment Company Status. No Loan Party nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09Taxes. Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by or with respect to it, except (a)(i) Taxes that are being contested in good faith by appropriate proceedings and (ii) for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves, or (b) to the extent the failure to file such Tax returns or pay such Taxes could not reasonably be expected to result in a Material Adverse Effect. No Liens for Taxes (other than Permitted Encumbrances) have been filed with respect to any such Taxes.
SECTION 3.10ERISA; Canadian Pension Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect.
(b)Each Canadian Loan Party and its Subsidiaries is in compliance with the requirements of the Pension Benefits Act (Ontario) and other federal or provincial laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Pension Event has occurred which has resulted or would reasonably be expected to result in any Loan Party incurring any liability which would reasonably be expected to have a Material Adverse Effect. Except where failure to comply with the following clauses (i) through (iv) would not reasonably be expected to have a Material Adverse Effect: (i) all contributions required to be made by a Loan Party or any of its Subsidiaries under the Canadian Union Plans have been made in the amounts and in the manner set forth in the applicable collective agreement, (ii) as of the Fourth Restatement Date, except as set forth on Schedule 3.10, each Canadian Pension Plan has no solvency deficiency and is funded as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles, (iii) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made in accordance with all applicable laws and the terms of each Canadian Pension Plan, and (iv) all contributions required to be made by a Loan Party or any of its Subsidiaries under the Canadian Union Plans have been made, and the sole obligation of a Loan Party or any of its Subsidiaries under any Canadian Union Plan is to make contributions to the Canadian Union Plan, in the amounts and in the manner set forth in the applicable collective agreement.
SECTION 3.11Disclosure. No report, financial statement, certificate or other information (other than projections, forward-looking statements and statements of a general economic nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to the Projections and any other projected financial information or forecasts, the Borrowers and Holdings represent only that such information and materials have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Loan Parties to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Fourth Restatement Date, as of the Fourth Restatement Date, it being understood and agreed that such Projections and such other projected financial information or forecasts are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and as such, such Projections and other projected financial information or forecasts are not a guarantee of financial performance and actual results may differ from such Projections and other projected financial information or forecasts and such differences may be material.
SECTION 3.12[Reserved].
SECTION 3.13Solvency. (a) Immediately after the consummation of the Transactions to occur on the Fourth Restatement Date, (i) the fair value of the assets of the U.S. Borrowers, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the U.S. Borrowers, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the U.S. Borrowers, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iv) the U.S. Borrowers, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Fourth Restatement Date, and (v) no Canadian Borrower shall be an “insolvent person” as such term is defined in the Bankruptcy and Insolvency Act (Canada).
(b)Immediately after the consummation of the Transactions to occur on the Fourth Restatement Date, (i) the fair value of the assets of the Canadian Borrowers, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Canadian Borrowers, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Canadian Borrowers, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Canadian Borrowers, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Fourth Restatement Date.
(c)Immediately after the consummation of the Transactions to occur on the Fourth Restatement Date, (i) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Fourth Restatement Date.
(d)The Loan Parties and their Restricted Subsidiaries (taken as a whole) do not intend to incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Loan Parties and their Restricted Subsidiaries (taken as a whole) and the timing of the amounts of cash to be payable on or in respect of the Indebtedness of the Loan Parties and their Restricted Subsidiaries (taken as a whole).
SECTION 3.14Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Fourth Restatement Date. As of the Fourth Restatement Date, all premiums in respect of such insurance have been paid. The Loan Parties believe that the insurance maintained by or on behalf of the Loan Parties is adequate.
SECTION 3.15Capitalization and Subsidiaries. As of the Fourth Restatement Date, Schedule 3.15 sets forth (a) an organizational chart of Holdings and its Subsidiaries showing the name and relationship of each and all of Holdings’ Subsidiaries to Holdings, (b) a true and complete listing of each class of each of the Loan Parties’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and, in the case of the Loan Parties (other than Holdings) and their Subsidiaries, owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries (other than Excluded Subsidiaries). All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non‑assessable.
SECTION 3.16Security Interest in Collateral. Subject to the Certain Funds Provisions, the provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Lender Parties and the Canadian Lender Parties, as the case may be, and upon filing of any UCC financing statements (or the equivalent under the PPSA) as necessary, and the taking of actions or making of filings with respect to Intellectual Property registrations, such Liens constitute perfected and continuing Liens on the Collateral to the extent perfection can be obtained by the filing of an initial UCC financing statement (or the equivalent under the PPSA) or an Intellectual Property registration, securing the Secured Obligations, enforceable against the applicable Loan Party, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and (c) other Liens permitted under Section 6.02 and, solely with respect to the ABL Priority Collateral, to the extent such Liens are expressly permitted to be senior in priority to the Liens of the Administrative Agent.
SECTION 3.17Employment Matters. As of the Fourth Restatement Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened. Except as would not reasonably be expected to have a Material Adverse Effect, the hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario) or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages, vacation pay, and employee health and welfare insurance and other benefits, including with respect to the Canada Pensions Plans, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.18[Reserved].
SECTION 3.19Other Indebtedness. The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents and the making of the Loans hereunder do not violate the terms of the Senior Notes Indentures or the Receivables Securitization Agreements.
SECTION 3.20Anti-Corruption Laws ~~and~~; Sanctions; USA PATRIOT ACT.
(a)Subject to Section 3.20(d), each Loan Party has, in its reasonable business judgment, implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws applicable to the Loan Parties and their Subsidiaries and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws applicable to the Loan Parties and their Subsidiaries and applicable Sanctions, in each case, in all material respects and are not engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person.
(b)None of (i) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(c)No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
(d)The representations and warranties provided for in Section 3.20(a) shall only apply to any Loan Party and its respective Subsidiaries which is bound by any Blocking Regulation insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Blocking Regulation.
(e)The Loan Parties and each of their Subsidiaries are in compliance in all material respects with anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case, applicable to the Loan Parties and their Subsidiaries. To the knowledge of the Borrower Representative, the information included in the most recent Beneficial Ownership Certification delivered to the Administrative Agent is true and correct in all material respects.

SECTION 3.21Affected Financial Institutions. No Loan Party is an EEA Financial Institution.
SECTION 3.22Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
SECTION 3.23Margin Regulations. No part of the proceeds of any Loans made on the Fourth Restatement Date will be used by the Borrowers in violation of any Regulations of the Board of Governors, including Regulations T, U and X.
Each of the representations and warranties set forth above in this Article III shall be deemed to be made by the Loan Parties on the Fourth Restatement Date, on the date of each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit and at any other time specified in any Loan Document or other document, certificate or instrument delivered in connection with any Loan Document. It is understood and agreed for purposes of this paragraph that, with respect to representations and warranties made or deemed made on the date of any Borrowing, any such representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, in the case of any representation or warranty already qualified or modified by materiality, in all respects) only as of such specified date. For the avoidance of doubt, this Article III shall be subject to the last paragraph in Article VII.
ARTICLE IV.    Conditions
SECTION 4.01Fourth Restatement Date. Subject to the Certain Funds Provisions, the amendment and restatement of the Existing Credit Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)Credit Agreement and Loan Documents; Legal Opinions. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and its registered assigns and written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Banks and the Lenders in form and substance reasonably satisfactory to the Administrative Agent, it being understood that such legal opinions shall be satisfactory to the Administrative Agent if in form and substance consistent with those delivered on the Third Restatement Date.
(b)Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of Holdings and of Anixter, respectively, consisting of balance sheets as of the last date of each of the two fiscal years of each entity ended at least 90 days prior to the Fourth Restatement Date and income statements and statements of stockholders’ equity and cash flows for each of the three fiscal years of each entity ended at least 90 days prior to the Fourth Restatement Date and an unqualified audit report relating to such financial statements of Anixter, (ii) unaudited consolidated financial statements of Holdings and of Anixter, respectively, consisting of balance sheets and income statements and statements of cash flows of each entity as of the last day of and for the most recently completed fiscal quarter ended at least 45 days before the Fourth Restatement Date, or, in the case of the statement of cash flows, for the period from the beginning of the most recently completed fiscal year ended at least 90 days before the Fourth Restatement Date to the last day of the most recently completed fiscal quarter ended at least 45 days before the Fourth Restatement Date (all of which shall have been reviewed by the independent accountants for Holdings or Anixter (as applicable) as provided in AU 722), in each case other than with respect to any quarter-end that is also a fiscal year-end, and (iii) (a) a pro forma consolidated statement of income of Holdings and its subsidiaries for the most recently completed fiscal year ended at least 90 days before the Fourth Restatement Date, (b) (X) a pro forma consolidated balance sheet of Holdings and its subsidiaries as of the last day of the most recently completed fiscal quarter ended at least 45 days before the Fourth Restatement Date and (Y) a pro forma consolidated statement of income of Holdings and its subsidiaries for the period from the beginning of the most recently completed fiscal year ended at least 90 days before the Fourth Restatement Date to the last day of the most recently completed fiscal quarter ended at least 45 days before the Fourth Restatement Date, together with, in the case of this clause (Y), a corresponding statement for the corresponding period of the prior year and (c) a pro forma consolidated income statement for the 12-month period ended on the last day of the most recently completed fiscal quarter ended at least 45 days before the Fourth Restatement Date, or, if the most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Fourth Restatement Date, in each case prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of each such balance sheet) or at the beginning of such period (in the case of each such statement of income), which need not be prepared in compliance with Regulation S-X under the Securities Act or include adjustments for purchase accounting, in each case, to the extent customary for bank financings of this type. Holdings’ and Anixter’s, as applicable, filing of any (a) required audited financial statements with respect to Holdings and of Anixter, as applicable, on Form 10-K or (b) required unaudited financial statements with respect to Holdings or Anixter, as applicable, on Form 10-Q, in each case, will satisfy the requirements under clauses (i) or (ii), as applicable, of this Section 4.01(b).
(c)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Fourth Restatement Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) include as attachments thereto the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or officer of such Loan Party, as is customary in certain jurisdictions other than the United States) and a true and correct copy of its by‑laws or operating, management or partnership agreement (or other equivalent organizational documents), and (ii) a long form good standing certificate (or equivalent, as is customary in certain jurisdictions other than the United States), to the extent applicable, for each Loan Party from its jurisdiction of organization.
(d)Officer’s Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower Representative, stating that the conditions set forth in Sections 4.01(p), (q) and (r) have been satisfied.
(e)Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid pursuant to the Commitment Letter and the Fee Letter, and all reasonable expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel and expenses relating to any field examination, collateral audit, or appraisal), at least two Business Days before the Fourth Restatement Date. All such amounts will be paid on the Fourth Restatement Date.
(f)Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are organized.
(g)Funding Accounts. The Administrative Agent shall have received a notice from the Borrower Representative setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
(h)[Reserved].
(i)[Reserved].
(j)Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower Representative as described in the Commitment Letter.
(k)[Reserved].

(l)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement, PPSA financing statement or RDPRM recordation) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
(m)[Reserved].
(n)[Reserved].
(o)USA PATRIOT Act, Etc. (i) Each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act or the Proceeds of Crime Act, for each Loan Party, to the extent requested in a written notice to the Borrower Representative at least ten (10) Business Days prior to the Fourth Restatement Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Fourth Restatement Date, any Lender that has requested, in a written notice to the Borrower Representative at least ten (10) Business Days prior to the Fourth Restatement Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(p)Concurrent Transactions. The Anixter Acquisition shall have been consummated or will be consummated substantially concurrently with the Borrowings made on the Fourth Restatement Date.
(q)No Material Adverse Effect. Since the date of the most recent financial statements included in the Filed Company SEC Documents (as defined in the Anixter Acquisition Agreement), there shall not have occurred a Company Material Adverse Effect (as defined in the Anixter Acquisition Agreement).
(r)Representations and Warranties. (i) The Anixter Acquisition Agreement Representations shall be true and correct in all respects on the Fourth Restatement Date and (ii) the Specified Representations shall be true and correct in all material respects on the Fourth Restatement Date (except, solely for purposes of this clause (ii), for such representations already qualified by materiality or material adverse effect, which representations shall be true and correct in all respects).
(s)Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.
(t)Notes Refinancing. The Borrower Representative shall have deposited sufficient funds to satisfy and discharge and/or repay or redeem in full the 5.125% Senior Notes due 2021, issued pursuant to an indenture dated September 23, 2014 among Anixter, Inc., as the issuer, Anixter, as the guarantor and Wells Fargo Bank, National Association, as trustee, as amended and supplemented from time to time, with such trustee.
Notwithstanding anything to the contrary in this Section 4.01, to the extent any security interest in the Collateral or any deliverable related to the perfection of security interests in the Collateral, including any lien search, field examination, inventory appraisal and/or insurance certificate (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement (or the equivalent financing statement under the PPSA), or, solely with respect to security interests in Collateral consisting of certificated stock of U.S.-organized entities, by the possession of stock certificates (or equivalent certificated equity interests)), is not or cannot be provided, delivered and/or perfected on the Fourth Restatement Date (1) without undue burden or expense or (2) after the Borrower Representative’s use of commercially reasonable efforts to do so, then the provision, delivery and/or perfection of such security interest(s) or deliverable shall not constitute a condition precedent to the availability of the Revolver Facility on the Fourth Restatement Date but shall be required to be delivered no later than 90 days after the

Fourth Restatement Date (or such later date as may be reasonably agreed by the Administrative Agent). This paragraph, and the provisions herein, shall be referred to as the “Certain Funds Provisions”.
The Administrative Agent shall notify the Borrowers and the Lenders of the Fourth Restatement Date on the Fourth Restatement Date, and such notice shall be conclusive and binding.
SECTION 4.02Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than (i) any Loan made or Letter of Credit issued, amended, renewed or extended on the Fourth Restatement Date and (ii) any Loan made prior to June 30, 2024, the proceeds of which are used solely to repay or redeem the 2025 Senior Notes and pay fees and expenses in connection therewith (any such borrowing, a “Notes Redemption Borrowing”), is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit (i) U.S. Availability shall not be less than zero, (ii) Canadian Availability shall not be less than zero, and (iii) Aggregate Availability shall not be less than zero.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section. For the avoidance of doubt, while the conditions to each Credit Event shall not apply to a Notes Redemption Borrowing, if after giving effect to such Borrowing, the condition set forth in clause (c) is not met, the Borrowers shall immediately prepay (or cash collateral in the case of LC Exposure) Revolving Loans, LC Exposure and/or Swingline Loans as required by Section 2.11(b).
ARTICLE V.    Affirmative Covenants
Until all the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06(k)) and all LC Disbursements shall have been reimbursed, Holdings and each Borrower covenants and agrees, and Holdings shall cause each other Loan Party to covenant and agree, in each case (subject to Section 12.01) jointly and severally with all of the other Loan Parties, with the Lender Parties that:
SECTION 5.01Financial Statements; Canadian Borrowing Base; U.S. Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent (for distribution to each Lender):
(a)within 90 days after the end of each fiscal year of Holdings, (i) the audited consolidated balance sheet of Holdings and its Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year (in the same format as the financial statements historically filed with the Securities and Exchange Commission), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than any such qualification, commentary or exception resulting solely from any upcoming maturity date of any of the Indebtedness occurring within one year from the end of the fiscal year to which such audit applies or with respect to any prospective, potential or actual breach of a financial covenant set forth in any agreement governing Indebtedness) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants, and (ii) the unaudited consolidating balance sheets of Holdings and its Subsidiaries and related consolidating statements of operations as of the end of and for such year (which unaudited consolidating financial statements shall be in a format reasonably satisfactory to the Administrative Agent, it being understood that such financial statements may be delivered to the Administrative Agent in electronic format), all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidating basis;
(b)within 45 days after the end of each fiscal quarter of Holdings (other than the last fiscal quarter of a fiscal year), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year (in the same format as the financial statements historically filed with the Securities and Exchange Commission), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and showing all adjustments necessary to eliminate the results of all Unrestricted Subsidiaries, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)during any Monthly Financial Statement Trigger Period, within 30 days after the end of each fiscal month of Holdings (other than months which are the last month of a fiscal quarter), its consolidated balance sheet and related statements of operations, cash flows, and other reports, as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and showing all adjustments necessary to eliminate the results of all Unrestricted Subsidiaries, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(d)concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of certificates provided concurrently with the delivery of financial statements under clauses (a) and (b) above, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio (x) demonstrating compliance with Section 6.12 if a Fixed Charge Coverage Trigger Period is then in effect or (y) for informational purposes only if a Fixed Charge Coverage Trigger Period is not then in effect, (iv) in the case of the financial statements delivered under clause (b), setting forth a reasonably detailed calculation of the Secured Leverage Ratio, (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.01(b)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (vi) certifying, in the case of the certificate delivered concurrently with the financial statements under clause (a) above, a list of names of all Excluded Subsidiaries and Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Excluded Subsidiary or Unrestricted Subsidiary, as the case may be;
(e)as soon as available, but in any event not more than 45 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and statement of cash flows) of Holdings and its Restricted Subsidiaries for each quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(f)as soon as available but in any event within 20 days after the end of each calendar quarter (or, (i) within 20 days after the end of each calendar month during any Monthly Reporting Trigger Period or (ii) by Wednesday of each week, with respect to the most recently ended calendar week during any Weekly Reporting Trigger Period), and at such other times as may be requested by the Administrative Agent, as of the period then ended, Borrowing Base Certificates which calculate the Aggregate Borrowing Base, the U.S. Borrowing Base, and the Canadian Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Canadian Borrowing Base and the U.S. Borrowing Base as the Administrative Agent may reasonably request;
(g)as soon as available but in any event within 20 days after the end of each calendar quarter (or, within 20 days after the end of each calendar month during any Monthly Reporting Trigger Period), and at such other times as may be reasonably requested by the Administrative Agent in its Permitted Discretion, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:
(i)a summary aging of the Canadian Borrowers’ Accounts, including all invoices aged by invoice date or due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to the Administrative Agent, together with a detailed aging specifying the name, address, and balance due for each Account Debtor, if requested by the Administrative Agent;
(ii)a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement) which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and, if requested by the Administrative Agent, such schedule to also provide detailing of the Borrowers’ Inventory by class (raw material, work-in-process and finished goods), by product type, and by volume on hand and include a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers);
(iii)a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;
(h)as soon as available but in any event within 30 days after the end of each calendar quarter (or, within 20 days after the end of each calendar month during any Monthly Reporting Trigger Period), and at such other times as may be requested by the Administrative Agent in its Permitted Discretion, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:
(i)a summary aging of the U.S. Borrowers’ Accounts, including all invoices aged by invoice date or due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to the Administrative Agent, together with a detailed aging specifying the name, address, and balance due for each Account Debtor, if requested by the Administrative Agent;
(ii)a reconciliation of the Borrowers’ Accounts and Inventory between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and
(iii)a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;
(i)as soon as available but in any event within 20 days after the end of each calendar quarter (or, within 20 days after the end of each calendar month during any Monthly Reporting Trigger Period), and at such other times as may be requested by the Administrative Agent, a summary of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent in its Permitted Discretion;

(j)promptly upon the Administrative Agent’s request during a Weekly Reporting Trigger Period, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debt memo/credit journal;
(k)within 20 days after each June 30, an updated list of customers from certain divisions of the Borrowers as requested by the Administrative Agent in form and with such details that are satisfactory to the Administrative Agent, which shall be certified as true and correct in all material respects by a senior officer of the Borrower Representative;
(l)[reserved];
(m)promptly upon the Administrative Agent’s request but no more frequently than once each calendar quarter, a list of all Swap Agreements and amendments to Swap Agreements, in each case, having a term of 60 or more days, entered into by any Loan Party, which list shall include the estimated exposure of the Loan Parties under each such Swap Agreement and the counterparty party thereto;
(n)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, the Ontario Securities Commission or any Governmental Authority succeeding to any or all of the functions of said Commissions, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be;
(o)promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under (i) applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the AML Legislation, and (ii) the Beneficial Ownership Regulation; and
(p)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.
SECTION 5.02Notices of Material Events. The Borrowers will furnish to the Administrative Agent (for distribution to each Lender) prompt (but in any event within any time period specified below) written notice of the following:
(a)the occurrence of any Default or Event of Default;
(b)receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $75,000,000, (ii) is asserted or instituted against any Plan or any Canadian Pension Plan, its fiduciaries or its assets an amount in excess of $75,000,000, (iii) alleges criminal misconduct by any Loan Party, (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws to the extent such results in, or could reasonably be expected to result in, damages or liabilities in excess of $75,000,000, or (v) contests any tax, fee, assessment, or other governmental charge in excess of $75,000,000;
(c) any Lien (other than Permitted Encumbrances and Liens in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be)) or claim made or asserted in writing against ABL Priority Collateral having a value in excess of $75,000,000, upon any Loan Party’s knowledge of such Lien or claim;
(d)any loss, damage, or destruction to the ABL Priority Collateral in the amount of $75,000,000 or more, whether or not covered by insurance;
(e)any and all default notices in writing received with respect to any leased location or public warehouse where ABL Priority Collateral having a value in excess of $75,000,000 is located;

(f)the occurrence of any ERISA Event or Pension Event that, alone or together with any other ERISA Events and Pension Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $75,000,000; and
(g)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Information required to be delivered pursuant to Section 5.01 or Section 5.02 (to the extent any such information is included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on a Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Representative shall notify the Administrative Agent and each Lender (by fax or through Electronic Systems) of the posting of any such documents and provide to the Administrative Agent through Electronic Systems electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents to it and maintaining its copies of such documents.
The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Loan Party Materials”) by posting the Loan Party Materials on the Electronic System and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Loan Party Materials that may be distributed to the Public Lenders and that (w) all such Loan Party Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Loan Party Materials “PUBLIC,” the Borrower Representative shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Loan Party Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties for purposes of United States federal and state securities laws (provided, however, that to the extent such Loan Party Materials constitute “Information” (as defined in Section 9.12), they shall be treated as set forth in Section 9.12); (y) all Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Electronic System designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Loan Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Electronic System not designated “Public Investor.”
SECTION 5.03Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary (other than an Excluded Subsidiary or Unrestricted Subsidiary) to, (a) (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and to maintain December 31 as the last day of its fiscal year (or if such Subsidiary has a last day of a fiscal year other than December 31 as of the date of its acquisition, such last day of its fiscal year applicable to such Subsidiary as of the date of such acquisition), (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to comply with clauses (ii) and (iii) of Section 5.03 would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing in this clause (a) shall not prohibit any merger, consolidation, amalgamation, sale, disposition, liquidation or dissolution permitted under Section 6.03 or otherwise permitted under this Agreement and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and any similar or related lines of business and logical extensions thereof.
SECTION 5.04Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05Maintenance of Properties. Each Loan Party will, and will cause each material Restricted Subsidiary to, keep and maintain all property material to the conduct of its business, taken as a whole, in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, keep their books of record and account in accordance with GAAP and permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent, or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants; provided that (a) the Administrative Agent shall give the Borrower Representative an opportunity to participate in any discussions with its accountants, (b) in the absence of the existence of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06 and (ii) the Administrative Agent shall not exercise its rights under this Section 5.06 more often than two times during any period of twelve consecutive months; and (iii) when an Event of Default exists, the Administrative Agent or any Lender and its respective designees may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and upon reasonable advance notice. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties and their assets for internal use by the Administrative Agent and the Lenders.
SECTION 5.07Compliance with Laws.
(a)Each Loan Party will, and will cause each Restricted Subsidiary to, comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws), except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)Subject to Section 5.07(c), each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions. Each of the Loan Parties and its Subsidiaries has implemented and will maintain in effect policies and procedures designed, in such Loan Party’s reasonable business judgment, to ensure compliance in all material respects by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, in each case, in all material respects.
(c)The covenants provided for in Section 5.07(b) shall only apply to any Loan Party and its respective Subsidiaries which is bound by any Blocking Regulation insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Blocking Regulation.
SECTION 5.08Use of Proceeds.
(a)The proceeds of the Loans will be used only (i) on the Fourth Restatement Date, to finance the Transactions and pay fees and expenses related thereto and (ii) after the Fourth Restatement Date, for working capital needs and for general corporate purposes of the Borrowers and their Restricted Subsidiaries, to fund Permitted Acquisitions, to fund permitted Restricted Payments, to fund payments, repurchases and prepayments of Indebtedness permitted under this Agreement, to refinance existing Indebtedness and to fund Intercompany Loans and capital contributions to be made by Loan Parties and certain of their Restricted Subsidiaries to other Loan Parties. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Furthermore, the Borrowers will not directly or indirectly use the proceeds of any Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject ~~to~~of any ~~U.S.~~ Sanctions ~~administered by OFAC~~where such financing would result in a violation of any Sanctions, or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business to obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Laws applicable to the Loan Parties and their Subsidiaries. Notwithstanding the foregoing, the provisions of clause (t) of the definition of Eligible Accounts, Section 2.06(a), Section 3.07, Section 3.20, Section 5.07 and this Section 5.08 shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by any Canadian Borrower, any Canadian Loan Guarantor or any Canadian Subsidiary.
(b)No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person~~,~~  or in any Sanctioned Country, in each case, in violation of Sanctions, or (c) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09Insurance. The Loan Parties (taken as a whole) will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent in its Permitted Discretion, information in reasonable detail as to the insurance so maintained. Notwithstanding any provision to the contrary contained in this Agreement, if any Loan Party’s insurance carrier at any time becomes insolvent or its financial strength weakens such that such insurance carrier loses the ratings described herein, such event shall not constitute a breach of this Section 5.09 provided that the Loan Parties replace such insurance carrier with a carrier that meets the requirements of this Section 5.09 within sixty (60) days (or such longer period as shall be agreed to by the Administrative Agent in its Permitted Discretion).
SECTION 5.10Casualty and Condemnation. The Borrowers will ensure that the Net Proceeds of any casualty or other insured damage to any ABL Priority Collateral (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
SECTION 5.11Appraisals; Field Examinations. (a) Upon request by the Administrative Agent (in its Permitted Discretion or at the direction of the Required Lenders), the Borrowers and the other Loan Parties will provide the Administrative Agent with up to two appraisals or updates thereof of their Inventory during any period of twelve consecutive months from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that (i) if Average Utilization for the most recent fiscal quarter was less than or equal to twenty percent (20%), the Required Lenders may not direct the Administrative Agent to conduct any such appraisal, (ii) if Average Utilization for the most recent fiscal quarter was greater than twenty percent (20%), the Required Lenders may direct that the Administrative Agent conduct only one such appraisal during any period of twelve consecutive months, and (iii) if Average Utilization for the most recent fiscal quarter was greater than twenty percent (20%) and Aggregate Availability falls below twenty percent (20%) of the Aggregate Revolving Commitments, the Required Lenders may direct that the Administrative Agent conduct up to two such appraisals during any period of twelve consecutive months; provided further that, if an Event of Default shall have occurred and be continuing, there shall be no limit on the number or frequency of appraisals conducted.

(b)Upon request by the Administrative Agent (in its Permitted Discretion or at the direction of the Required Lenders), the Borrowers and the other Loan Parties will allow the Administrative Agent to conduct up to two field examinations or updates thereof during any period of twelve consecutive months and during normal business hours to ensure the adequacy of Collateral included in the Canadian Borrowing Base or the U.S. Borrowing Base and related reporting and control systems; provided, however, that (i) if Average Utilization for the most recent fiscal quarter was less than twenty percent (20%), the Required Lenders shall not have the right to direct the Administrative Agent to conduct any such field examination, (ii) if Average Utilization for the most recent fiscal quarter was greater than twenty percent (20%), the Required Lenders may direct that the Administrative Agent conduct only one such field examination during any period of twelve consecutive months, and (iii) if Average Utilization for the most recent fiscal quarter was greater than twenty percent (20%) and Aggregate Availability falls below twenty percent (20%) of the Aggregate Revolving Commitments, the Required Lenders may direct that the Administrative Agent conduct up to two such field examinations during any period of twelve consecutive months; provided, further, that if an Event of Default shall have occurred and be continuing, there shall be no limit on the number or frequency of field examinations conducted.
SECTION 5.12Depository Banks; Control Agreements.
(a)The U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) will at all times maintain the U.S. Cash Management Bank as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of their business. The Canadian Loan Parties will at all times maintain the Canadian Cash Management Bank as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of its business.
(b)On or before the date which is one hundred twenty (120) days following the Fourth Restatement Date, to the extent that the Loan Parties have not already done so in connection with the Existing Credit Agreement (i) the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) will cause the U.S. Cash Management Bank to enter into a Control Agreement with respect to all Deposit Accounts and Securities Accounts (other than Excluded Accounts) maintained by the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) with the U.S. Cash Management Bank as of the Fourth Restatement Date, (ii) the Canadian Loan Parties will cause the Canadian Cash Management Bank to enter into a Control Agreement with respect to all Deposit Accounts and Securities Accounts (other than Excluded Accounts) maintained with the Canadian Loan Parties at the Canadian Cash Management Bank as of the Fourth Restatement Date and (iii) the Loan Parties will cause each other depository bank or other institution at which any Deposit Account or Securities Account (other than Excluded Accounts) is maintained as of the Fourth Restatement Date to enter into a Control Agreement with respect to such Deposit Account or Securities Account.
(c)The Loan Parties will obtain, within 60 days after the establishment of any Deposit Account or Securities Account (other than an Excluded Account) or Lock Box (or such later date as agreed to by the Administrative Agent), a Control Agreement with respect to such Deposit Account, Securities Account or Lock Box.
(d)If any Deposit Account, Securities Account or Lock Box is acquired in connection with a Permitted Acquisition, to the extent such Deposit Account, Securities Account or Lock Box does not constitute an Excluded Account, the Loan Parties will, within one hundred twenty (120) days after the consummation of such Permitted Acquisition (or such later date as agreed to by the Administrative Agent), either (x) obtain a Control Agreement with respect to such Deposit Account, Securities Account or Lock Box, or (y) close such Deposit Account, Securities Account or Lock Box.
(e)The U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) will, substantially contemporaneously with any change in the U.S. Cash Management Bank, to the extent not already obtained, obtain a Control Agreement from the successor U.S. Cash Management Bank. The Canadian Loan Parties will, substantially contemporaneously with any change in the Canadian Cash Management Bank, to the extent not already obtained, obtain a Control Agreement from the successor Canadian Cash Management Bank.
(f)At all times during the continuance of a Cash Dominion Period (i) the U.S. Cash Management Bank shall be required to remit to the U.S. Collection Account on a daily basis (A) all available funds on deposit in any

Deposit Account (other than an Excluded Account) maintained by the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) with the U.S. Cash Management Bank and (B) collections and other similar payments relating to or constituting payments made in respect of Accounts of the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) received by the U.S. Cash Management Bank, including any such items remitted to any Deposit Account which is subject to a Control Agreement and maintained or controlled by the U.S. Cash Management Bank (provided that the disbursement of payments received in respect of Accounts that have been sold to WESCO Receivables shall be subject to the provisions of the Receivables Intercreditor Agreement), and (ii) the Canadian Cash Management Bank shall be required to remit to the Canadian Collection Account on a daily basis (A) all available funds on deposit in any Deposit Account (other than an Excluded Account) maintained by the Canadian Loan Parties with the Canadian Cash Management Bank and (B) collections and other similar payments relating to or constituting payments made in respect of Accounts of the Canadian Loan Parties received by the Canadian Cash Management Bank, including any such items remitted to any Deposit Account which is subject to a Control Agreement and maintained or controlled by the Canadian Cash Management Bank.
(g)The Borrower Representative agrees that with respect to any individual Deposit Account, Securities Account or Lock Box holding an amount greater than $20,000,000, the Borrower Representative shall provide prompt written notice to the Administrative Agent of any such Deposit Account, Securities Account or Lock Box after the acquisition or establishment thereof to the extent such Deposit Account, Securities Account or Lock Box is not subject to a Control Agreement.
SECTION 5.13Additional Collateral; Further Assurances. (a) Subject to applicable law, each Loan Party shall cause each of its Domestic Subsidiaries (other than any Domestic Subsidiary constituting an Excluded Subsidiary, an Unrestricted Subsidiary or a CFC Subsidiary Holding Company) formed or acquired after the Fourth Restatement Date in accordance with the terms of this Agreement to become a U.S. Loan Party by executing (i) a U.S. Security Agreement (or a joinder to the U.S. Security Agreement) and (ii) in the case of such Domestic Subsidiary that is to become a U.S. Borrower, the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”). In connection with the execution and delivery of any such Joinder Agreement, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries reasonably requested in writing to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, each such Person (i) shall automatically become a U.S. Borrower or U.S. Loan Guarantor hereunder, as specified by such Person at the time of execution of such Joinder Agreement or separate U.S. Loan Party Guaranty, and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Lender Parties, in all personal property of a type required to be encumbered pursuant to the Collateral Documents.
(b)Subject to applicable law, Holdings, the Canadian Borrowers and each other Canadian Loan Party shall cause each of their Subsidiaries (other than any Subsidiary constituting an Excluded Subsidiary, or an Unrestricted Subsidiary) formed or acquired after the Fourth Restatement Date that is organized under the laws of Canada or any province thereof or is a CFC Subsidiary Holding Company that owns a Subsidiary organized under the laws of Canada or any province thereof to become a Canadian Loan Party by executing (A) a Canadian Guarantee and a Canadian Security Agreement (which Canadian Security Agreement shall, among other things, pledge 100% of the Equity Interests in each such Subsidiary and grant a security interest in all the personal property of a type required to be encumbered pursuant to the Collateral Documents, the foregoing to be in a form substantially similar to the Canadian Security Agreement) that secures repayment of the Canadian Obligations and (B) in the case of any Subsidiary that is to become a Canadian Borrower, a Joinder Agreement, in each case, together with such other documentation and filings that the Administrative Agent may reasonably require in order to perfect its first priority security interest in the assets subject to the terms of such security agreement.
(c)To secure the prompt payment and performance of all U.S. Secured Obligations, Holdings, each Domestic Subsidiary that is a U.S. Loan Party and each Canadian Cross-Border Loan Guarantor will cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than an Excluded Subsidiary, an Unrestricted Subsidiary, a CFC Subsidiary Holding Company or any other Subsidiary that is a special purpose entity which has no assets other than real property) that is formed or acquired after the Fourth Restatement Date, (ii) 65% of the Equity Interests constituting the total combined classes of Equity Interests entitled to vote in each Canadian Subsidiary and each first-tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary or an Unrestricted Subsidiary) or CFC Subsidiary Holding Company that is formed or acquired after the Fourth Restatement Date, and

(iii) 100% of the non-voting Equity Interests of each first-tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary or an Unrestricted Subsidiary) or CFC Subsidiary Holding Company that is formed or acquired after the Fourth Restatement Date, to become subject to a perfected Lien in favor of the Administrative Agent (for the benefit of the U.S. Lender Parties) pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request within thirty (30) days of the formation or acquisition of such Subsidiary.
(d)To secure the prompt payment and performance of all Canadian Secured Obligations, Holdings and each Subsidiary that is a Canadian Loan Party will cause 100% of the issued and outstanding Equity Interests of each Canadian Subsidiary acquired after the Fourth Restatement Date (other than any Canadian Subsidiary constituting an Excluded Subsidiary or an Unrestricted Subsidiary), to be subject at all times to a perfected Lien in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties) pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
(e)Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.
(f)If any assets constituting personal property of a type required to be encumbered under the Collateral Documents (other than equity of a Domestic Subsidiary or Canadian Subsidiary constituting an Excluded Subsidiary, an Unrestricted Subsidiary or any other Subsidiary that is a special purpose entity which has no material assets other than real property) are acquired by any Loan Party (other than assets constituting Collateral under the U.S. Security Agreement or the Canadian Security Agreement that become subject to the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) upon acquisition thereof), the Borrower Representative will promptly notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrowers will cause such assets to be subjected to a Lien in favor of Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) securing the U.S. Secured Obligations and/or the Canadian Secured Obligations, as applicable, and will take, and cause the applicable Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
(g)If either (i) the aggregate revenues of all Immaterial Domestic Subsidiaries and Immaterial Canadian Subsidiaries, as of end of any fiscal year, constitute 15% or more of the consolidated revenues of Holdings and its Subsidiaries for such period or (ii) the aggregate consolidated assets of all Immaterial Domestic Subsidiaries and Immaterial Canadian Subsidiaries, as of end of any fiscal year, constitute 15% or more of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries, then, the Loan Parties (A) shall submit a written notice (a “Designated Immaterial Subsidiary Notice”) to the Administrative Agent designating one or more Immaterial Domestic Subsidiaries and/or Immaterial Canadian Subsidiaries as Subsidiaries which shall no longer constitute Excluded Subsidiaries (any such Subsidiary so designated being a “Designated Immaterial Subsidiary”) such that, after giving effect to such designation, (x) the aggregate revenues of all Immaterial Domestic Subsidiaries and Immaterial Canadian Subsidiaries, as of end of such fiscal year (calculated for purposes of this clause (x) on a pro forma basis as if each such Designated Immaterial Subsidiary had not been an Excluded Subsidiary at any time during such fiscal year), constitute less than 15% of the consolidated revenues of Holdings and its Subsidiaries for such period and (y) the consolidated total assets of all Immaterial Domestic Subsidiaries and Immaterial Canadian Subsidiaries, as of end of such fiscal year (calculated for purposes of this clause (y) on a pro forma basis as if each such Designated Immaterial Subsidiary had not been an Excluded Subsidiary as the last day of such fiscal year), constitute less than 15% of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year and (B) shall cause each such Designated Immaterial Subsidiary to become a U.S. Loan Guarantor (in the case of a Designated Immaterial Subsidiary which is a Domestic Subsidiary) or a Canadian Loan Guarantor (in the case of a

Designated Immaterial Subsidiary which is a Canadian Subsidiary) and shall, and shall cause each such Designated Immaterial Subsidiary to, execute and deliver to the Administrative Agent all Joinder Agreements, guarantees, Collateral Documents and other agreements and documents and shall take, and cause each such Designated Immaterial Subsidiary to take, such other actions as shall be necessary or which the Administrative Agent may reasonably request to comply with this clause (i) and clauses (a) through (f) of this Section 5.13 as to each such Designated Immaterial Subsidiary (it being understood for avoidance of doubt that, solely for purposes of this clause (B), in determining compliance with such clauses (a) through (f) of this Section 5.13, each such Designated Immaterial Subsidiary shall be treated as if it had been acquired or formed by the Loan Parties as of the date of delivery of the Designated Immaterial Subsidiary Notice with respect thereto).
SECTION 5.14Covenants Regarding Accounts. In the ordinary course of its business, the ~~Borrowers~~U.S. Loan Parties and WESCO Receivables process their Accounts in a manner such that (i) each payment received by each ~~Borrower~~U.S. Loan Party or WESCO Receivables in respect of an Account is allocated to a specifically identified invoice, which invoice corresponds to a particular Account owing to such ~~Borrower~~U.S. Loan Party or WESCO Receivables, and (ii) in the event that, at any time, less than 100% of the Accounts of the U.S. ~~Borrowers~~Loan Parties are sold to WESCO Receivables under the Receivables Securitization Agreements, payments received in respect of those Accounts that are sold to WESCO Receivables under the Receivables Securitization Agreements would be identifiable and separate from payments received in respect of Accounts that are not sold to WESCO Receivables under the Receivables Securitization Agreements. No Canadian Loan Party shall enter into any Receivables Securitization or any other similar financing or transaction at any time.
SECTION 5.15Post-Closing Covenants. The Borrower Representative shall, within the time periods specified on Schedule 5.15 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), comply with the provisions set forth on Schedule 5.15.
ARTICLE I.ARTICLE VI.    Negative Covenants
Until all of the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated (or have been cash collateralized in accordance with Section 2.06(k)) and all LC Disbursements shall have been reimbursed, Holdings and each Borrower covenants and agrees, and Holdings shall cause each other Loan Party to covenant and agree, in each case (subject to Section 12.01) jointly and severally with all of the other Loan Parties, with the Lender Parties that:
SECTION 6.01Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)the Secured Obligations;
(b)Indebtedness existing on the Fourth Restatement Date (i) constituting intercompany indebtedness with an outstanding principal amount not in excess of $25,000,000 or (ii) as set forth in Schedule 6.01 (which scheduled Indebtedness shall include the Senior Notes) and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that, notwithstanding the provisions of clause (f), Indebtedness incurred to extend, renew or replace the 2025 Senior Notes shall be deemed to meet the requirements of clause (f) hereof and permitted under this clause (b) if (x) the net cash proceeds of such Indebtedness are applied to repay (A) the Obligations and (B) the Indebtedness of WESCO Receivables under the Receivables Securitization Agreements and (y) the 2025 Senior Notes are repaid on or before June 30, 2024;
(c)Indebtedness of WESCO Receivables under the Receivables Securitization Agreements (including for greater certainty any replacement thereof);

(d)Indebtedness of any Loan Party or any Restricted Subsidiary of a Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including equipment (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed the greater of $100,000,000 and 10% of EBITDA at any time outstanding;
(e)Indebtedness of any Loan Party or any Restricted Subsidiary secured by a Lien on any real property (including any fixtures, equipment or other fixed or capital assets located at any such real property) and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) the Loan Party or Restricted Subsidiary has used commercially reasonable efforts to obtain an access agreement with respect to any such property subject to a Lien, in form and substance reasonably satisfactory to Administrative Agent, from the holder of such Indebtedness (it being understood that to the extent such an access agreement is not obtained, Administrative Agent may establish a Reserve in its Permitted Discretion); (ii) the aggregate outstanding principal amount of Indebtedness permitted by this clause (e) shall not at any time exceed an amount equal to 85% of the value of real estate owned or hereafter acquired by such Loan Party or such Restricted Subsidiary; and (iii) no Event of Default has occurred and is continuing at the time any such Indebtedness is incurred, or would result therefrom;
(f)Indebtedness which represents an extension, refinancing, replacement or renewal of any of the Indebtedness described in clauses (b), (c), (d), (e), (k), (n), (r), (s), (u), (v) and (x) hereof; provided that, solely with respect to Indebtedness of the type described in clauses (b), (c) or (d), (i) the principal amount of such Indebtedness is not increased, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) in the case of any extension, refinancing, replacement or renewal of any of the Indebtedness described in clauses (b), (c) or (d), such extension, refinancing, replacement or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, replaced or renewed, (v) the terms of any such extension, refinancing, replacement or renewal are not materially less favorable to the obligor thereunder than the original terms of such Indebtedness, and (vi) if the Indebtedness that is refinanced, renewed, replaced or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, replacement or extension Indebtedness must include subordination terms and conditions that are substantially similar to those that were applicable to the refinanced, renewed, replaced or extended Indebtedness; provided further that in the case of (A) any such extension, refinancing, replacement or renewal of the Senior Notes such extension, refinancing, replacement or renewal expires not earlier than 91 days after the Scheduled Maturity Date and (B) any such extension, refinancing, replacement or renewal of the Indebtedness described in clause (x) of this Section 6.01, such extension, refinancing, replacement or renewal does not violate and continues to be subject to the applicable Permitted Term Debt Intercreditor Agreement;
(g)(i) Indebtedness owing by any U.S. Loan Party to any U.S. Loan Party and Guarantees by any U.S. Loan Party of Indebtedness of any U.S. Loan Party, (ii) Indebtedness owing by any Canadian Loan Party to any other Canadian Loan Party and Guarantees by any Canadian Loan Party of Indebtedness of any other Canadian Loan Party, and (iii) Indebtedness owing by any U.S. Loan Party to any Canadian Loan Party and Guarantees by any Canadian Loan Party of Indebtedness of any U.S. Loan Party, provided that (A) in the case of (1) any Indebtedness owing by any U.S. Loan Party to any other U.S. Loan Party or to any Canadian Loan Party and (2) any Indebtedness owing by any Canadian Loan Party to any other Canadian Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent (it being agreed that the terms of the Affiliate Subordination Agreement are satisfactory to the Administrative Agent), (B) to the extent applicable, Guarantees permitted under this clause (g) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations and (C) for purposes of this Section 6.01(g), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party;
(h)Indebtedness (i) owing by any Canadian Loan Party to any U.S. Loan Party (provided that for purposes of this Section 6.01(h), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan

Party and not as a U.S. Loan Party), (ii) owing by any Foreign Subsidiary to any Loan Party, (iii) owing by any Canadian Loan Party to any unaffiliated third party for which a U.S. Loan Party has issued a Guarantee, and (iv) owing by any Foreign Subsidiary to any unaffiliated third party for which a Loan Party has issued a Guarantee, so long as: (i) the aggregate amount of all such Indebtedness owing or Guaranteed (together with the aggregate amount of all investments made pursuant to Section 6.04(c)(iii)) does not exceed at one time outstanding the sum of (x) the greater of $250,000,000 and 25% of EBITDA and (y) the net proceeds of any issuance of Equity Interests by Holdings or incurrence of Indebtedness by any U.S. Loan Party permitted under Section 6.01 (other than Indebtedness incurred under the Receivables Securitization Agreements) which Equity Interests or Indebtedness is incurred for the purpose of funding a loan or advance by such U.S. Loan Party to a Canadian Loan Party or to a Foreign Subsidiary; (ii) no Event of Default has occurred and is continuing at the time of the incurrence of any such Indebtedness or execution of such Guarantee, or would result therefrom; (iii) in the case of Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; and (iv) Guarantees permitted under this clause (h) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(i)Indebtedness of any Loan Party under performance bonds or with respect to workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;
(j)Indebtedness of any Loan Party or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business and so long as the aggregate amount of all Indebtedness pursuant to this clause (j) does not exceed the greater of $300,000,000 and 25% of EBITDA at any one time outstanding;
(k)Indebtedness of any Person that becomes a Restricted Subsidiary after the Fourth Restatement Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (k) shall not exceed the greater of $100,000,000 and 10% of EBITDA at any time outstanding;
(l)other unsecured Indebtedness of any Loan Party (including, without limitation, Subordinated Indebtedness); provided that, if such Indebtedness constitutes Material Indebtedness, (i) the stated maturity date of such Material Indebtedness is not earlier than 180 days after the Maturity Date (as such Maturity Date is in effect at the time of issuance of such Indebtedness) (other than an earlier maturity date for (1) customary bridge financings, which, subject to customary conditions (as determined by Holdings in good faith) would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date than 181 days after the Maturity Date (as such Maturity Date is in effect at the time of issuance of such Indebtedness) (the Indebtedness described in this clause (l), “Bridge Debt”), or (2) pursuant to an escrow or similar arrangement with respect to the proceeds of such Indebtedness), (ii) the scheduled annual principal amortization of such Indebtedness to occur prior to the Maturity Date (excluding any payments due at maturity of such Indebtedness) does not exceed five percent (5%) of the original principal amount of such Indebtedness, (iii) the events of default and financial covenants applicable to such Material Indebtedness, taken as a whole, are not more restrictive than those set forth in this Agreement (as determined in the reasonable business judgment of the Borrowers), and (iv) no Event of Default has occurred and is continuing at the time of the incurrence of any such Material Indebtedness or shall result therefrom;
(m)secured or unsecured Indebtedness of any Foreign Subsidiary which is a Restricted Subsidiary or any other Excluded Subsidiary to any financial institution or other Person (other than a Loan Party) that (i) is not Guaranteed by any Loan Party or (ii) if Guaranteed by any Loan Party, such Guarantee is permitted under Section 6.01(h);
(n)other Indebtedness (i) owing by any Canadian Loan Party to any U.S. Loan Party (provided that for purposes of this Section 6.01(n), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party), (ii) owing by any Foreign Subsidiary that is a Restricted Subsidiary to any Loan Party, (iii) owing by any Canadian Loan Party to any unaffiliated third party for which a U.S. Loan Party has issued a

Guarantee, and (iv) owing by any Foreign Subsidiary that is a Restricted Subsidiary to any unaffiliated third party for which a Loan Party has issued a Guarantee, so long as at the times such Indebtedness is incurred and immediately after giving effect to such incurrence, (A) the Payment Conditions are satisfied; (B) in the case of Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party or by any Foreign Subsidiary to any Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; and (C) Guarantees permitted under this clause (n) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations; provided, that the aggregate principal amount of secured Indebtedness incurred by any Loan Party pursuant to this clause (n) shall not exceed $75,000,000 at any time outstanding; and provided further that if such Indebtedness is secured by Liens on the ABL Priority Collateral, such Liens on the ABL Priority Collateral are junior in priority to the Liens on the ABL Priority Collateral securing the Obligations, pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative;
(o)Indebtedness with respect to Swap Agreements permitted under Section 6.07;
(p)Indebtedness consisting of insurance premium financing in the ordinary course of business;
(q)[reserved];
(r)[reserved];
(s)to the extent constituting Indebtedness, Indebtedness in respect of loans constituting Investments permitted by Section 6.04;
(t)to the extent constituting Indebtedness, judgments not constituting Events of Default under clause (l) of Article VIII;
(u)to the extent constituting Indebtedness, Indebtedness in an aggregate principal amount not in excess of the greater of $50,000,000 and 5% of EBITDA at any time outstanding incurred in connection with customary supply chain financing arrangements;
(v)Indebtedness of Holdings and its Subsidiaries in respect of earn-outs or deferred purchase price owing to the sellers of assets or Equity Interests incurred in connection with the consummation of the Transactions, Permitted Acquisitions or Investments permitted by Section 6.04, so long as the aggregate outstanding principal amount of such Indebtedness does not exceed the greater of $70,000,000 and 7% of EBITDA at any time; provided that if such Indebtedness is secured by Liens on the ABL Priority Collateral, such Liens on the ABL Priority Collateral are junior in priority to the Liens on the ABL Priority Collateral securing the Obligations, pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative;
(w)Indebtedness not otherwise permitted by this Section 6.01 so long as the aggregate outstanding principal amount of such Indebtedness does not exceed the greater of $125,000,000 and 12.5% of EBITDA at any time; and
(x)term loan Indebtedness, secured notes or other secured Indebtedness incurred after the Fourth Restatement Date, including any refinancing or replacement thereof; provided that (i) at the time such Indebtedness is incurred and after giving effect thereto, (x) the Secured Leverage Ratio does not exceed 4.50 to 1.00, and (y) no Event of Default shall have occurred and be continuing, (ii) the stated maturity date of such Indebtedness is not earlier than 91 days after the Maturity Date (as such Maturity Date is in effect at the time of issuance of such Indebtedness) (other than an earlier maturity date for (1) Bridge Debt or (2) pursuant to an escrow or similar arrangement with respect to the proceeds of such Indebtedness), (iii) the scheduled annual principal amortization of such Indebtedness to occur prior to the Maturity Date (excluding any payments due at maturity of such Indebtedness) does not exceed five percent (5%) of the original principal amount of such Indebtedness, (iv) the events of default and financial covenants applicable to such Indebtedness, taken as a whole, are not more restrictive than those set forth in this Agreement, and (v) any Liens securing such Indebtedness (x) if on ABL Priority Collateral, are junior in priority to the Liens on the ABL Priority Collateral securing the Obligations and (y) if on Collateral not constituting ABL Priority Collateral, may be pari passu, senior or junior in priority to the Liens on the Collateral not constituting ABL Priority Collateral securing the Obligations, in each case in clause (x) or (y), pursuant to a Permitted Term Debt Intercreditor Agreement. Any Indebtedness incurred in reliance on this Section 6.01(x) is referred to in this Agreement as “Permitted Term Debt.”
For greater certainty, the Borrowers may elect from time to time to consider Indebtedness as falling within one or more of the categories above and may divide Indebtedness among two or more categories. The restrictions set forth in any subpart of this Section 6.01 by way of description of Indebtedness shall not be deemed to require that Indebtedness meeting such description be placed in such subpart for purposes of determining compliance with this Section. The accrual of interest, the accretion of accreted value, the accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness or other obligations solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an incurrence of Indebtedness or other obligations for purposes of this Section 6.01.
SECTION 6.02Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)Liens created pursuant to any Loan Document;
(b)any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the Fourth Restatement Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Fourth Restatement Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof to the extent permitted by Section 6.01(f);
(c)Liens on Accounts sold to WESCO Receivables pursuant to the Receivables Securitization Agreements;
(d)Liens on fixed or capital assets acquired, constructed or improved by any Loan Party; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;
(e)Liens on real property, and fixed and capital assets (including equipment); provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, and (ii) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;
(f)any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or existing on any property or asset of any Person that becomes a Loan Party after the Fourth Restatement Date prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof to the extent permitted by Section 6.01(f), and (iv) to the extent that Accounts or Inventory are subject to any such Lien, the Loan Parties shall cause the portion of such Lien covering Accounts and/or Inventory to be released within 45 days after such Lien shall have been incurred (or such later date as the Administrative Agent in its Permitted Discretion shall agree in writing) and no Accounts or Inventory subject to such Lien shall be eligible for inclusion in any portion of the Aggregate Borrowing Base until such time as such Lien shall have been released with respect to such Accounts or Inventory;

(g)Liens of a collecting bank arising in the ordinary course of business under Section 4‑208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(h)Liens arising out of sale and leaseback transactions permitted by Section 6.06;
(i)any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(j)Permitted Encumbrances;
(k)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;
(l)Liens granted by any Foreign Subsidiary which is a Restricted Subsidiary on assets of such Foreign Subsidiary not constituting Collateral;
(m)customary Liens on assets subject to a pending disposition prior to the effectiveness of such disposition;
(n)all reservations in the original grant from the Crown in right of Canada or any Province or Territory thereof of any lands or interests therein and all statutory exceptions, qualifications and reservations in respect of title with respect thereto;
(o)security given by any Loan Party or Restricted Subsidiary to a public utility or any municipality or governmental or other public authority when required by such public utility or municipality or other governmental authority in the ordinary course of business of any Loan Party or Restricted Subsidiary in connection with such Loan Party’s or Restricted Subsidiary’s operations; provided such security does not either alone or in the aggregate materially detract from the value of the property or assets affected thereby or materially impair its use in the conduct of such Loan Party’s or Restricted Subsidiary’s business;
(p)the right reserved to or vested in any municipality or governmental of other public authority by the terms of any lease, license, franchise, grant or permit acquired by any Loan Party or Restricted Subsidiary or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;
(q)subdivision agreements, site plan control agreements, development agreements, servicing agreements, utility agreements and other similar agreements with a Governmental Authority or public utilities that do not materially impair the use, operation or marketability of the applicable real property, provided such have in each case been complied with in all material respects;
(r)any rights of expropriation, access or user or any similar rights conferred or reserved by or in any statutes of any Governmental Authority;
(s)Liens securing Indebtedness permitted by Section 6.01(n);
(t)Liens securing Indebtedness under Section 6.01(u); provided that such Liens shall only encumber the Accounts sold in connection with each such supply chain financing arrangement and any supporting obligations related thereto;
(u)Liens not otherwise permitted by this Section 6.02 so long as (i) the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed the greater of $125,000,000 and 12.5% of EBITDA and (ii) to the extent that any ABL Priority Collateral in excess of the greater of $10,000,000 and 1% of EBITDA is subject to any such Lien, (x) the Loan Parties shall cause the portion of such Lien covering ABL Priority Collateral to be released within 45 days after such Lien shall have been incurred (or such later date as the Administrative Agent in its Permitted Discretion shall agree in writing) and (y) no Accounts or Inventory subject to such Lien shall be eligible for inclusion in any portion of the Aggregate Borrowing Base until such time as such Lien shall have been released with respect to such Accounts or Inventory; and
(v)Liens securing Indebtedness permitted under Section 6.01(x); provided, that (i) the Liens of any Permitted Term Debt Agent on any ABL Priority Collateral shall be junior and subordinate to the Liens of the Administrative Agent on such Collateral as provided by the applicable Permitted Term Debt Intercreditor Agreement and (ii) the rights and remedies of the Permitted Term Debt Agent and the lenders party to any Permitted Term Loan Agreement with respect to such Indebtedness shall be subject to the applicable Permitted Term Debt Intercreditor Agreement.
Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (A) Accounts, other than (x) those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a), (g), (m), (n), (o), (t), (u) and (v) above, and (y) Accounts sold to WESCO Receivables pursuant to the Receivables Securitization Agreements or (B) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a), (m), (n), (t), (u) and (v) above.
SECTION 6.03Fundamental Changes. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve (and distribute its assets), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Loan Party (other than a Canadian Borrower) may merge into a U.S. Loan Party (including the merger of any U.S. Borrower into another U.S. Borrower) so long as in a transaction in which one or more U.S. Borrowers are involved, a U.S. Borrower is the surviving corporation, (ii) any Canadian Loan Party may merge or amalgamate with, or liquidate or dissolve and distribute its assets to, another Canadian Loan Party (including the merger or amalgamation of any Canadian Borrower into another Canadian Borrower or an entity that becomes a Canadian Borrower concurrently therewith) so long as in a merger, amalgamation, liquidation or dissolution transaction in which one or more Canadian Borrowers are involved, a Canadian Borrower is the surviving corporation or the surviving corporation becomes a Canadian Borrower concurrently therewith, (iii) TVC Canada Corp. may merge or amalgamate into WDCH, LP or another Canadian Loan Party or may liquidate or dissolve, (iv) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve (and distribute its assets to its immediate parent) if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders, (v) any Restricted Subsidiary may transfer its assets to a Loan Party and any Restricted Subsidiary which is not a Loan Party may transfer its assets to another Restricted Subsidiary which is not a Loan Party, (vi) any Loan Party (other than Holdings or a Borrower) may liquidate or dissolve so long as the assets and properties of such Loan Party are received by or distributed to another Loan Party organized or formed in the same country as such dissolving or liquidating Loan Party or the U.S. and such dissolution or liquidation would not reasonably be expected to have a Material Adverse Effect, (vii) any Loan Party may merge or amalgamate with any other Person in connection with the consummation of a Permitted Acquisition so long as (A) no Change of Control results therefrom, (B) in the case of a merger of any Loan Party with any other Person, such Loan Party is the surviving entity, or, in the case such Loan Party is not Holdings or a Borrower, such other Person is the surviving entity, so long as such other Person shall be organized in the same jurisdiction as such Loan Party or the U.S. and shall substantially contemporaneously with the consummation of such merger become a Loan Party hereunder and otherwise comply with the requirements of Section 5.13 hereof and (C) in the case of the amalgamation of any Canadian Loan Party (the “Constituent Canadian Loan Party”) with any other Person, the entity resulting from such amalgamation shall confirm in writing that it is a Canadian Loan Party and has succeeded to and is bound by all of the obligations of the Constituent Canadian Loan Party under the Loan Documents in the same manner and to the same extent as the Constituent Canadian Loan Party was so bound immediately prior to such amalgamation and shall take such other actions and execute and deliver such other documents as the Administrative Agent may reasonably request to ratify and confirm such obligations and the continuing validity, perfection and priority of the Administrative Agent’s Liens in the Collateral of the Constituent Canadian Loan Party after giving effect to such amalgamation, all of which shall be satisfactory in form and substance to the Administrative Agent, and (viii) to the extent not otherwise permitted under this Section 6.03, any Canadian Loan Party may merge into, consolidate or amalgamate with or liquidate or dissolve and distribute its assets to, any other Person, or such other Person may merge into, consolidate or amalgamate with or liquidate or dissolve and distribute its assets to, any Canadian Loan Party, in each case, in connection with a transaction with a fair market value not in excess of (x) $5,000,000 for each such transaction and (y) $10,000,000 for all of such transactions, in the aggregate, per fiscal year~~,~~

~~and (ix) to the extent not otherwise permitted under this Section 6.03, each of WDINESCO II B.V. and WDINESCO III B.V. may merge into, consolidate or amalgamate with or liquidate or dissolve and distribute its assets to, its immediate parent.~~.
(b)If any Loan Party that is a limited liability company consummates a Division, each Division Successor shall be required to comply with the obligations set forth in Section 5.13 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.
(c)No Loan Party will, nor will it permit any of its Restricted Subsidiaries (other than Excluded Subsidiaries which are not Loan Parties), to engage to any material extent in any business other than businesses substantially similar to the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto and logical extensions thereof.
(d)Holdings will not engage in any business or activity other than the ownership of Equity Interests in its Subsidiaries and activities incidental thereto. Holdings will not own or acquire any material assets (other than Equity Interests in its Subsidiaries and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents, Indebtedness permitted under Section 6.01, and liabilities reasonably incurred in connection with its maintenance of its existence).
(e)WESCO Receivables will not engage in any business or activity other than the ownership of Accounts sold to WESCO Receivables by the U.S. ~~Borrowers~~Loan Parties pursuant to the Receivables Securitization Agreements and the incurrence of Indebtedness pursuant to the Receivables Securitization Agreements and activities incidental thereto. WESCO Receivables will not own or acquire any material assets other than Accounts sold to WESCO Receivables by the U.S. ~~Borrowers~~Loan Parties or incur any liabilities, in each case, except pursuant to and in accordance with the Receivables Securitization Agreements (other than liabilities reasonably incurred in connection with its maintenance of its existence).
(f)The Real Estate Subsidiaries will not engage in any business or activity other than the ownership and leasing of real property (and the fixtures and equipment located thereon) and the incurrence of Indebtedness permitted by Sections 6.01(e) and 6.01(x) and activities incidental thereto. The Real Estate Subsidiaries will not own or acquire any material assets other than real property (and the fixtures and equipment located thereon) or incur any liabilities, in each case, except permitted by Section 6.01(e) and 6.01(x) (other than liabilities reasonably incurred in connection with its maintenance of its existence).
~~(g) For so long as WDINESCO II B.V. owns the Equity Interests of any Loan Party, (x) WDINESCO II B.V. will not engage in any business or activity other than the ownership of Equity Interests in WDCH, LP, EECOL Electric Corp., any U.S. Loan Party, any Excluded Subsidiary and any Unrestricted Subsidiary and activities incidental thereto and (y) WDINESCO II B.V. will not own or acquire any material assets (other than Equity Interests in WDCH, LP, EECOL Electric Corp., any U.S. Loan Party, any Excluded Subsidiary and any Unrestricted Subsidiary and intercompany Indebtedness owing from Holdings or one or more of its Subsidiaries to WDINESCO II B.V.) or incur any liabilities (other than liabilities reasonably incurred in connection with its maintenance of its existence and intercompany Indebtedness owing from WDINESCO II B.V. to Holdings or one or more of its Subsidiaries).~~
SECTION 6.04Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Restricted Subsidiary (other than Excluded Subsidiaries) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
(a)Permitted Investments;

(b)Investments in existence on the Fourth Restatement Date (including Investments by the Loan Parties in Equity Interests in their respective Subsidiaries);
(c)Investments made after the Fourth Restatement Date by: (i) a U.S. Loan Party in any other U.S. Loan Party; (ii) a Canadian Loan Party in any other Canadian Loan Party or a U.S. Loan Party; or (iii) (x) a U.S. Loan Party in a Canadian Loan Party, or (y) a Loan Party in a Foreign Subsidiary, Unrestricted Subsidiary or Intermediate Holding Company so long as, in the case of this subclause (iii): (A) the aggregate amount of such Investments (together with the aggregate Indebtedness and Guarantees outstanding pursuant to Section 6.01(h)) shall not exceed at any time outstanding (in each case determined without regarding to any write-downs or write-offs) the sum of (x) the greater of $250,000,000 and 25% of EBITDA and (y) the net proceeds of any issuance of Equity Interests by Holdings or any incurrence of Indebtedness by any U.S. Loan Party permitted under Section 6.01 (other than Indebtedness incurred under the Receivables Securitization Agreements) which Indebtedness is incurred for the purpose of funding an investment in a Canadian Loan Party or Foreign Subsidiary, and (B) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom; provided, that, for purposes of this Section 6.04(c), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party;
(d)loans or advances made by the Loan Parties (i) to employees of the Loan Parties on an arm’s-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of the greater of $5,000,000 and 0.5% of EBITDA in the aggregate at any one time outstanding and (ii) to executive officers of Holdings on an arm’s-length basis in the ordinary course of business to permit such officers to purchase Equity Interests in Holdings (or to exercise options to purchase Equity Interests in Holdings) up to a maximum of the greater of $5,000,000 and 0.5% of EBITDA in the aggregate at any one time outstanding;
(e)subject to Sections 4.2(a) and 4.4 of the U.S. Security Agreement and the Canadian Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;
(f)Investments in the form of Swap Agreements permitted by Section 6.07;
(g)Investments received in connection with the dispositions of assets permitted by Section 6.05;
(h)Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”
(i)Permitted Acquisitions;
(j)Investments constituting Indebtedness permitted under Section 6.01(j);
(k)the formation by (i) any U.S. Loan Party of any Domestic Subsidiary, Canadian Subsidiary or Foreign Subsidiary, (ii) any Canadian Loan Party of any Canadian Subsidiary or Foreign Subsidiary, and (iii) any Foreign Subsidiary of any other Foreign Subsidiary, so long as, in each case: (i) the Loan Parties comply with Section 5.13, and (ii) no Event of Default has occurred and is continuing or would result after giving effect to such formation;
(l)Investments made by Foreign Subsidiaries which are Restricted Subsidiaries;
(m)Guarantees of obligations of Canadian Subsidiaries or Foreign Subsidiaries which are Restricted Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness for borrowed money;
(n)Investments (other than those made in reliance on any other paragraph of this Section 6.04) in an aggregate amount not to exceed the greater of $50,000,000 and 5% of EBITDA, so long as no Event of Default has occurred and is continuing or would result after giving effect to any such Investment;

(o)other Investments (other than those made in reliance on any other paragraph of this Section 6.04), so long as at the time of and after giving effect to such Investment, the Payment Conditions are satisfied;
(p)consummation of (x) the Anixter Acquisition pursuant to and in accordance with the Anixter Acquisition Agreement in all material respects and (y) the Anixter Merger;
(q)[reserved];
(r)[reserved];
(s)Investments received in connection with bankruptcy or reorganization of, or the settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and
(t)transactions permitted by Section 6.03(a) (other than with respect to Permitted Acquisitions).
For greater certainty, the Borrowers may elect from time to time to consider Investments as falling within one or more of the categories above and may divide Investments among two or more categories. The restrictions set forth in any subpart of this Section by way of description of Investments shall not be deemed to require that Investments meeting such description be placed in such subpart for purposes of determining compliance with this Section. The accrual of interest, the accretion of accreted value, the accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Investments or other obligations solely as a result of fluctuations in the exchange rate of currencies or increases in the value of such Investments shall not be deemed to be an increase in the amount of any Investment for purposes of this Section.
SECTION 6.05Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary (other than Excluded Subsidiaries which are not Loan Parties) to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Restricted Subsidiary (other than Excluded Subsidiaries) to issue any additional Equity Interest in such Subsidiary (other than to another Loan Party in compliance with Section 6.04), except:
(a)sales, transfers and dispositions of Inventory in the ordinary course of business;
(b)sales, transfers, leases and dispositions by: (i) any U.S. Loan Party to any other U.S. Loan Party, or (ii) any Canadian Loan Party to any other Canadian Loan Party; provided, that, for purposes of this Section 6.05(b), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party;
(c)sales of Accounts by the U.S. ~~Borrowers~~Loan Parties to WESCO Receivables pursuant to the Receivables Securitization Agreements;
(d)sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;
(e)sales, transfers and dispositions of Permitted Investments and other investments permitted by clause (h) of Section 6.04;
(f)sale and leaseback transactions permitted by Section 6.06;
(g)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;
(h)the licensing, on a non-exclusive basis (other than with respect to licenses of the MaxCell Patents), of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
(i)the granting of Permitted Liens;

(j)sales, transfers and dispositions to the extent constituting Investments permitted under Section 6.04 or Restricted Payments permitted under Section 6.08;
(k)sales, transfers and other dispositions of real property, equipment or other assets that are damaged, worn out, obsolete or no longer used or useful to the business operations of the Loan Parties;
(l)sales, transfers and other dispositions of Equity Interests in Excluded Subsidiaries;
(m)any sale, transfer and other disposition of assets (whether in an individual transaction or a series of related transactions) having a fair market value of less than the greater of $10,000,000 and 1% of EBITDA;
(n)(i) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers and other dispositions of assets that are not permitted by any other paragraph of this Section and (ii) the WIS Disposition Transactions, provided, in each case, that if property being sold or otherwise disposed of in connection with any such transaction consists of Collateral included in the Aggregate Borrowing Base having a value in excess of the greater of $25,000,000 and 2.5% of EBITDA, the Borrowers shall have delivered to the Administrative Agent a pro forma Borrowing Base Certificate giving effect to such transfer or other disposition;
(o)sales of Accounts in connection with factoring arrangements entered into by Loan Parties and non-Affiliates in the ordinary course of business, provided that the total amount of all such Accounts sold pursuant to such factoring arrangements shall not exceed the greater of $25,000,000 and 2.5% of EBITDA in the aggregate at any one time outstanding;
(p)any sale, transfer, lease or other disposition of non-core assets, including Equity Interests, acquired in connection with a Permitted Acquisition or other Investment permitted by this Agreement to the extent the Borrower Representative identified such assets to the Administrative Agent promptly after such Permitted Acquisition or Investment; ~~and~~
(q)dispositions of Investments in joint ventures, to the extent required by the agreements between the joint venture parties set forth in the applicable joint venture arrangements and similar binding arrangements;
(r)sales or other dispositions of assets (other than assets constituting ABL Priority Collateral) to the extent (i) such property is exchanged for credit against the purchase price or similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;
(s)sales or other dispositions of property by Holdings or any Loan Party to any Subsidiary so long as (i) such sale or other disposition is consummated on fair and reasonable terms (taken as a whole) no less favorable to Holdings or such Loan Party than Holdings or such Loan Party would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (ii) no Event of Default is in existence at the time of such sale or other disposition or would be caused thereby and (iii) to the extent constituting assets included in the Aggregate Borrowing Base in excess of $10,000,000, the Borrowers shall have delivered to the Administrative Agent a pro forma Borrowing Base Certificate giving effect to such transfer or other disposition; provided that any such sale or other disposition of ABL Priority Collateral from a Loan Party to a non-Loan Party shall not exceed $75,000,000 per calendar year; and
(t)transactions permitted by Section 6.03(a);
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraph (b) above) shall be made for fair value.
SECTION 6.06Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary (other than Excluded Subsidiaries which are not Loan Parties and Unrestricted Subsidiaries) to, directly or indirectly, sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for: (a) any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; and (b) other sales of any fixed or capital assets by any Borrower or any Restricted Subsidiary so long as the conditions set forth in clauses (a) and (b) of the definition of Payment Conditions are satisfied with respect to such transaction.
SECTION 6.07Swap Agreements. No Loan Party will, nor will it permit any Subsidiary (other than Excluded Subsidiaries which are not Loan Parties and Unrestricted Subsidiaries) to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party has actual exposure (other than those in respect of Equity Interests of any Loan Party), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party and (c) any Swap Agreement relating to a Permitted Forward, a Permitted TEU Capped Call Transaction or a Permitted TEU Purchase Contract.
SECTION 6.08Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare, make or pay, directly or indirectly, any Restricted Payment except:
(i)each of Holdings and each Restricted Subsidiary may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;
(ii)any Loan Party (other than Holdings) or any Restricted Subsidiary may make dividends or distributions to any direct holder of its Equity Interests; ~~provided that, for so long as WDINESCO II B.V. owns the Equity Interests of any Loan Party, to the extent that any Loan Party makes a dividend or distribution to WDINESCO II B.V., WDINESCO II B.V. shall promptly apply such amount to (x) directly or indirectly make a dividend or distribution to a U.S. Loan Party or a Canadian Loan Party, (y) repay amounts outstanding in respect of intercompany Indebtedness owing to a U.S. Loan Party or a Canadian Loan Party, or (z) make an Investment in a U.S. Loan Party or a Canadian Loan Party;~~
(iii)Holdings and each Restricted Subsidiary may declare, make or pay any Restricted Payment so long as, in each case, such Restricted Payment is made in accordance with applicable law and the conditions set forth in clauses (a), (b) and (d) of the definition of Payment Conditions are satisfied with respect to such Restricted Payment;
(iv)Holdings may declare and pay dividends (in addition to those made in reliance upon any other clause of this Section 6.08(a)) to the holders of Equity Interests in Holdings in an aggregate amount not to exceed $~~80,000,000~~115,000,000 per fiscal year, so long as no Event of Default has occurred and is continuing or would result after giving effect to the declaration and payment of such dividends;
(v)each Loan Party may grant Equity Interests in the ordinary course of business to employees, directors and contractors and make any payments related to such Equity Interests in the ordinary course of business;
(vi)Holdings may declare and pay dividends on the Preferred Equity in an amount per fiscal year not to exceed the sum of (x) $73,000,000 plus (y) any amount under clause (x) not used in any prior fiscal year, so long as no Event of Default under Section (a), (b), (i), (j) or (k) of Article VII exists;
(vii)in connection with the Transactions; ~~and~~
(viii)Holdings may repurchase, redeem, retire or otherwise acquire for value its Equity Interests  (in addition to the capacity provided for in reliance upon any other clause of this Section 6.08(a)) in an aggregate amount not to exceed $~~75,000,000~~125,000,000 per fiscal year, so long as no Event of Default has occurred and is continuing or would result after giving effect to such repurchase, redemption, retirement or other acquisition for value~~.~~; and

(ix)so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, (A) Holdings may repurchase, redeem, retire or otherwise acquire for value the Preferred Equity in an aggregate amount not to exceed the amount of Excess Note Proceeds and (B) within twelve months of the consummation of the WIS Disposition Transactions, Holdings may repurchase, redeem, retire or otherwise acquire for value its Equity Interests in an aggregate amount not to exceed $150,000,000 (in each case, in addition to the capacity provided for in reliance upon any other clause of this Section 6.08(a)).
For greater certainty, the Borrowers may elect from time to time to consider Restricted Payments as falling within one or more of the categories above and may divide Restricted Payments among two or more categories. The restrictions set forth in any subpart of this Section by way of description of any Restricted Payments shall not be deemed to require that any Restricted Payments meeting such description be placed in such subpart for purposes of determining compliance with this Section.
The restrictions set forth above shall not operate to prevent the making of dividends or repurchases previously declared by Holdings so long as (x) at the declaration date, such dividend or repurchase was permitted by the foregoing and (y) such dividend or repurchase is consummated within the earlier of 60 days and any date under applicable law on which such dividend or repurchase must be consummated.
(b)No Loan Party will, nor will it permit any Subsidiary (other than (i) Unrestricted Subsidiaries or (ii) Excluded Subsidiaries which are not Loan Parties) to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(i)payment of Indebtedness created under the Loan Documents;
(ii)payment of regularly scheduled interest and principal payments (including any mandatory prepayment) as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(iii)refinancings of Indebtedness to the extent permitted by Section 6.01;
(iv)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(v)payment of Indebtedness owed by a Loan Party or Restricted Subsidiary of a Loan Party to any other Loan Party or Subsidiary of a Loan Party, provided that (A) such Indebtedness is permitted by Section 6.01 and (B) no Loan Party shall be permitted to make any payment in respect of any Indebtedness to any Subsidiary which is not a Loan Party if (x) an Event of Default has occurred and is continuing or would result therefrom or (y) such payment would be prohibited by the subordination provisions of such Indebtedness;
(vi)payment of Indebtedness of a Loan Party or Restricted Subsidiary (other than those made in reliance on any other paragraph of this Section 6.08), so long as at the time of and after giving effect to such payment, either, the conditions set forth in clauses (a), (b) and (d) of the definition of Payment Conditions are satisfied with respect to such payment or, such payment is of, or with respect to, the 2025 Senior Notes;
(vii)payments and prepayments of Indebtedness (other than those made in reliance on any other paragraph of this Section 6.08) in an aggregate amount not to exceed the greater of $50,000,000 and 5% of EBITDA per fiscal year, so long as no Event of Default has occurred and is continuing or would result after giving effect to any such payment or prepayment;

(viii)payments and prepayments of Indebtedness made with the proceeds of the issuance of Equity Interests by Holdings or any of its subsidiaries (to the extent such proceeds are contributed to the Borrower or any Restricted Subsidiary) within nine months of the receipt of such proceeds; and
(ix)in connection with the Transactions.
For greater certainty, the Borrowers may elect from time to time to consider payments in respective of Indebtedness as falling within one or more of the categories above and may divide such payments among two or more categories. The restrictions set forth in any subpart of this Section by way of description of any such payments shall not be deemed to require that any payments meeting such description be placed in such subpart for purposes of determining compliance with this Section.
SECTION 6.09Transactions with Affiliates. Except as otherwise permitted by this Agreement, no Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are on terms and conditions, when taken as a whole, not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among: (i) any U.S. Loan Parties; or (ii) any Canadian Loan Parties (provided that, for purposes of this clause (b), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party), (c) investments permitted by Section 6.04, (d) Indebtedness permitted under Section 6.01, (e) asset sales (including sale and lease back transactions permitted by Section 6.06) permitted by Section 6.05; (f) Restricted Payments permitted by Section 6.08, (g) loans or advances to employees permitted under Section 6.04, (h) the payment of reasonable fees to directors of any Loan Party who are not employees of such Loan Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties in the ordinary course of business and (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Loan Party’s board of directors.
SECTION 6.10Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of the Collateral, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Fourth Restatement Date with respect to documents identified on Schedule 6.10 or any extension or renewal of, or any amendment, modification or replacement of such documents (to the extent such extension, renewal, amendment, modification or replacement is not prohibited by this Agreement) which does not expand the scope of, any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the purchase agreements pending such sale or purchase, as applicable, (iv) the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to Indebtedness of a special purpose entity if such restriction applies to the creation of Liens on the assets of such special purpose entity or limits such special purpose entity from paying dividends or distributions in respect of such special purpose entity’s income or property, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and (vii) the foregoing shall not apply to restrictions imposed by any Senior Notes Indenture, any Permitted Term Loan Agreement or any agreement governing Indebtedness entered into after the Fourth Restatement Date and permitted under Section 6.01(l); provided that such restrictions contained in such Senior Notes Indenture, such Permitted Term Loan Agreement or other agreement (x) taken as a whole, in the good faith judgment of the Borrower Representative, are no more restrictive with respect to the Loan Parties than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), and (y) do not adversely affect the ability of the Loan Parties (A) to make any payments required to be paid by the Loan Parties with respect to the Obligations or (B) to grant Liens on the Collateral in favor of the Administrative Agent.

SECTION 6.11Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any term or provision of (a) the Receivables Securitization Agreements, except for amendments to the Receivable Securitization Agreements which do not adversely affect the Collateral, the Receivables Intercreditor Agreement or the Administrative Agent’s rights thereunder; (b) any Permitted Term Debt Documents in any manner which would violate the applicable Permitted Term Debt Intercreditor Agreement; (c) any Senior Notes Indentures, or its certificate of incorporation, by-laws, operating, memorandum of association, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver of any instrument, contract or agreement described in this clause (c) would be materially adverse to the Lenders, or (d) any other document evidencing any Material Indebtedness (other than Indebtedness described in clauses (a), (b) or (c) of this Section 6.11), to the extent any such amendment, modification or waiver would be materially adverse to the Lenders (it being understood and agreed that no such amendment, modification or waiver shall be deemed adverse to the Lenders if, after giving effect to such amendment, modification or waiver, assuming such Indebtedness was not outstanding, the Borrowers and their Subsidiaries would be able to incur Indebtedness on such terms pursuant to Section 6.01).
SECTION 6.12Fixed Charge Coverage Ratio. If a Fixed Charge Coverage Trigger Event shall occur, the Loan Parties will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 (a) as of the last day of the fiscal quarter which has ended immediately prior to such Fixed Charge Coverage Trigger Event and for which financial statements are available or are required to be delivered hereunder (the “Initial Test Date”) and (b) as of the last day of each fiscal quarter ending after such Initial Test Date until the Fixed Charge Coverage Trigger Period shall no longer be continuing.
SECTION 6.13Designation of Subsidiaries. No Loan Party will designate any Restricted Subsidiary as an Unrestricted Subsidiary unless (i) the Borrower Representative delivers a written notice to the Administrative Agent of such designation, (ii) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such designation, the Total Leverage Ratio is less than 4.75 to 1.00 as of the last day of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such designation for which the financial statements and certificates required by Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(d), have been delivered and, as a condition precedent to the effectiveness of any such designation, the Borrower Representative shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance, (iv) such Subsidiary is not designated as a “Restricted Subsidiary” (or the equivalent) for the purpose of any Senior Notes, any Subordinated Indebtedness of the Loan Parties or any Permitted Term Debt Documents and is not otherwise generally subject to the representations, warranties, covenants and events of default under any Senior Notes, any Subordinated Indebtedness of the Loan Parties or such Permitted Term Debt Documents, (v) such Restricted Subsidiary and its subsidiaries do not own any Equity Interests or Indebtedness of, or own or hold any Lien on, any property of any Loan Party, (vi) such Subsidiary or such Subsidiary’s subsidiaries have not at the time of designation, and do not, thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of any Loan Party, (vii) such Subsidiary is not WESCO Receivables or any Subsidiary which holds any Equity Interests or Indebtedness of WESCO Receivables, (viii) the revenues of such Subsidiary, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Subsidiaries for such period, (ix) the revenues of such Subsidiary, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, when taken together with the revenues of all Unrestricted Subsidiaries were less than 15% of the consolidated revenues of Holdings and its Subsidiaries for such period, (x) the consolidated assets of such Subsidiary, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year, and (xi) the consolidated assets of such Subsidiary, as of end of any fiscal year, when taken together with the consolidated assets of all Unrestricted Subsidiaries were less than 15% of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year (in the case of each of the foregoing clauses (viii) through (xi), as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment therein by such Borrower and its Restricted Subsidiaries, as applicable, at the date of designation in an amount equal to the fair market value of the applicable parties’ investment therein (the fair market value of such investment to be calculated without regard to any guarantee provided by such designated or re designated Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any

Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by such Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Borrower’s and its Restricted Subsidiaries’ (as applicable) Investment in such Subsidiary. Notwithstanding anything to the contrary herein, any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary may not be subsequently redesignated as an Unrestricted Subsidiary.
SECTION 6.14Canadian Defined Benefit Plans. None of the Canadian Loan Parties shall, (a) without the consent of the Administrative Agent (not to be unreasonably withheld) maintain, administer, contribute or have any liability in respect of any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada) (“Canadian Defined Benefit Plan”) (other than the Canadian Defined Benefit Plans listed in Schedule 3.10 on the Fourth Restatement Date or any Canadian Defined Benefit Plan sponsored, maintained, administered or contributed to by a Person described in clause (b) of this Section 6.14) or (b) acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan if such acquisition would, or could reasonably be expected to, result in a Material Adverse Effect.
ARTICLE VII.    Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)any representation or warranty made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in: (i) Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), Section 5.08 or in Article VI of this Agreement, or (ii) Article IV or Article VII of the Canadian Security Agreement or the U.S. Security Agreement;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute an event of default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such failure or notice thereof from the Administrative Agent if such failure relates to terms or provisions of Section 5.01(a), (b), (c), (d), (f), (g) or (h), (ii) 5 days after the earlier of any Loan Party’s knowledge of such failure or notice thereof from the Administrative Agent if such failure relates to terms or provisions of Section 5.01 (other than those which constitute an event of default under clause (e)(i) of this Article VII), (iii) 10 days after the earlier of any Loan Party’s knowledge of such failure or notice thereof from the Administrative Agent if such failure relates to terms or provisions of Section 5.02 (other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party’s existence) through 5.06, 5.09, 5.10, 5.12 or 5.14 of this Agreement or (iv) 30 days after the earlier of any Loan Party’s knowledge of such failure or notice thereof from the Administrative Agent if such failure relates to terms or provisions of any other Section of this Agreement or any other Loan Document;
(f)any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period set forth in the documents governing such Material Indebtedness);

(g)any “Termination Event” (or any other similar event) occurs under the Receivables Securitization Agreements (as “Termination Event” is defined therein);
(h)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party, a Significant Subsidiary or WESCO Receivables or its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for any Loan Party, any Significant Subsidiary or WESCO Receivables or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)any Loan Party, any Significant Subsidiary or WESCO Receivables shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (k) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for such Loan Party, such Significant Subsidiary or WESCO Receivables or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(k)any Loan Party, any Significant Subsidiary or WESCO Receivables shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by insurance as to which the relevant insurance company has not disputed coverage) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment or any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(m)(i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or (ii) a Pension Event shall occur which, in the Administrative Agent’s determination, constitutes grounds for the termination under any applicable law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if a Loan Party or any of its Subsidiaries is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan and any such event may reasonably be expected to have a Material Adverse Effect or any Canadian Loan Party is in default of or with respect to any required contributions to a Canadian Pension Plan or a Canadian Union Plan or any Lien arises (except for contribution amounts not yet due) in connection with any Canadian Pension Plan and any such event may reasonably be expected to have a Material Adverse Effect;
(n)a Change in Control shall occur;

(o)the Loan Guaranty, the Canadian Guarantee or any other Guarantee shall fail to remain in full force or effect (other than in accordance with its terms) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, the Canadian Guarantee or any other Guarantee, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty, the Canadian Guarantee or any other Guarantee to which it is a party, or shall give notice to such effect (except, in each case, as a result of the discharge of such Loan Guarantor’s obligations under the Loan Guaranty, the Canadian Guarantee or any other Guarantee in accordance with the terms of the Loan Guaranty, the Canadian Guarantee or such other Guarantee);
(p)any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected first priority security interest in any portion of the ABL Priority Collateral having a value in excess of $75,000,000 which is purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document other than as a result of any action or inaction within the control of the Administrative Agent; or
(q)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), in each case, other than in connection with a termination of such Loan Document (or, with respect to any Loan Party, the release of such Loan Party from its obligations under such Loan Document) in accordance with the terms hereof or thereof;
then, and in every such event (other than an event with respect to the Borrowers described in clauses (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, (ii) require the deposit of cash collateral pursuant to Section 2.06(k) hereto, or (iii) declare the Loans and other Obligations then outstanding to be due and payable in whole (or in part, in which case any Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clauses (i) or (j) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and the deposit of cash collateral required under Section 2.06(k) shall be automatically required. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to it under the Loan Documents or at law or equity, including all remedies provided under the UCC and the PPSA. Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not deliver a notice to the U.S. Borrowers instructing ~~such Borrowers~~all U.S. Loan Parties to terminate and cease all transfers of Receivables (as defined in the Receivables Intercreditor Agreement) from the U.S. ~~Borrowers~~Loan Parties to WESCO Receivables prior to the occurrence of one or more of the following: (A) an Event of Default under paragraphs (i), (j) or (k) of this Article VII or (B) any declaration by the Administrative Agent that the Loans and other Obligations are due and payable pursuant to clause (ii) of this paragraph.
Notwithstanding anything to the contrary in Article III or in this Article VII, during the Clean-Up Period, any representation or warranty (other than the Specified Representations and the Anixter Acquisition Agreement Representations) made by Anixter or any of its Subsidiaries in connection with the Transactions that would have been breached or inaccurate, or any other default, arising by reason of any matter or circumstance relating to Anixter or any of its Subsidiaries with respect to the Transactions (were it not for this paragraph), shall be deemed not to constitute a breach of or a default for all purposes under the Loan Documents, and for so long as the circumstances giving rise thereto (a) are capable of being remedied within the Clean-Up Period and Holdings or any of its subsidiaries is taking appropriate steps to remedy such circumstances and (b) do not have and are not reasonably likely to have a Material Adverse Effect on the business, property, operations or financial condition of Holdings and its subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lender Parties; provided that such Clean-Up Period shall not apply with respect to any representation, warranty or default in respect of the Aggregate Borrowing Base, the Canadian Borrowing Base or the U.S. Borrowing Base.
ARTICLE VIII.    The Administrative Agent
(a) Appointment of Administrative Agent.
As of the Fourth Restatement Date, upon the consummation of the Transactions, each Existing Administrative Agent shall cease to be an “Administrative Agent,” an “Agent,” and a “Canadian Administrative Agent,” as applicable, under the Existing Credit Agreement. The Lenders, the Borrowers and Holdings hereby waive any notice requirement provided for under the Existing Credit Agreement with respect to the resignation of the Existing Administrative Agents and the appointment of Barclays as successor Administrative Agent.
Each of the Lender Parties hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
(b) Canadian Considerations.
Without limiting the generality of the paragraph above, for the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Québec, between each Lender Party, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party, each such Lender Party and the Administrative Agent acknowledge and agree with the Administrative Agent that each such Lender Party and the Administrative Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each such Loan Party to the Administrative Agent and each such Lender Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”). Each Loan Party which is not a signatory of this Agreement but is or may become a signatory to any other Loan Documents shall be deemed to have accepted the provisions contained in this paragraph by its execution of such other Loan Documents. Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Loan Party is irrevocably bound towards the Administrative Agent and each Lender Party in respect of the entire Solidary Claim of the Administrative Agent and such Lender Party. As a result of the foregoing, the parties hereto acknowledge that the Administrative Agent and each Lender Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Lender Party and the right to give full acquittance for same. The parties further agree and acknowledge that the Administrative Agent’s Liens on the Collateral under the Collateral Documents shall be granted to the Administrative Agent, for its own benefit and for the benefit of the Lender Parties, as solidary creditor as hereinabove set forth.
In addition, and without limiting any of the foregoing, for the purposes of holding any security granted by any Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each of the Lender Parties hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) and hypothecary representative (in such capacity, the “Attorney”) of the Lender Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Lender Parties hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lender Parties to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lender Parties, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender Party, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender Party, all actions taken by the Custodian in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.
All services rendered in Canada under this Agreement or any other Loan Document to be performed by the Administrative Agent will be performed by a Canadian resident for purposes of the ITA or an authorized foreign bank for purposes of the Bank Act (Canada).
(c)    Rights as Lender Unimpaired.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(d) Limitation on Obligations and Duties of the Administrative Agent.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a)  the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own bad faith, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender Party, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the adequacy, accuracy or completeness of any information (whether oral or written) set forth or in connection with any Loan Document, (v) the legality, the validity, enforceability, effectiveness, adequacy or genuineness of any Loan Document or any other agreement, instrument or document, (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vii) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any representation, notice, request, certificate, consent, statement, instrument, document or other writing or communication believed by it to be genuine, correct and to have been authorized, signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made or authorized by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent thereof may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(e) Resignation of Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers (and, so long as no Event of Default described in clauses (a), (i), (j) or (k) of Article VII shall have occurred and be continuing, subject to the prior written consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed)), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank and shall be reasonably acceptable to the Borrowers. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest and hypothecs granted to the Administrative Agent under any Collateral Document for the benefit of the Lender Parties, the retiring Administrative Agent shall continue to be vested with such security interest and hypothecs as collateral agent for the benefit of the Lender Parties and, in the case of any Collateral in the possession of the Administrative Agent shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
(f) Additional Lender Acknowledgements.
Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
The Bookrunners and the Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their capacities, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Bookrunners and Lead Arrangers, as it makes with respect to the Administrative Agent in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
The Administrative Agent, in its capacity as such, is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lender Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lender Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Lender Parties.
Each of the Lender Parties hereby agrees that the Administrative Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, contemplated by or as requested by the Loan Parties in connection with the incurrence of debt and/or liens permitted, the terms of this Credit Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01) on its behalf and agrees to be bound by the terms thereof.
(g) Erroneous Payments.
Each Lender and each Issuing Bank (and each Participant of any of the foregoing, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Bank (any of the foregoing, a “Payment Recipient”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.
Without limitation of the preceding paragraph, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
Any Payment required to be returned by a Payment Recipient under this Section shall be made in same-day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
The Borrower and each other Subsidiary hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Subsidiary except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Subsidiary.
Each party’s obligations, agreements and waivers under this Section shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Aggregate Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Notwithstanding anything to the contrary herein or in any other Loan Document, this Section will not create any additional obligations of the Loan Parties under the Loan Documents or otherwise increase or alter the Obligations.
ARTICLE IX.    Miscellaneous
SECTION 9.01Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:
(i)if to any Loan Party, to the Borrower Representative at:
WESCO Distribution, Inc.
Suite 700

225 West Station Square Drive
Pittsburgh, PA 15219
Attention: Treasurer
Email: BBegg@wesco.com
with copies to:
WESCO Distribution, Inc.
Suite 700
225 West Station Square Drive
Pittsburgh, PA 15219
Attention: General Counsel
Email: DLazzaris@wesco.com
Jones Day
901 Lakeside Avenue
Cleveland, OH 44114-1190
Attention: Kevin Samuels
Email: kmsamuels@jonesday.com
(ii)if to the Administrative Agent or the Swingline Lender, to:
Barclays Bank PLC
745 Seventh Avenue, 8th Floor
New York, NY 10019
Attention: Arup Ghosh
Email: arup.ghosh@barclays.com
(iii)if to any other Lender or any Issuing Bank, to it at its address, facsimile number or electronic mail address set forth in its Administrative Questionnaire or in any other writing delivered by any such Person to the Administrative Agent.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance or Default certificates delivered pursuant to Section 5.01 or unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Any party hereto may change its address, electronic mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)Electronic Systems.
(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (collectively, an “Electronic System”).
(e)(i)    Although the Electronic System and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Fourth Restatement Date, a user ID/password authorization system) and the Electronic System is secured through a per-deal authorization method whereby each user may access the Electronic System only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Electronic System, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and each Borrower hereby approves distribution of the Communications through the Electronic System and understands and assumes the risks of such distribution.
(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
(iii)Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Electronic System shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(iv)Each of the Lenders, Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Electronic System in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(v)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders Parties, hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Lender Party may have had notice or knowledge of such Default at the time.
(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower Representative and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (to the extent it is a party to such Loan Document) and each Loan Party that is a party thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the U.S. Commitment or Canadian Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than any waiver of default interest or any increase in any commitment fee or participation fee during an Event of Default made with the consent of the Required Lenders), or reduce or forgive any interest or fees (other than any waiver of default interest made with the consent of the Required Lenders) payable hereunder, without the written consent of each Lender directly affected thereby (including any such Lender that is a Defaulting Lender), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, postpone the scheduled date of expiration of the Revolving Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.18(b) in any manner adverse to any Lender without such Lender’s consent or in a manner that would alter the manner in which payments are shared, without the written consent of each Lender affected thereby, (E) increase the advance rates set forth in the definition of Canadian Borrowing Base or U.S. Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Revolving Lenders, (F) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (G) release any Loan Guarantor from its obligation under its Loan Guaranty or Canadian Guarantee (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (H) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lenders and the Issuing Banks). Notwithstanding the foregoing, (x) the Administrative Agent may also amend the Revolving Commitment Schedule to reflect assignments entered into pursuant to Section 9.04 and (y) any amendment entered into in connection with an Aggregate Commitment Increase or a Canadian Sublimit Increase pursuant to Section 2.09(f) or Section 2.09(g), as applicable, shall require only the signature of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Revolving Commitment(s) or Canadian Commitments, as applicable, except as otherwise provided in such Section 2.09(f).
(c)The Lender Parties hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release (x) any guaranty provided by an Excluded Subsidiary and (y) any Liens granted to the Administrative Agent by the Loan Parties or the Canadian Loan Parties or their respective Subsidiaries, as the case may be, on any Collateral (i) upon the termination of all Revolving Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender Party, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Canadian Guarantee provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) constituting an Account originated by a Loan Party which has been sold or otherwise transferred to WESCO Receivables pursuant to the Receivables Securitization Agreements; (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII; (vi) that constitutes Excluded Collateral (as defined in the U.S. Security Agreement or the Canadian Security Agreement), or (vii) otherwise having a value in the aggregate not in excess of $40,000,000 during any calendar year. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral valued in the aggregate (A) in excess of $40,000,000 but not in excess of $100,000,000 during any calendar year without the prior written authorization of the Required Lenders; and (B) in excess of $100,000,000 during any calendar year without the prior written authorization of the Supermajority Revolving Lenders; provided that the consent of all Lenders shall be required for a release of all or substantially all of the Collateral as provided in Section 9.02(b)(H). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(d)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent (1) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04 and (2) such assignee bank or other entity shall have consented to the applicable amendment, waiver or consent, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic System as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.
(e)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of one U.S. counsel and one Canadian counsel to the Administrative Agent and its Affiliates (and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to all such persons, taken as a whole)), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the applicable Issuing

Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof. Subject to the limitations set forth herein or in the Collateral Documents, expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred by the Administrative Agent and its Affiliates in connection with:
(i)appraisals and insurance reviews;
(ii)field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;
(iii)taxes, fees and other charges for (A) lien searches and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;
(iv)sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(v)forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
(b)The Borrowers shall, jointly and severally (subject to Section 12.01), indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of counsel for any Indemnitee but limited, in the case of legal fees and expenses, to one counsel to such Indemnitees taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected indemnified persons, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower, any other Loan Party or any shareholder or Affiliate of any Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries resulting in any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnitee (or any of its Related Parties), in each case as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) any disputes solely among Indemnitees and not arising out of any act or omission of the Loan Parties or any of their respective

Subsidiaries or Affiliates. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Swingline Lender or such Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Loan Parties’ failure to pay any such amount shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Swingline Lender or such Issuing Bank in its capacity as such.
(d)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than to the extent such damages are determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph 9.04(b)(ii) below, any Lender may assign to one or more Persons (other than (x) a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), (y) a Defaulting Lender or (z) the Loan Parties or any of their Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it):
(A)with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Borrower Representative (which consent shall be deemed to have been given by the Borrower Representative if the Borrower Representative shall not have responded within five Business Days of a request for such consent), provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld); and
(C)with the prior written consent of the Issuing Banks (such consent not to be unreasonably withheld).

(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Electronic System as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its United States offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to the following paragraph, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Aggregate Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Aggregate Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank (or to any other central bank having jurisdiction over such Lender), and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless such Letter of Credit has been cash collateralized in accordance with Section 2.06(k)) and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks; provided, however, that if the laws of any jurisdiction other than the State of New York shall govern in regard to the validity, perfection or effect of perfection of any Lien or in regard to procedural matters affecting enforcement of any Liens on all or any party of the Collateral, such laws of such other jurisdictions shall continue to apply to that extent.
(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. federal or New York State court sitting in New York County, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court; provided that claims with respect to Canadian Loan Documents may, as provided therein, also be tried in the courts of the Province of Ontario. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. Any judicial proceeding by any Loan Party party hereto against the Administrative Agent or any Lender or any affiliate of the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or any other Loan Document (other than the Canadian Loan Documents) shall be brought only in a court in New York, New York.
(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)Each Canadian Loan Party party hereto hereby irrevocably appoints the Borrower Representative as its agent for service of process with respect to this Agreement and each other Loan Document and all other related agreements to which it is a party (the “Process Agent”) and the Borrower Representative hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to each Canadian Loan Party party hereto all legal process addressed to such Canadian Loan Party received by the Process Agent. Each Canadian Loan Party party hereto hereby agrees that the failure of the Borrower Representative to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. To the extent any Canadian Loan Party party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Canadian Loan Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and each other Loan Document.
SECTION 9.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a non-confidential basis from a source other than the Borrowers unless such Lender Party knows that such information was obtained in violation of any confidentiality agreement or arrangement. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Lender Party on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the Fourth Restatement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
SECTION 9.13Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrowers and the other Loan Parties, which information includes the names and addresses of Holdings, the Borrowers and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrowers and the other Loan Parties in accordance with the USA Patriot Act.
SECTION 9.15Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
SECTION 9.16Appointment for Perfection. Each Lender Party hereby appoints each other Lender Party as its agent for the purpose of perfecting Liens, for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be, in assets which, in accordance with Article 9 of the UCC, the PPSA, the Securities Transfer Act (Ontario) or any other applicable law can be perfected only by possession. Should any Lender Party (other than the Administrative Agent) obtain possession of any such Collateral, such Lender Party shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.17Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate (in the case of dollar denominated amounts) or the Canadian Overnight Rate (in the case of Canadian Dollar denominated amounts) to the date of repayment, shall have been received by such Lender.
SECTION 9.18Judgment Currency Conversion. (a) The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in dollars or in Canadian Dollars, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Loan Party of the full amount of the Obligation Currency expressed to be payable to the applicable Loan Party under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Administrative Agent’s quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties each covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Any amount due from a Loan Party under this Section 9.18 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
SECTION 9.19Canadian Anti-Money Laundering Legislation. (a) Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lender Parties may be required to obtain, verify and record information regarding the Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby. Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender Party or any prospective assignee or Participant of a Lender, any Issuing Bank or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
(b)If the Administrative Agent has ascertained the identity of any Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:
(i)shall be deemed to have done so as an agent for each Lender Party, and this Agreement shall constitute a “written agreement” in such regard between each Lender Party and the Administrative Agent within the meaning of the applicable AML Legislation; and
(ii)shall provide to each Lender Party copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lender Parties agrees that the Administrative Agent has no obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender Party, or to confirm the completeness or accuracy of any information it obtains from any Borrower or any such authorized signatory in doing so.
SECTION 9.20Lender Loss Sharing Agreement. (a) Definitions. As used in this Section 9.20, the following terms shall have the following meanings:
(i)“CAM” means the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 9.20(b).
(ii)“CAM Exchange” means the exchange of the U.S. Lenders’ interests and the Canadian Lenders’ interests provided for in Section 9.20(b).
(iii)“CAM Exchange Date” means the first date after the Fourth Restatement Date on which there shall occur (a) any event described in paragraphs (i), (j) or (k) of Article VII with respect to any Borrower, or (b) an acceleration of Loans and termination of the Revolving Commitments pursuant to Article VII.
(iv)“CAM Percentage” means as to each Lender, a fraction, (a) the numerator of which shall be the aggregate amount of such Lender’s Revolving Commitments immediately prior to the CAM Exchange Date and the termination of the Revolving Commitments, and (b) the denominator of which shall be the amount of the Revolving Commitments of all the Lenders immediately prior to the CAM Exchange Date and the termination of the Revolving Commitments.
(v)“Designated Obligations” means all Obligations of the Borrowers with respect to (a) principal and interest under the Loans, (b) unreimbursed drawings under Letters of Credit and interest thereon and (c) fees under Section 2.12.
(vi)“Revolver Facility” means the facility established under the U.S. Commitments and the Canadian Commitments.

(b)CAM Exchange.
(i)On the CAM Exchange Date,
(A)the U.S. Commitments and the Canadian Commitments shall have terminated in accordance with Article VII;
(B)each U.S. Lender shall fund its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05 of this Agreement, and each Canadian Lender shall fund its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05;
(C)each U.S. Lender shall fund its participation in any unreimbursed LC Disbursements made under the U.S. Letters of Credit in accordance with Section 2.06(e), and each Canadian Lender shall fund its participation in any unreimbursed LC Disbursements made under the Canadian Letters of Credit in accordance with Section 2.06(e); and
(D)the Lenders shall purchase in dollars at par interests in the Designated Obligations under each Revolver Facility (and shall make payments in dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse Issuing Banks for unreimbursed LC Disbursements under outstanding Letters of Credit under such Revolver Facility such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Commitments and the Canadian Commitments in which it shall have participated immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.
(ii)Each Lender and each Person acquiring a participation from any Lender as contemplated by this Section 9.20 hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to the Lenders all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(iii)As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to the Lenders, pro rata in accordance with their respective CAM Percentages.
(iv)In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the U.S. Borrowers or the Canadian Borrowers, if applicable, then each Lender shall promptly reimburse such Issuing Bank in dollars for the Dollar Amount of its CAM Percentage of such unreimbursed payment.
Notwithstanding any other provision of this Section 9.20, each Lender Party agrees that if any Lender Party is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify any Lender Party with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by any Lender Party subject to such withholding to any other Lender Party making such withholding and paying over such amounts, but without diminution of the rights of such Lender Party subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 9.20, having been paid to such Lender Party to which such withholding or deduction was made.
SECTION 9.21Restatement. (a) As of the Fourth Restatement Date, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended, restated, replaced and superseded in their entirety by this Agreement, provided that (a) nothing herein shall impair or adversely affect the continuation of the liability and obligations of the Loan Parties under the Existing Credit Agreement, as amended hereby, (b) nothing herein shall be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of the Loan Parties evidenced by or arising under the Existing Credit Agreement or the other Existing Loan Documents, as amended hereby, and (c) nothing herein shall be construed to impair, limit, terminate, release or adversely affect the liens and security interests in favor of the Administrative Agent securing such Indebtedness and other obligations and liabilities.
(b)    Each Loan Party and each Lender Party that is a party to the Existing Credit Agreement immediately prior to the Fourth Restatement Date hereby: (i) acknowledges and agrees that such Person has received and fully reviewed the Agency Transfer Agreement; (ii) consents to the execution and delivery by each of JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch in their respective capacities as Existing Administrative Agents, of the Agency Transfer Agreement, the resignation by each of Existing Administrative Agents from their respective roles as U.S. administrative agent and Canadian administrative agent under the Existing Credit Agreement, and the appointment of Barclays Bank PLC as Administrative Agent under this Agreement; (iii) waives all notice requirements under the Existing Credit Agreement with respect to the resignation of the Existing Administrative Agents and the appointment of the Administrative Agent; (iv) agrees to all of the terms and provisions of the Agency Transfer Agreement; and (v) agrees that from and after the Fourth Restatement Date, neither of the Existing Administrative Agents shall have any duties, responsibilities, obligations or other liabilities to any Lender Party in respect of any agency role under this Agreement or any duties, responsibilities, obligations or other liabilities to any Loan Party or Lender Party under the Existing Credit Agreement, except as otherwise set forth in the Agency Transfer Agreement. Each of the Existing Administrative Agents shall be entitled to rely upon the agreements of the Loan Parties and the Lender Parties set forth in this Section 9.21(b).
SECTION 9.22Permitted Term Debt Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that from and after the date of incurrence of any Permitted Term Debt, the Liens and security interest granted to the Administrative Agent pursuant to the Collateral Documents and the exercise of any right or remedy by such Administrative Agent thereunder are subject to the provisions of the applicable Permitted Term Debt Intercreditor Agreement. In the event of any conflict between the terms of the applicable Permitted Term Debt Intercreditor Agreement and the Collateral Documents, the terms of such Permitted Term Debt Intercreditor Agreement shall govern and control.
SECTION 9.23No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by this Agreement, the Loan Parties acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Administrative Agent, the Bookrunners, the Lead Arrangers, the Lenders or any of their respective Affiliates are arm’s-length commercial transactions between the Loan Parties and such Person or Persons; (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents; (b) each of the Administrative Agent, the Bookrunners, the Lead Arrangers, the Lenders and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth herein or therein; and (c) the Administrative Agent, the Bookrunners, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to the Loan Parties or their Affiliates. To the fullest extent permitted by applicable law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Bookrunners, the Lead Arrangers, the Lenders and their respective Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by this Agreement or any other Loan Document.

SECTION 9.24Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s funding of, entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Revolving Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 9.25Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is the Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.26Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X.    [Reserved.]
ARTICLE XI.    The Borrower Representative
SECTION 11.01Appointment; Nature of Relationship. WESCO Distribution, Inc., a Delaware corporation, is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, subject to the limits as between Canadian Borrowers and U.S. Borrowers contained in this Agreement. None of the Lender Parties and their respective officers, directors, agents or employees, shall be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.
SECTION 11.02Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lender Parties to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.
SECTION 11.03Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
SECTION 11.04Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or unmatured Default hereunder referring to this Agreement describing such Default or unmatured Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lender Parties. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.
SECTION 11.05Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lender Parties.
SECTION 11.06Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Lender Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.
SECTION 11.07Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of any certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

ARTICLE XII.    Limitations on Obligations of Canadian Loan Parties
SECTION 12.01Limitations. Notwithstanding provision to the contrary set forth in this Credit Agreement or any of the Loan Documents, the obligations of the Canadian Loan Parties (other than the Canadian Cross-Border Loan Guarantors), ~~WDINESCO III B.V. and~~ Anixter Mid Holdings B.V. shall be limited to the Canadian Obligations and in no event shall any Canadian Loan Party (other than the Canadian Cross-Border Loan Guarantors) ~~or WDINESCO III B.V.~~ or Anixter Mid Holdings B.V. be liable for, guarantee or otherwise have any obligation with respect to, nor shall any such entity’s assets secure any U.S. Secured Obligations, whether arising under any provisions of such documents relating to guaranty, set off, contribution, subrogation, indemnity, requirements to post collateral, use of deposits or otherwise. For the avoidance of doubt, this Section 12.01 shall have no application to the loss sharing agreement set forth in Section 9.20.
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